                                                                    EXHIBIT 4.12

================================================================================

                             VENTAS SPECIALTY I, LLC
                                  as Depositor,

                            FIRST UNION NATIONAL BANK
                        as Servicer and Special Servicer,

                        LASALLE BANK NATIONAL ASSOCIATION
                      as Trustee and as Tax Administrator,

                                       and

                               ABN AMRO BANK N.V.
                                as Fiscal Agent,

                          TRUST AND SERVICING AGREEMENT

                          Dated as of December 12, 2001

                                  $225,000,000

                                  Ventas Trust
                  Commercial Mortgage Pass-Through Certificates
                               Series 2001-VENTAS

================================================================================

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----

ARTICLE I. DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN
                CALCULATIONS IN RESPECT OF THE MORTGAGE ............................   1

        SECTION 1.01.   Defined Terms. .............................................   1
        SECTION 1.02.   General Interpretive Principles. ...........................  40
        SECTION 1.03.   Certain Calculations in Respect of the Mortgage Pool. ......  40

ARTICLE II. CONVEYANCE OF THE MORTGAGE LOAN; REPRESENTATIONS AND WARRANTIES;
                ISSUANCE OF REGULAR CERTIFICATES, AND THE RESIDUAL
                CERTIFICATES .......................................................  42

        SECTION 2.01.   Conveyance of the Mortgage Loan. ...........................  42
        SECTION 2.02.   Acceptance of Mortgage Assets by Trustee. ..................  44
        SECTION 2.03.   Representations and Warranties of the Depositor. ...........  46
        SECTION 2.04.   Representations and Warranties of the Servicer. ............  49
        SECTION 2.05.   Representations and Warranties of the Special Servicer. ....  50
        SECTION 2.06.   Representations and Warranties of the Trustee, Fiscal
                        Agent and Tax Administrator. ...............................  52
        SECTION 2.07.   Designation of the Certificates. ...........................  54
        SECTION 2.08.   Creation of the REMIC Pool; Issuance of the Regular
                        Certificates and the Residual Interest. ....................  54
        SECTION 2.09.   Breaches of Representations and Warranties. ................  56

ARTICLE III. ADMINISTRATION AND SERVICING OF THE TRUST FUND ........................  58

        SECTION 3.01.   Administration of the Mortgage Loan. .......................  58
        SECTION 3.02.   Collection of Mortgage Loan Payments. ......................  59
        SECTION 3.03.   Taxes, Assessments and Similar Items. ......................  59
        SECTION 3.04.   Collection Account and Distribution Account. ...............  61
        SECTION 3.05.   Permitted Withdrawals From the Collection Account,
                        and the Distribution Account. ..............................  63
        SECTION 3.06.   Investment of Funds in the Collection Account, the
                        Impositions and Insurance Reserve Sub-Account, Reserve
                        Accounts and the REO Account. ..............................  66
        SECTION 3.07.   Maintenance of Insurance Policies; Errors and Omissions
                        and Coverage. ..............................................  68
        SECTION 3.08.   Enforcement of Alienation Clauses. .........................  71
        SECTION 3.09.   Realization Upon Defaulted Mortgage Loan. ..................  72
        SECTION 3.10.   Trustee to Cooperate; Release of Mortgage File. ............  74
        SECTION 3.11.   Servicing and Special Servicing Compensation; Interest
                        on and Reimbursement of Servicing Advances; Payment of
                        Certain

                      Expenses; Obligations of the Trustee and the Fiscal Agent
                      Regarding Back-up Servicing Advances. ......................   76
      SECTION 3.12.   Property Inspections; Collection of Financial Statements;
                      Delivery of Certain Reports. ...............................   79
      SECTION 3.13.   Annual Statement as to Compliance. .........................   84
      SECTION 3.14.   Reports by Independent Public Accountants. .................   84
      SECTION 3.15.   Access to Certain Information. .............................   84
      SECTION 3.16.   Title to REO Property; REO Account. ........................   86
      SECTION 3.17.   Management of REO Properties. ..............................   87
      SECTION 3.18.   Sale of REO Property. ......................................   90
      SECTION 3.19.   Additional Obligations of Servicer and the Special
                      Servicer. ..................................................   91
      SECTION 3.20.   Modifications, Waivers, Amendments and Consents. ...........   95
      SECTION 3.21.   Transfer of Servicing Between Servicer and Special
                      Servicer;  Record Keeping. .................................   98
      SECTION 3.22.   Sub-Servicing Agreements. ..................................   99
      SECTION 3.23.   Controlling Class Representative. ..........................  101
      SECTION 3.24.   Certain Rights and Powers of the Controlling Class
                      Representative. ............................................  102
      SECTION 3.25.   Application of Default Interest. ...........................  105

ARTICLE IV. PAYMENTS TO CERTIFICATEHOLDERS .......................................  105

      SECTION 4.01.   Distributions. .............................................  105
      SECTION 4.02.   Statements to Certificateholders; Certain Other Reports. ...  109
      SECTION 4.03.   P&I Advances. ..............................................  112
      SECTION 4.04.   [Reserved] .................................................  114
      SECTION 4.05.   Allocation of Prepayment Interest Shortfalls. ..............  114
      SECTION 4.06.   Calculations.                                                 114

ARTICLE V. THE CERTIFICATES ......................................................  114

      SECTION 5.01.   The Certificates. ..........................................  114
      SECTION 5.02.   Registration of Transfer and Exchange of Certificates. .....  115
      SECTION 5.03.   Book-Entry Certificates. ...................................  122
      SECTION 5.04.   Mutilated, Destroyed, Lost or Stolen Certificates. .........  124
      SECTION 5.05.   Persons Deemed Owners. .....................................  124
      SECTION 5.06.   Certification by Certificate Owners. .......................  124

ARTICLE VI. THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER .................  125

      SECTION 6.01.   Liability of the Depositor, the Servicer and the Special
                      Servicer. ..................................................  125
      SECTION 6.02.   Merger, Consolidation or Conversion of the Depositor, the
                      Servicer or the  Special Servicer. .........................  125
      SECTION 6.03.   Limitation on Liability of the Depositor, the Servicer,
                      and the Special  Servicer. .................................  126
      SECTION 6.04.   Servicer and Special Servicer Not to Resign. ...............  127

     SECTION 6.05.   Rights of the Depositor and the Trustee in Respect of the
                     Servicer and the Special Servicer. ...........................  128
     SECTION 6.06.   Designation of Special Servicer by the Controlling Class. ....  128
     SECTION 6.07.   Servicer or Special Servicer as Owner of a Certificate. ......  129
     SECTION 6.08.   Depositor to Provide Documents to Luxembourg Paying and
                     Transfer Agent. ..............................................  130

ARTICLE VII. DEFAULT ..............................................................  130

     SECTION 7.01.   Servicer Termination Events. .................................  130
     SECTION 7.02.   Trustee to Act; Appointment of Successor. ....................  134
     SECTION 7.03.   Notification to Certificateholders. ..........................  135
     SECTION 7.04.   Waiver of Servicer Termination Events. .......................  135
     SECTION 7.05.   Additional Remedies of Trustee Upon Servicer Termination
                     Event. .......................................................  135

ARTICLE VIII. THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR ........  136

     SECTION 8.01.   Duties of Trustee and the Tax Administrator. .................  136
     SECTION 8.02.   Certain Matters Affecting the Trustee and the Tax
                     Administrator. ...............................................  138
     SECTION 8.03.   The Trustee, the Fiscal Agent and the Tax Administrator Not
                     Liable for  Validity or Sufficiency of Certificates or
                     Mortgage Loan. ...............................................  140
     SECTION 8.04.   Trustee, Fiscal Agent and Tax Administrator May Own
                     Certificates. ................................................  140
     SECTION 8.05.   Fees and Expenses of Trustee and the Tax Administrator;
                     Indemnification of and by Trustee, the Tax Administrator
                     and Fiscal Agent. ............................................  140
     SECTION 8.06.   Eligibility Requirements for Trustee and Tax Administrator. ..  142
     SECTION 8.07.   Resignation and Removal of Trustee and Tax Administrator. ....  142
     SECTION 8.08.   Successor Trustee and Tax Administrator. .....................  144
     SECTION 8.09.   Merger or Consolidation of Trustee or Tax Administrator. .....  144
     SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee. ...............  145
     SECTION 8.11.   Appointment of Custodians. ...................................  146
     SECTION 8.12.   Access to Certain Information. ...............................  146
     SECTION 8.13.   Appointment of Fiscal Agent. .................................  148

ARTICLE IX. TERMINATION ...........................................................  149

     SECTION 9.01.   Termination Upon Liquidation of the Mortgage Loan. ...........  149
     SECTION 9.02.   Additional Termination Requirements. .........................  150

ARTICLE X. ADDITIONAL TAX PROVISIONS ..............................................  150

     SECTION 10.01.  Tax Administration. ..........................................  150

     SECTION 10.02. Depositor, Servicer, Special Servicer, Trustee and Fiscal
                    Agent to Cooperate with Tax Administrator. .......................  153

ARTICLE XI. MISCELLANEOUS PROVISIONS .................................................  154

     SECTION 11.01. Amendment. .......................................................  154
     SECTION 11.02. Recordation of Agreement; Counterparts. ..........................  156
     SECTION 11.03. Limitation on Rights of Certificateholders. ......................  156
     SECTION 11.04. Governing Law. ...................................................  157
     SECTION 11.05. Notices. .........................................................  157
     SECTION 11.06. Severability of Provisions. ......................................  158
     SECTION 11.07. Successors and Assigns; Beneficiaries. ...........................  158
     SECTION 11.08. Article and Section Headings. ....................................  158
     SECTION 11.09. Notices to and from the Rating Agencies and the Depositor. .......  158
     SECTION 11.10. Notices to Controlling Class Representative. .....................  159
     SECTION 11.11. Complete Agreement. ..............................................  160

EXHIBITS

EXHIBIT A-1    Form of Class A Certificates
EXHIBIT A-2    Form of Class B Certificates
EXHIBIT A-3    Form of Class C Certificates
EXHIBIT A-4    Form of Class D Certificates
EXHIBIT A-5    Form of Class E Certificates
EXHIBIT A-6    Form of Class F Certificates
EXHIBIT A-7    Form of Class R Certificates
EXHIBIT B-1    Mortgage Loan Schedule
EXHIBIT B-2    Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3    Form of Custodial Certification
EXHIBIT C      Letters of Representations among Depositor, Trustee and initial
               Depository
EXHIBIT D-1    Form of Servicer Request for Release
EXHIBIT D-2    Form of Special Servicer Request for Release
EXHIBIT E      Form of Trustee Report
EXHIBIT F-1A   Form I of Transferor Certificate for Transfers of Certificates
               Held in Physical Form
EXHIBIT F-1B   Form II of Transferor Certificate for Transfers of Certificates
               Held in Physical Form
EXHIBIT F-2A   Form I of Transferee Certificate for Transfers of Certificates
               Held in Physical Form
EXHIBIT F-2B   Form II of Transferee Certificate for Transfers of Certificates
               Held in Physical Form
EXHIBIT F-2C   Form I of Transferee Certificate for Transfers of Interests Held
               in Book-Entry Form
EXHIBIT F-2D   Form II of Transferee Certificate for Transfers of Interests Held
               in Book-Entry Form
EXHIBIT F-3    Form of Transferee Certificate for Transfers of Interests in
               Regulation S Certificates
EXHIBIT G-1    Form of Transferee Certificate in Connection with ERISA
               (Definitive Certificates)
EXHIBIT G-2    Form of Transferee Certificate in connection with ERISA
               (Book-Entry Certificates)
EXHIBIT G-3    Form of Transferee Certificate in Connection with ERISA (Class R
               Definitive Certificates)
EXHIBIT H-1    Form of Transfer Affidavit and Agreement for Transfers of Class R
               Certificates
EXHIBIT H-2    Form of Transferor Certificate for Transfers of Class R
               Certificates
EXHIBIT I-1    Form of Notice and Acknowledgment Concerning Replacement of
               Special Servicer
EXHIBIT I-2    Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J      Form of UCC-1 Financing Statement
EXHIBIT K      Reserved
EXHIBIT L-1    Information Request from Certificateholder or Certificate Owner
EXHIBIT L-2    Information Request from Prospective Investor

EXHIBIT M     Mortgage Loan Purchase Agreement

               This Trust and Servicing Agreement, is dated and effective as of December 12, 2001, among VENTAS SPECIALTY I, LLC as Depositor, FIRST UNION NATIONAL BANK, as Servicer and Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee and Tax Administrator, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

               Simultaneously herewith, Merrill Lynch Mortgage Lending, Inc. ("MLMLI") will make a commercial mortgage loan (the "Mortgage Loan") to the Borrower (as defined herein) pursuant to the Loan Agreement (as defined herein), and the Depositor will acquire such Mortgage Loan from MLMLI pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), between MLMLI and the Depositor. A copy of the Mortgage Loan Purchase Agreement is attached hereto as Exhibit M.
                      ---------

               The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Mortgage Loan and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the Mortgage Loan and other assets that from time to time constitute part of such trust fund.

               LaSalle Bank National Association (together with its successors in interest, "LaSalle") desires to act as "Trustee" and as "Tax Administrator" hereunder; First Union National Bank (together with its successors in interest, "First Union") desires to act as "Servicer" and "Special Servicer" hereunder; and ABN AMRO BANK N.V. ("ABN AMRO") desires to act as "Fiscal Agent" hereunder.

               In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                                 OF THE MORTGAGE

SECTION 1.01.     Defined Terms.

               Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01.
------------

               "Accrued Certificate Interest": The interest accrued from time to
                ----------------------------
time in respect of any Class of Regular Certificates (calculated in accordance with Section 2.08(f)).
     ---------------

               "Acquisition Date" shall mean, with respect to an REO Property,
                ----------------
the first day on which such REO Property is considered to be acquired by the Trust within the meaning of

Treasury Regulation, Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

               "Actual/360 Basis" shall mean the accrual of interest calculated
                ----------------
on the basis of the actual number of days elapsed during any Interest Accrual Period in a year assumed to consist of 360 days.

               "Additional Servicing Compensation" shall have the meaning
                ---------------------------------
assigned thereto in Section 3.11(c).
                    ---------------

               "Additional Special Servicing Compensation" shall have the
                -----------------------------------------
meaning assigned thereto in Section 3.11(b).
                            ---------------

               "Additional Trust Fund Expense" shall mean (a) any Advance
                -----------------------------
Interest payable to the Servicer, the Fiscal Agent or the Trustee in respect of unreimbursed P&I Advances or unreimbursed Servicing Advances, (b) all Special Servicing Fees, Workout Fees and Liquidation Fees payable to the Special Servicer, (c) reimbursement and indemnification payments payable to the Trustee, the Tax Administrator and the Fiscal Agent pursuant to Section 8.05(b), (d)
                                                       ---------------
reimbursements and indemnification payable to the Servicer, the Special Servicer and/or the Depositor pursuant to Section 3.18 or Section 6.03, (e) any federal,
                                 ------------    ------------
state or local taxes imposed on the Trust Fund; and (f) any other costs, expenses and liabilities that are required to be borne by the Trust or paid from the Trust Fund in accordance with applicable law or the terms of this Agreement.

               "Administrative Cost Rate" shall mean the sum of the Servicing
                ------------------------
Fee Rate and the Trustee Fee Rate.

               "Advance" shall mean any P&I Advance or Servicing Advance.
                -------

               "Advance Interest" shall mean the interest accrued on any Advance
                ----------------
at the Prime Rate, which is payable to the party hereto that made such Advance, all in accordance with Section 3.11(g) or Section 4.03(c), as applicable.
                       ---------------    ---------------

               "Adverse Rating Event" shall mean, with respect to any Class of
                --------------------
Regular Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Regular Certificates by such Rating Agency (or the placing of such Class of Regular Certificates on negative credit watch or ratings outlook negative status in contemplation of any such action with respect thereto).

               "Adverse REMIC Event" shall mean either: (a) any impairment of
                -------------------
the status of the REMIC Pool as a REMIC; or (b) the imposition of a tax upon the REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the Code).

               "Affiliate" shall mean, in relation to any Person, any other
                ---------
Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding fifty percent (50%) or more of any equity interest in the first Person; or (iii) fifty percent (50%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. In addition, the Affiliates of each of the Borrower, the member of the Borrower and Ventas (collectively, the "Borrower Parties")
                                                      ----------------
include, without limitation, all other Borrower Parties, irrespective of whether they now or hereafter satisfy the foregoing criteria. For purposes of this definition, "control" (including with correlative meanings, the terms
             -------
"controlling", "controlled by" and "under common control with") means the
 -----------    -------------       -------------------------
possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as "[name of party] or any Affiliate" are used, the same shall refer to the named party and any Affiliate of the named party.

               "Agreement" shall mean this Trust and Servicing Agreement, as it
                ---------
may be amended, modified, supplemented or restated following the Settlement
Date.

               "Allocated Loan Amount" shall mean the portion of the original
                ---------------------
principal balance allocated to each Mortgaged Property, as each such amount shall be adjusted from time to time as set forth in the Loan Agreement.

               "Annual Accountant's Report" shall have the meaning assigned
                --------------------------
thereto in Section 3.14.
           ------------

               "Annual Performance Certification" shall have the meaning
                --------------------------------
assigned thereto in Section 3.13.
                    ------------

               "Appraisal" shall mean, with respect to any Mortgaged Property or
                ---------
REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP that (a) indicates the "market value" of the subject property (within the meaning of 12 CFR (S) 225.62(g)) and (b) is conducted by a Qualified Appraiser.

               "Appraisal Reduction Amount" shall mean, with respect to the
                --------------------------
Mortgage Loan when it becomes a Required Appraisal Loan, an amount (calculated by the Special Servicer as of the Determination Date immediately following the later of (x) the date on which the most recent relevant Appraisals acceptable for purposes of Section 3.19(b) hereof were obtained or conducted by the Special
                ---------------
Servicer and (y) the date of the most recent Appraisal Trigger Event with respect to the Required Appraisal Loan) equal to the excess, if any, of: (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all unpaid interest on the Mortgage Note through the most recent Monthly Payment Date at a per annum rate equal to the Interest Rate (net of the Administrative Cost Rate), (iii) all accrued but unpaid Servicing Fees, Special Servicing Fees, Trustee Fees, Servicing Advances and other expenses of the Trust Fund related to the Mortgage Loan, and (iv) all currently due and unpaid taxes, assessments and insurance premiums in respect of the Mortgaged Properties (net of any amounts escrowed therefor), over (b) an amount equal to 90% of the aggregate Appraised Value (net of any prior liens) of the Mortgaged Properties.

               "Appraisal Trigger Event" shall mean any of the following events:
                -----------------------
(a) the Mortgage Loan is 60 days delinquent in respect of any Monthly Payment Amount; (b) any of the Mortgaged Properties becomes an REO Property; (c) the Mortgage Loan is modified to reduce the amount of any Monthly Payment Amount;
(d) a receiver is appointed and continues in such capacity in respect of any Mortgaged Property for at least 30 days; (e) the Borrower is subject to any bankruptcy, insolvency or similar proceeding; (f) the Mortgage Loan is due and has not been paid on the Maturity Date; or (g) three years have elapsed following an extension of the Maturity Date of the Mortgage Loan by the Special Servicer following a default described in clause (f) above.

               "Appraised Value" shall mean with respect to any Mortgaged
                ---------------
Property or REO Property, as of any date of determination, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement; provided, however, that, for purposes
                                         --------  -------
of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to update Appraisals periodically).

               "Assignment of Cap Agreement" shall mean the assignment of the
                ---------------------------
Cap Agreement, as contained in that certain Assignment of Loan Documents, dated as of the Settlement Date, executed by MLMLI in favor of the Trust, pursuant to which MLMLI has confirmed its assignment to the Trustee of the security interest of the Seller in the Cap Agreement.

               "Assignments of Leases" shall mean, with respect to the Mortgaged
                ---------------------
Properties, collectively, the Assignments of Leases and Rents of an even date herewith, from the Borrower to MLMLI, constituting assignments of the Borrower's right, title and interest in the Master Lease and any other Leases for the Mortgaged Properties and proceeds therefrom as collateral for the Mortgage Loan, as the same may be amended from time to time.

               "Assumed Monthly Payment Amount" shall mean, if the Balloon
                ------------------------------
Payment is delinquent upon the Maturity Date or a Mortgaged Property becomes an REO Property following any default and foreclosure, an amount equal to the Monthly Payment Amount that would have been due on such Monthly Payment Date under the terms of the Mortgage Loan (giving effect to any earlier modification of the Mortgage Loan's payment terms made in connection with any bankruptcy or similar proceeding or agreed to by the Special Servicer following a default), if the Mortgage Loan had not matured and instead continued to amortize in accordance with its amortization schedule.

               "Available Distribution Amount" shall mean, with respect to any
                -----------------------------
Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, and (ii) to the extent not included in the amount described in the preceding clause (i), any P&I Advances that were made on and in respect of such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payment Amounts that are due on a Monthly Payment Date following the end of the related Collection Period, (ii) any payments of principal (including principal prepayments) and interest, Liquidation

Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b),
                                                             ---------------
and (iv) any amounts deposited in the Distribution Account in error; provided,
                                                                     --------
that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i) and (b)(ii) of this definition.

               "Balloon Payment" shall mean the final installment of principal
                ---------------
due under the Mortgage Loan on the Maturity Date.

               "Bankruptcy Code" shall mean the U.S. Bankruptcy Code, as amended
                ---------------
from time to time (Title 11 of the United States Code).

               "Book-Entry Certificate" shall mean any Certificate registered in
                ----------------------
the name of the Depository or its nominee.

               "Borrower" shall mean Ventas Finance I, LLC.
                --------

               "Business Day" shall mean any day other than a Saturday, a Sunday
                ------------
or a legal holiday on which national banks in the State of New York, the state where the Corporate Trust Office of the Trustee is located, the state or states where the servicing offices of the Servicer and, if the Mortgage Loan becomes a Specially Serviced Loan, the servicing offices of the Special Servicer are located, are not open for general business.

               "Cap Agreement" shall mean the interest rate cap agreement, dated
                -------------
as of December 12, 2001, between the Borrower and the Cap Counterparty, a security interest in which has been assigned to the Trustee on behalf of the Trust pursuant to the terms of this Agreement and the Assignment of Cap Agreement.

               "Cap Counterparty" shall mean Banc of America Financial Products,
                ----------------
Inc. (or any successor in interest) in its capacity as "Party A" under the Cap Agreement (or any substitute Cap Counterparty thereunder).

               "Cap Threshold Rate" shall mean, with respect to an Interest
                ------------------
Accrual Period, 8.00%.

               "Cash Management Agreement" shall mean the Cash Management
                -------------------------
Agreement dated as of December 12, 2001, by and among the Borrower, MLMLI and the Cash Manager relating to the management of rental payments.

               "Cash Manager" shall mean First Union National Bank in its
                ------------
capacity as cash manager under the Cash Management Agreement.

               "Central Account" shall mean the segregated account or accounts
                ---------------
created and maintained by the Cash Manager pursuant to the Cash Management Agreement.

               "CERCLA" shall mean the Comprehensive Environmental Response,
                ------
Compensation and Liability Act of 1980, as amended.

          "Certificate" shall mean any one of the Ventas Trust Commercial
           -----------
Mortgage Pass-Through Certificates, Series 2001-VENTAS, as executed, authenticated and delivered hereunder by the Certificate Registrar on behalf of the Trustee.

          "Certificate Owner" shall mean, with respect to any Book-Entry
           -----------------
Certificate, the Person who is the Certificate Owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance" shall mean, for any Class of Regular
           -----------------------------
Certificates or any individual Regular Certificate, the maximum dollar amount of principal to which the Holders thereof are then entitled hereunder, such amount as of any date of determination being equal to (a) in the case of a Class of Regular Certificates, the aggregate initial Certificate Principal Balance of such Class as set forth in Section 2.08(d), minus the sum of all reductions
                           ---------------
thereof as described in such Section 2.08(d) prior to such date of
                             ---------------
determination, and (b) in the case of an individual Regular Certificate, the product of (i) the Percentage Interest in the relevant Class represented by such Certificate multiplied by (ii) the Certificate Principal Balance of such Class as of such date of determination.

          "Certificate Register" and "Certificate Registrar" shall mean the
           --------------------       ---------------------
register maintained and the registrar appointed or otherwise acting pursuant to
Section 5.02.
------------

          "Certificateholder" or "Holder" shall mean the Person in whose name a
           -----------------      ------
Certificate is registered in the Certificate Register, provided, however, that:
                                                       --------  -------
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Residual Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and
                                                   -------------  ----
6.06), any Certificate registered in the name of such Person or in the name of
-----
any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is otherwise entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such Person has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Class" shall mean, collectively, all of the Certificates bearing the
           -----
same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in
Section 2.07.
------------

          "Class A Certificate" shall mean any of the Certificates that
           -------------------
collectively constitute the Class bearing the class designation "A."

          "Class B Certificate" shall mean any of the Certificates that
           -------------------
collectively constitute the Class bearing the class designation "B."

          "Class C Certificate" shall mean any of the Certificates that
           -------------------
collectively constitute the Class bearing the class designation "C."

          "Class D Certificate" shall mean any of the Certificates that
           -------------------
collectively constitute the Class bearing the class designation "D."

          "Class E Certificate" shall mean any of the Certificates that
           -------------------
collectively constitute the Class bearing the class designation "E."

          "Class F Certificate" shall mean any of the Certificates that
           -------------------
collectively constitute the Class bearing the class designation "F."

          "Class R Certificate" shall mean any of the Certificates that
           -------------------
collectively constitute the Class bearing the class designation "R."

          "CMSA" shall mean the Commercial Mortgage Securities Association, or
           ----
any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, initial purchasers and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

          "CMSA Bond Level File" shall mean the monthly report substantially in
           --------------------
the form of, and containing the information called for in, the downloadable form of the "CMSA Bond Level File" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Trustee.

          "CMSA Collateral Summary File" shall mean the monthly report
           ----------------------------
substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Trustee.

          "CMSA Comparative Financial Status Report" shall mean a report
           ----------------------------------------
substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable. For the purposes of the production by the Servicer or the Special Servicer of any such report that is required to state information with respect to the Mortgage Loan for any period prior to the Settlement Date, the Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification) absent manifest error, on information provided to it by the Seller, by the Borrower or (x) in the case of such a report produced by the Servicer, by the Special Servicer (if other than the Servicer or an Affiliate thereof) and (y) in the case of such report produced by the Special Servicer, by the Servicer (if other than the Special Servicer or an Affiliate thereof).

          "CMSA Delinquent Loan Status Report" shall mean a report substantially
           ----------------------------------
in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

          "CMSA Financial File" shall mean a report substantially in the form
           -------------------
of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Trustee.

          "CMSA Historical Liquidation Report" shall mean a report substantially
           ----------------------------------
in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

          "CMSA Historical Loan Modification Report" shall mean a report
           ----------------------------------------
substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and setting forth the original and revised terms of the Mortgage Loan if, as of the close of business on the Determination Date immediately preceding the preparation of such report, the Mortgage Loan has been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Settlement Date.

          "CMSA Investor Reporting Package": Collectively: (a) the following six
           -------------------------------
electronic files: (i) CMSA Loan Set-Up File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report,
(iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and
(viii) CMSA NOI Adjustment Worksheet.

          "CMSA Loan Periodic Update File" shall mean a report substantially in
           ------------------------------
the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee.

          "CMSA Loan Set-Up File" shall mean a report substantially in the form
           ---------------------
of, and containing the information called for in, the downloadable form of the "Loan Set-Up File" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Set-Up File" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and the Trustee.

          "CMSA NOI Adjustment Worksheet" shall mean a report substantially in
           -----------------------------
the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Settlement Date on the CMSA Website, is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Property File" shall mean a report substantially in the form of,
           ------------------
and containing the information called for in, the downloadable form of the "Property File" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

          "CMSA REO Status Report" shall mean a report substantially in the form
           ----------------------
of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and in any event, including, with respect to an REO Property if it was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things,
(a) the Acquisition Date of such REO Property, (b) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (c) the value of such REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

          "CMSA Servicer Watch List" shall mean a report substantially in the
           ------------------------
form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Settlement Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable, and in any event, which report for any Determination Date shall indicate if, as of such Determination Date: (a) the Mortgage Loan has a then current 12-months trailing Debt Service Coverage Ratio that is less than 1.25x; (b) any required inspection of any Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (c) the Servicer has actual knowledge of material damage or waste at such Mortgaged Property; (d) the Mortgage Loan is at least 30 days delinquent in payment; (e) the Mortgage Loan is within 60 days of maturity and (f) the twelve month trailing Net Operating Income is less than 75% of the twelve month trailing Net Operating Income calculated as of the Settlement Date. No later than one Business Day after each Determination Date, the Special Servicer shall provide the Servicer with any information in its possession regarding the Specially Serviced Loan necessary for preparation of the Servicer Watch List that is not in the possession of the Servicer.

          "CMSA Website" shall mean the Internet Website of the CMSA located, as
           ------------
of the Settlement Date, at "www.cmbs.org".

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust, the Trust Fund or the Certificates.

          "Collection Account" shall mean the segregated account or accounts
           ------------------
created and maintained by the Servicer pursuant to Section 3.04(a) in trust for
                                                   ---------------
the Certificateholders, which shall be entitled "First Union National Bank, as Servicer on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS, Collection Account".

          "Collection Period" shall mean, with respect to any Distribution Date,
           -----------------
the period beginning on the immediately preceding Distribution Date (or in the case of the first Distribution Date, beginning on the Settlement Date) and ending on the day immediately prior to the next Distribution Date.

          "Component A," "Component B," "Component C," "Component D," "Component
           -----------    -----------    -----------    -----------    ---------
E" or "Component F" shall mean each of the six components of the Mortgage Loan,
-      -----------
each of which has an initial principal balance equal to the initial Certificate Principal Balance of the Class of Certificates having the same alphabetical and, if applicable, numerical designation.

          "Component Interest Rate" shall mean, with respect to each Component,
           -----------------------
the per annum interest rate set forth in the Loan Agreement for each Component (which rates are expressed on the basis of a 360-day year and the actual number of days elapsed in a Mortgage Loan Accrual Period), which are: (i) on Component A, LIBOR plus 0.8665%, (ii) on Component B, LIBOR plus 1.1665%, (iii) on Component C, LIBOR plus 1.5165%, (iv) on Component D, LIBOR plus 1.9665%, (v) on Component E, LIBOR plus 2.6665%, and (vi) on Component F, LIBOR plus 3.1665%.

          "Component Spread" shall mean, for any Component, the rate per annum
           ----------------
corresponding to such Component as set forth below:

          Component
          ---------
              A          0.8665%
              B          1.1665%
              C          1.5165%
              D          1.9665%
              E          2.6665%
              F          3.1665%

          "Components" shall mean, collectively, Component A, Component B,
           ----------
Component C, Component D, Component E and Component F.

          "Condemnation Proceeds" shall mean all cash amounts received by the
           ---------------------
Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the Borrower or any other third party in accordance with applicable law and/or the terms and conditions of the Mortgage Note and the Mortgage or any document to which the Mortgage Note and the Mortgage are subject.

          "Controlling Class" shall mean, as of any date of determination, the
           -----------------
Class of Regular Certificates with the lowest payment priority pursuant to Sections 4.01(a), with a Certificate Principal Balance, net of any Appraisal
----------------
Reduction Amount, that is not less than 25% of such Class' initial aggregate Certificate Principal Balance; provided, that if no Class of Regular
                               --------
Certificates has an aggregate Certificate Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the most senior Class of Regular Certificates then outstanding.

          "Controlling Class Representative" shall have the meaning assigned
           --------------------------------
thereto in Section 3.23(a).
           ---------------

          "Corporate Trust Office" shall mean the principal corporate trust
           ----------------------
office of the Trustee at which at any particular time its asset-backed securities trust business or certificate administrative duties, as applicable, with respect to this Agreement shall be administered, which office is as of the Settlement Date located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois, 60603 Attention: Asset Backed Securities Trust Services Group: Ventas Trust, Series 2001-VENTAS.

          "Custodian" shall mean a Person who is at any time appointed by the
           ---------
Trustee pursuant to Section 8.11 as a document custodian on behalf of the
                    ------------
Trustee for the Mortgage File.

          "Debt Service Coverage Ratio" shall have the meaning set forth in the
           ---------------------------
Loan Agreement.

          "Default Charges" shall mean Default Interest and/or late payment
           ---------------
charges that are paid or payable, as the context may require, in respect of the Mortgage Loan.

          "Default Interest" shall mean any amounts collected on the Mortgage
           ----------------
Loan, other than late payment charges, that represent interest in excess of interest accrued on the principal balance of the Mortgage Loan at the Interest Rate, such excess interest arising out of a default under the Mortgage Loan.

          "Defaulting Party" shall have the meaning assigned thereto in Section
           ----------------                                             -------
7.01(b).
-------

          "Definitive Certificate" shall have the meaning assigned thereto in
           ----------------------
Section 5.03(a).
---------------

          "Depositor" shall have the meaning assigned thereto in the Preliminary
           ---------
Statement to this Agreement.

          "Depository" shall mean the Depository Trust Company, or any successor
           ----------
Depository hereafter named as contemplated by Section 5.03(c). The nominee of
                                              ---------------
the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

          "Depository Participant" shall mean a broker, dealer, bank or other
           ----------------------
financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date" shall mean, with respect to any Distribution
           ------------------
Date, the day that is two (2) Business Days prior to the last day of the related Collection Period.

          "Directly Operate" shall mean, with respect to an REO Property, the
           ----------------
furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of such REO Property pursuant to Section
                                                                        -------
3.18), the performance of any construction work thereon or any use of such REO
----
Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any
                        --------  -------
such Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disqualified Organization" shall mean any of the following: (a) the
           -------------------------
United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing, (b) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income), (c) rural electric and telephone cooperatives described in Section 1381 of the Code, or (d) any other Person so designated by the Tax Administrator based upon an Opinion of Counsel to the effect that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Residual Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest" shall mean, for any Class of
           ----------------------------------
Regular Certificates and any Distribution Date, the Accrued Certificate Interest for the related Interest Accrual Period reduced (to not less than zero) by the portion (if any) of any Prepayment Interest Shortfall allocable to such Class of Certificates pursuant to Section 4.05(a).
                         ---------------

          "Distribution Account" shall mean the segregated account or accounts
           --------------------
created and maintained by the Trustee in the name of the Trustee pursuant to
Section 3.04(b) in trust for the Certificateholders, which shall be entitled
---------------
"LaSalle Bank National Association, as Trustee, in trust for the registered holders of Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS, Distribution Account".

          "Distribution Date" shall mean, with respect to any Monthly Payment
           -----------------
Date, the first Business Day following such Monthly Payment Date, commencing January 2002.

          "Eligible Account" shall mean either (a) an account maintained with a
           ----------------
federal or state-chartered depository institution or trust company which is an Eligible Institution, or (b) a segregated trust account maintained with the trust department of a federal or state-chartered depository institution or trust company (which may include the Trustee) acting in its fiduciary capacity, and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (c) an account maintained with the Servicer or the Special Servicer, provided, that the
                                                      --------
long-term unsecured debt obligations of such Servicer or Special Servicer are rated not lower than "Aa3" by Moody's or "AA-" by S&P (except that so long as such bank is First Union, such rating by S&P may be "A", provided, that its
                                                         --------
short term unsecured debt obligations are rated not lower than "A-1+" by S&P) (or have been assigned such other ratings by any Rating Agency which, as evidenced by written confirmation by such Rating Agency, will not result in a downgrade, withdrawal or qualification of any of the ratings of such Rating Agency then in effect for any Class of Certificates), or (d) an account in any other insured depository institution reasonably acceptable to the Servicer and the Trustee if each of the Rating Agencies have delivered a written confirmation to the Trustee that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Regular Certificates.

          "Eligible Institution" shall mean either (x) if the deposits are to be
           --------------------
held in a relevant account for more than 30 days, a bank or depository institution or trust company, the long-term unsecured debt obligations of which are rated at least "Aa3" by Moody's and at least "AA-" by S&P (or "A" by S&P if the short-term unsecured debt obligations of the depository institution are rated not lower than "A-1+" by S&P) (or have been assigned such other ratings by any Rating Agency which, as evidenced by written confirmation by such Rating Agency, will not result in the downgrade, withdrawal or qualification of any of the ratings of such Rating Agency then in effect for any Class of Certificates) at the time of the deposit therein, or (y) if the deposits are to be held in the account for 30 days or less, a depository institution or trust company, the short-term unsecured debt obligations of which are rated not lower than "P-1" by Moody's and "A-1" by S&P.

          "Emergency Advance" shall mean any Servicing Advance (whether or not
           -----------------
it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Servicer to make) that must be made within ten (10) days following the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to the Mortgaged Properties or any other material adverse consequence to the Trust Fund.

          "Environmental Indemnity" shall mean the Environmental Indemnity
           -----------------------
Agreement of even date herewith, from the Borrower and Ventas to MLMLI, as the same may be amended or modified from time to time.

          "Environmental Laws" shall mean any federal or state laws and
           ------------------
regulations governing the use, management or disposal of Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Escrow Payment" shall mean any payment received by the Servicer or
           --------------
the Special Servicer for the account of the Borrower for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

          "Event of Default" shall mean any of the events of default with
           ----------------
respect to the Mortgage Loan defined as such in the Loan Agreement.

          "Facility Operator" shall mean Kindred Healthcare, Inc., a Delaware
           -----------------
corporation and Kindred Healthcare Operating, Inc., a Delaware corporation and certain of their respective subsidiaries.

          "Fannie Mae" shall mean the Federal National Mortgage Association or
           ----------
any successor.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any
           ----
successor.

          "Final Distribution Date" shall mean the final Distribution Date on
           -----------------------
which any distributions are to be made on the Certificates as contemplated by
Section 9.01.
------------

          "Final Recovery Determination" shall mean a determination made by the
           ----------------------------
Special Servicer, in its reasonable judgment, with respect to the Mortgage Loan (including any REO Property), other than if the Mortgage Loan is paid in full, that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

          "First Union" shall have the meaning assigned thereto in the
           -----------
Preliminary Statement to this Agreement.

          "Fiscal Agent" shall mean ABN AMRO Bank N.V., a Netherlands banking
           ------------
corporation, in its capacity as fiscal agent for the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

          "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or
           -----------
any successor.

          "Guaranty" means the Exceptions to Non-Recourse Guaranty of even date
           --------
herewith, executed by the Ventas, Inc., as guarantor, in favor of MLMLI, as the same may be amended or modified from time to time.

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous
           -------------------
pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Impositions and Insurance Reserve Sub-Account" shall mean the
           ---------------------------------------------
sub-account of the Central Account established by the Cash Manager to reserve for the payment of real property taxes, other impositions and insurance premiums with respect to the Mortgaged Properties.

          "Independent" shall mean, when used with respect to any specified
           -----------
Person, any such Person who (a) is in fact independent of the Depositor, the Seller, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof, (b) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Seller, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (c) is not connected with the Depositor, the Seller, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, trustee, partner, director or Person performing similar functions; provided,
                                                                   --------
however, that a
-------

Person shall not fail to be Independent of the Depositor, the Seller, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the Certificate Owner of 1% or less of any Class of securities issued by the Depositor, the Seller, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, such Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be.

          "Independent Contractor" shall mean any Person that would be an
           ----------------------
"independent contractor" with respect to the REMIC Pool within the meaning of
Section 856(d)(3) of the Code if the REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Tax Administrator or the Trust, delivered to the Trustee and the Tax Administrator), so long as the Trust does not receive or derive any income from such Person, and provided, that the relationship between
                                        --------
such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee and the Tax Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the Tax Administrator or the Trust, to the effect that the taking of any action in respect of an REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Insurance Policy" shall mean, with respect to the Mortgage Loan or an
           ----------------
REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of the Mortgage Loan (or the Mortgaged Properties) or such REO Property, as the case may be.

          "Insurance Proceeds" shall mean proceeds paid under any Insurance
           ------------------
Policy, to the extent that such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Borrower, in any case, in accordance with the Servicing Standard.

          "Initial Purchasers" shall mean Merrill Lynch, Pierce, Fenner & Smith
           ------------------
Incorporated and Morgan Stanley and Co. Incorporated (or their respective successors in interest).

          "Interest Accrual Period" shall mean, for any Distribution Date, the
           -----------------------
period from and including the immediately preceding Distribution Date to, but not including, such Distribution Date (except that the initial Interest Accrual Period will be the period from the Settlement Date to but not including the initial Distribution Date).

          "Interest Rate" shall mean the weighted average of the Component
           -------------
Interest Rates.

          "Interested Person" shall mean the Borrower, the Special Servicer, the
           -----------------
Servicer, any Certificateholder or any Affiliate of any such Person.

          "Investment Account" shall have the meaning assigned thereto in
           ------------------
Section 3.06(a).
---------------

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended.

          "IRS" shall mean the Internal Revenue Service or any successor.
           ---

          "Issue Price" shall mean, with respect to each Class of Certificates,
           -----------
the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "Kindred" shall mean, Kindred Healthcare, Inc., a Delaware corporation
           -------
(f/k/a Vencor, Inc.).

          "LaSalle" shall have the meaning assigned thereto in the Preliminary
           -------
Statement to this Agreement.

          "Late Collections" shall mean all amounts received on the Mortgage
           ----------------
Loan during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment Amount (other than the Balloon Payment) or an Assumed Monthly Payment Amount in respect of the Mortgage Loan due or deemed due on a Monthly Payment Date in a previous Collection Period and not previously recovered.

          "Latest Possible Maturity Date" shall mean, with respect to any Class
           -----------------------------
of Regular Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

          "Lease" shall mean the Master Lease and any other lease, tenancy,
           -----
license, sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of any Mortgaged Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

          "Leasehold Financings" shall mean, collectively, the indebtedness of
           --------------------
the Lessee under (i) that certain $120,000,000 Credit Agreement, dated as of April 20, 2001, among the Lessee, the Leasehold Mortgagee and the lenders parties thereto, and (ii) that certain $300,000,000 Credit Agreement, dated as of April 20, 2001, among the Lessee, the Leasehold Mortgagee and the lenders parties thereto.

          "Leasehold Mortgagee" shall mean Morgan Guaranty Trust Company of New
           -------------------
York, as administrative agent and collateral agent, for the lenders which are parties to the respective Leasehold Financings.

          "Leasehold Mortgages" shall mean those certain leasehold
           -------------------
mortgages/deeds of trust/security deeds encumbering or conveying security title to the Lessee's interest under the Master Lease, as security for the respective Leasehold Financings, as amended, modified or restated from time to time.

          "Lessee" shall mean, collectively, Kindred and Kindred Healthcare
           ------
Operating, Inc., a Delaware corporation, in their capacity as lessee under the Master Lease, or their respective successors or permitted assigns thereunder.

          "LIBOR" shall mean, for each LIBOR Determination Date, the rate per
           -----
annum reported on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate), as of 11:00 a.m., London, England time on such date, as the non-reserve adjusted London Interbank Offered Rate for U.S. dollar deposits having a 30-day term (or on such other page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate as determined by the Servicer in its sole but good faith discretion). If (i) more than one such rate is provided, the average of such rates shall apply or (ii) no such rate is published, then LIBOR will be the rate at which U.S. dollar deposits approximately equal to the principal amount of the Mortgage Loan having a 30-day term are offered by the principal London office of a leading "money center" bank active in the London interbank market for U.S. dollar deposits, as determined by the Servicer in its sole discretion, in immediately available funds in the London interbank market on the LIBOR Determination Date. The establishment of LIBOR on each LIBOR Determination Date by the Servicer and the Servicer's calculation of the rate of interest applicable to the Mortgage Note will (in the absence of manifest error) be final and binding. LIBOR for the initial Interest Accrual Period shall be 1.94125% per annum.

          "LIBOR Banking Day" shall mean any day on which commercial banks are
           -----------------
open for business (including dealings in foreign exchange and foreign currency) in London, England which is also a Business Day.

          "LIBOR Determination Date" shall mean, with respect to each Mortgage
           ------------------------
Loan Accrual Period (other than the initial Mortgage Loan Accrual Period for which the Determination Date will be December 10, 2001), the day that is two LIBOR Banking Days prior to the first day of such Mortgage Loan Accrual Period.

          "Liquidation Event" shall mean the Mortgage Loan is paid in full or a
           -----------------
Final Recovery Determination is made with respect to the Mortgage Loan.

          "Liquidation Expenses" shall mean all customary and reasonable
           --------------------
"out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of a Mortgaged Property or the Mortgage Loan as a Specially Serviced Loan or an REO Property pursuant to
Section 3.09 or 3.18 (including legal fees and expenses, committee or referee
------------    ----
fees and, if applicable, brokerage commissions and conveyance taxes, appraisal fees and fees in connection with the preservation and maintenance of such Mortgaged Property).

          "Liquidation Fee" shall mean, with respect to the Mortgage Loan if it
           ---------------
is a Specially Serviced Loan or an REO Property (other than an REO Property that is purchased by the Servicer or the Special Servicer pursuant to Section 3.18),
                                                                 ------------
the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).
                   ---------------

          "Liquidation Fee Rate" shall mean 1.0%.
           --------------------

          "Liquidation Proceeds" shall mean all cash amounts (other than
           --------------------
Insurance Proceeds, Condemnation Proceeds and REO Revenues not received in connection with a liquidation of a Mortgaged Property) received by the Servicer or the Special Servicer in connection with: (a) the full, discounted or partial liquidation of such Mortgaged Property or other collateral constituting security for the Mortgage Loan (including by way of discounted pay-off) following default, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the Borrower in accordance with applicable law and/or the terms and conditions of the Mortgage Loan documents; or (b) the realization upon any deficiency judgment obtained against the Borrower.

          "Loan Agreement" shall mean the Loan and Security Agreement dated as
           --------------
of December 12, 2001 between MLMLI and the Borrower, as amended from time to time.

          "Luxembourg Paying and Transfer Agent" shall mean Kredietbank S.A.
           ------------------------------------
Luxembourgeoise.

          "Majority Controlling Class Certificateholder" shall mean, as of any
           --------------------------------------------
date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Regular Certificates that constitute(s) the Controlling Class as of such date of determination.

          "Master Lease" shall mean that certain Master Lease Agreement, dated
           ------------
as of the date hereof, between Borrower, as lessor, and Lessee, as lessee, covering each of the Mortgaged Properties, as same may be modified or amended from time to time in accordance with the terms and conditions of the Loan Agreement.

          "Master Lease Side Letter" shall mean that certain Side Letter by and
           ------------------------
among Ventas Finance I, LLC, Kindred, and Kindred Healthcare Operating, Inc., a Delaware corporation, dated as of December 12, 2001.

          "Maturity Cap Rate" shall mean, for any Class of Regular Certificates
           -----------------
other than the Class A Certificates, and any Interest Accrual Period following the Maturity Date, a per annum rate equal the sum of (i) the Cap Threshold Rate and (ii) the weighted average Component Spread as of the Settlement Date. Interest paid in respect of the Class A Certificates will not be subject to the Maturity Cap.

          "Maturity Date" means December 11, 2006.
           -------------

          "MLMLI" shall have the meaning assigned thereto in the Preliminary
           -----
Statement to this Agreement.

          "Monthly Payment Amount" shall mean, with respect to the Mortgage Loan
           ----------------------
as of any Monthly Payment Date, the scheduled payment of principal and interest, including the Balloon Payment, that is payable by the Borrower from time to time under the terms of the Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).
                                       ------------

          "Monthly Payment Date" shall mean, with respect to each payment of a
           --------------------
Monthly Payment Amount, the 9/th/ day of each calendar month, or if such day is not a Business Day, the Business Day immediately preceding such 9th day.

          "Monthly Principal Amortization Amount" shall mean, for each month,
           -------------------------------------
the amount of principal due in respect of the Mortgage Loan, as set forth in the Mortgage Note.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor
           -------
in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

          "Mortgage" shall mean all of the mortgages, the deeds of trust and
           --------
deeds to secure debt that secure the Mortgage Note and create a lien on the Mortgaged Properties.

          "Mortgage File" shall mean, with respect to the Mortgage Loan, subject
           -------------
to Section 2.01, collectively the following documents:
   ------------

          (a) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS, without recourse", and further showing a complete, unbroken chain of endorsement from MLMLI;

          (b) the original Mortgages and deeds of trust and any intervening assignments thereof that precede the assignment referred to in clause (d) of this definition, in each case with evidence of recording indicated thereon (unless the particular item has not been returned from the applicable recording office in which case it may be a certified copy with evidence of recording indicated thereon);

          (c) an original or a copy of any Assignment of Leases, and any intervening assignments thereof that precede the assignment referred to in clause (e) of this definition in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (d) original executed assignments of the Mortgage, in favor of "LaSalle Bank National Association, as Trustee for the registered holders of Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS", in recordable form;

          (e) an original executed assignment of any Assignment of Leases, in favor of "LaSalle Bank National Association, as Trustee for the registered holders of Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS", in recordable form;

          (f) originals or copies of any written assumption, modification, written assurance and substitution agreements if the Mortgage or Mortgage Note has been modified, in each case (unless the particular item has not been retained from the applicable recording office), with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

          (g) the original or a copy of the policies of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance "marked-up" at the closing of the Mortgage Loan;

          (h) (i) copies of any previously filed UCC Financing Statements in favor of MLMLI or in favor of any assignees prior to the Trustee and (ii) an original UCC-2 or UCC-3, as appropriate, in favor of LaSalle Bank National Association, as Trustee for the registered holders of Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS;

          (i) the Master Lease, the Master Lease Side Letter, the SNDAs and each other Mortgage Loan Document and any power of attorney, guaranty, property management agreement, intercreditor agreement, cash management agreement and lock-box agreement, relating to the Mortgage Loan;

provided, that whenever the term "Mortgage File" is used to refer to documents
--------
actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

          "Mortgage Loan" shall mean the mortgage loan made pursuant to the Loan
           -------------
Agreement.

          "Mortgage Loan Accrual Period" shall mean with respect to any Monthly
           ----------------------------
Payment Date, the 10/th/ day of the prior calendar month (or if such day is not a Business Day, the next Business Day) and ending on the 9/th/ day of the month in which such Monthly Payment Date occurs (unless the 10/th/ day of such month is not a Business Day, then ending on the day immediately prior to the next Business Day); provided, that the first Mortgage Loan Accrual Period will commence on the Settlement Date and end on January 9, 2002.

          "Mortgage Loan Documents" shall mean the Loan Agreement, the Mortgage
           -----------------------
Note, the Mortgages, the Assignments of Leases, the Guaranty, the Environmental Indemnity, the UCC Financing Statements, the Cash Management Agreement and any and all other documents and agreements accepted by MLMLI for the purposes of evidencing and/or securing the Mortgage Loan.


          "Mortgage Loan Purchase Agreement" shall have the meaning assigned
           --------------------------------
thereto in the Preliminary Statement.

          "Mortgage Loan Schedule" shall mean the Schedule attached hereto as
           ----------------------
Exhibit B-1 setting forth the following information with respect to the Mortgage
-----------
Loan:

          (a) the (i) street address (including city, state and zip code) of each Mortgaged Property and (ii) number of beds of each Mortgaged Property;

          (b) the (i) original principal balance and (ii) the outstanding principal balance as of the Settlement Date;

          (c) the amount of the Monthly Payment Amount due on the first Monthly Payment Date following the Settlement Date;

          (d)  the Component Interest Rates and the Interest Rate; and

          (e)  the Maturity Date.

          "Mortgage Note" shall mean the original executed note evidencing the
           -------------
indebtedness of the Borrower under the Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgaged Properties" shall mean the 40 skilled nursing facilities
           --------------------
securing the Mortgage Loan, subject to the lien of the Mortgage and constituting collateral for the Mortgage Loan.

          "Net Investment Earnings" shall mean, with respect to any Investment
           -----------------------
Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Servicer or the Special Servicer, as applicable, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than
                                                        ------------
losses of what would otherwise have constituted interest or other income earned on such funds).

          "Net Investment Loss" shall mean, with respect to any Investment
           -------------------
Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Servicer or the Special Servicer, as applicable, in accordance with Section 3.06
                                                                    ------------
(other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Servicer or the Special Servicer, as applicable; provided, that in the case of any Investment
            --------

Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and as of a date not more than 30 days prior to the date of the loss.

          "Net Operating Income" shall mean, for each Mortgaged Property, the
           --------------------
excess of total revenues over total expenses for such Mortgaged Property.

          "NOI Loan to Value Ratio" shall mean the ratio of the outstanding
           -----------------------
principal balance of the Mortgage Loan scheduled to be outstanding as of each of the dates set forth below to the Appraised Value of the Mortgaged Properties (based on the net operating income of the Facility Operator from the Mortgaged Properties and not the base rent payable under the Master Lease) as set forth in the Appraisals.

          Settlement Date:  56.6%
          Maturity Date:  53.1%

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or
           ----------------------
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's
           --------------------------
Certificate and supporting documentation contemplated by Section 4.03(b), any
                                                         ---------------
P&I Advance previously made or to be made in respect of the Mortgage Loan that, together with any then outstanding Advances, as determined by the Servicer or, if applicable, the Trustee or the Fiscal Agent, in its sole discretion exercised in good faith, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of the Mortgage Loan.

          "Nonrecoverable Servicing Advance" shall mean, as evidenced by the
           --------------------------------
Officer's Certificate and supporting documentation contemplated by Section
                                                                   -------
3.11(h), any Servicing Advance previously made or to be made in respect of the
------
Mortgage Loan or an REO Property that, together with any then outstanding Advances, as determined by the Servicer, the Special Servicer or, if applicable, the Trustee or the Fiscal Agent, in its sole discretion exercised in good faith, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of the Mortgage Loan or such REO Property.

          "Non-United States Tax Person" shall mean any Person other than a
           ----------------------------
United States Tax Person.

          "Officer's Certificate" shall mean a certificate signed by a Servicing
           ---------------------
Officer of the Servicer or the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

          "Operating Expenses" shall mean all costs and expenses incurred by the
           ------------------
Facility Operator determined in accordance with GAAP relating to the operation, maintenance, repair, use and management of the Mortgaged Properties, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, actual management fees and all amounts paid into reserves but excluding (i) lease payments made by Lessee under the Master Lease and principal, interest and other payments made by Lessee under the Leasehold Mortgage Documents (as defined in the Loan Agreement) and any other Indebtedness (as defined in the Loan Agreement) of Lessee, (ii) depreciation, amortization and other non-cash expenses of the Mortgaged Properties; provided, however, such
                                                         --------  -------
costs and expenses shall be subject to reasonable adjustment by MLMLI to normalize such costs and expenses and (iii) capital expenditures.

          "Operating Statement Analysis Report" shall have the meaning ascribed
           -----------------------------------
thereto in Section 3.12(b).
           ---------------

          "Opinion of Counsel" shall mean a written opinion of counsel (which
           ------------------
counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of the REMIC Pool as a REMIC for taxation purposes, shall be Independent of the Depositor, the Seller, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Tax Administrator, as applicable, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof.

          "OTS" shall mean the Office of Thrift Supervision or any successor
           ---
thereto.

          "Ownership Interest" shall mean, in the case of any Certificate, any
           ------------------
ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean any advance made by the Servicer, the Trustee
           -----------
or the Fiscal Agent pursuant to Section 4.03(a).
                                --------------

          "Pass-Through Rate" shall mean, with respect to each Class of Regular
           -----------------
Certificates a rate equal to (i) the Component Interest Rate (without regard to any Default Interest on any modification, waiver or amendment of the terms of the Mortgage Loan subsequent to the Settlement Date) for the related Component during the related Interest Accrual Period, minus (ii) the Administrative Cost Rate. The Pass-Through Rate on the initial Distribution Date and Interest Accrual Period shall be the rate set forth below for each Class:

                                             initial
                         Class          Pass-Through Rate
                         -----          -----------------
                           A                 2.79125%

                           B                 3.09125%

                           C                 3.44125%

                           D                 3.89125%

                           E                 4.59125%

                           F                 5.09125%

          "Patient Revenues" shall mean revenues generated from the sale of
           ----------------
goods or services at or through the Mortgaged Properties, whether by the Facility Operator or any subtenant or licensee of Lessee, or any other party, which revenues are primarily derived from services provided to patients (including, without limitation, revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or goods sold at the Mortgaged Properties, but excluding revenues received by the Facility Operator as rent or other consideration from a permitted assignment of the Master Lease or any part thereof or a permitted sublease of any Mortgaged Property or any part thereof), and which revenues shall be measured and computed using the methodology required under the Master Lease and net of contractual adjustments of governmental and other third party payors.

          "Percentage Interest" shall mean:
           -------------------

          (a) with respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Certificate as of the Settlement Date, as specified on the face thereof, and the denominator of which is the initial Certificate Principal Balance of the relevant Class as of the Settlement Date; and

          (b) with respect to any Residual Certificate, the percentage interest in distributions to be made with respect to the Class R Certificates, as stated on the face of such Certificate.

          "Performing Loan" shall mean the Mortgage Loan, if no Servicing
           ---------------
Transfer Event has occurred or, if a Servicing Transfer Event has occurred, the Mortgage Loan if it has become a Worked-Out Loan.

          "Permitted Investments" shall mean any one or more of the following
           ---------------------
obligations or securities acquired at a purchase price of not greater than par, including those issued by the

Servicer, the Trustee or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the invested sums are required for payment of an obligation for which the related sub-account was created and meeting one of the appropriate standards set forth below:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided,
                                                                     --------
     however, that the investments described in this clause (i) must (A) have a
     -------
     predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (ii)  Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the
                                                  --------  -------
     investments described in this clause (iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any Class of Certificates; provided, however, that the investments
                                --------  -------
     described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) not be subject to liquidation prior to their maturity and (E) if such investment has a maturity of (1) less than one month, have a long-term rating of at least"A2" by Moody's, (2) up to three months, have a long-term rating of at least "Aa" by Moody's, (3) up to six months, have a long-term rating of at least "Aa3" by Moody's and (4) over six months, have a long-term rating of at least "Aaa" by Moodys;

          (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates); provided, however, that the investments described in this
                    --------  -------
     clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Certificates) in its second highest long-term unsecured debt rating category; provided, however, that the investments described in this clause
     (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) not be subject to liquidation prior to their maturity and
     (E) if such investment has a maturity of (1) less than one month, have a long-term rating of at least"A2" by Moody's, (2) up to three months, have a long-term rating of at least "Aa" by Moody's, (3) up to six months, have a long-term rating of at least "Aa3" by Moody's and (4) over six months, have a long-term rating of at least "Aaa" by Moodys;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than

     365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) in its second highest short-term unsecured debt rating; provided, however, that the investments
                                       --------  -------
     described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) not be subject to liquidation prior to their maturity and (E) if such investment has a maturity of (1) less than one month, have a long-term rating of at least"A2" by Moody's,
     (2) up to three months, have a long-term rating of at least "Aa" by Moody's, (3) up to six months, have a long-term rating of at least "Aa3" by Moody's and (4) over six months, have a long-term rating of at least "Aaa" by Moody's;

          (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) for money market funds; and

          (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) the MLMLI and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any Class of Certificates by such Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow
--------  -------
investment" pursuant Section 860G(a)(6) of the Code earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; and provided, further, no obligation or security,
                                   --------  -------
other than an obligation or security constituting real estate assets, cash, cash items or Government securities pursuant to section 856(c)(4)(A) of the Code, shall be a Permitted Investment if the value of such obligation or security exceeds ten percent (10%) of the total value of the outstanding securities of any one issuer.

          "Permitted Transferee" shall mean any Transferee of a Residual
           --------------------
Certificate other than a Disqualified Organization, a Non-United States Tax Person or a Plan, except in the case of a Plan, in accordance with the provisions of Section 5.02(c); provided, however, that if a
                               --------  -------

Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its Owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase I Environmental Assessment" shall mean a "Phase I assessment"
           --------------------------------
as described in and meeting the criteria of the American Society of Testing and Materials Standard E 1527-00 or any successor thereto published by the American Society of Testing Materials.

          "Plan" shall have the meaning assigned thereto in Section 5.02(c).
           ----                                             ---------------

          "Plan Eligible Certificate" means any Certificate other than a Class R
           -------------------------
Certificate.

          "Plurality Residual Certificateholder" shall mean, as to any taxable
           ------------------------------------
year of the REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Residual Certificates.

          "Prepayment Consideration" shall mean an amount equal to 1% of the
           ------------------------
outstanding principal balance of the Mortgage Loan (or the portion thereof being prepaid) at the time of prepayment.

          "Prepayment Interest Shortfall" shall mean, if an involuntary
           -----------------------------
prepayment of the Mortgage Loan occurs in whole or in part by reason of the occurrence of a casualty or condemnation event and such prepayment occurs on a date that is prior to the Monthly Payment Date occurring in a Collection Period, the amount of interest, to the extent not collected from the Borrower, that would have accrued on the amount of the prepayment made during the period from the date of prepayment to, but not including, such Monthly Payment Date (less the amount of related Servicing Fees, Trustee Fees and, if applicable, exclusive of Default Interest and late payment charges).

          "Primary Servicing Office" shall mean the office of the Servicer or
           ------------------------
the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

          "Prime Rate" shall mean the "prime rate" published in the "Money
           ----------
Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Servicer and the Special Servicer in writing of its selection.

          "Principal Distribution Amount" shall mean, with respect to any
           -----------------------------
Distribution Date, the sum of (a) the principal portion of the Monthly Payment Amount due on the Monthly Payment Date occurring in the related Collection Period or, if the Balloon Payment is delinquent, the principal portion of any Assumed Monthly Payment Amount deemed due on the Monthly Payment Date occurring in such Collection Period, (b) any principal prepayments received on the Mortgage Loan during the related Collection Period (including any amounts applied as principal to the Mortgage Loan from the Cash Flow Sweep Sub-Account (as defined in the Cash Management Agreement)) and the Balloon Payment, if such payment is received during the related Collection Period, and (c) all other collections (including Insurance Proceeds, Condemnation Proceeds and the REO Revenues derived from the operation or liquidation of Mortgaged Property after it has been acquired following a default) that were received on or in respect of the Mortgage Loan during the related Collection Period and that were identified and applied by the Servicer as recoveries of principal.

          "Proposed Plan" shall have the meaning assigned thereto in Section
           -------------                                             -------
3.17(a)(iii).
-----------

          "PTE" shall mean prohibited transaction exemption.
           ---

          "Qualified Appraiser" shall mean an Independent appraiser selected by
           -------------------
the Special Servicer, that is a member in good standing of the Appraisal Institute and that is certified or licensed in the State where the Mortgaged Property being appraised is located and that has a minimum of five (5) years experience in the appraisal of comparable residential healthcare facilities.

          "Qualified Bidder" shall have the meaning assigned in Section 7.01(b).
           ----------------                                     ---------------

          "Qualified Institutional Buyer" shall mean a "qualified institutional
           -----------------------------
buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or
           -----------------
bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Rated Final Distribution Date" shall mean the Distribution Date in
           -----------------------------
December 10, 2012.

          "Rating Agency" shall mean each of S&P and Moody's.
           -------------

          "Record Date" shall mean, with respect to any Distribution Date, the
           -----------
close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Regular Certificates" shall have the meaning assigned in Section
           --------------------                                     -------
2.07(b).
-------
          "Regulation S" shall mean Regulation S promulgated under the
           ------------
Securities Act.

          "Regulation S Global Certificate": With respect to any Class of
           -------------------------------
Certificates offered and sold outside of the United States in reliance on Regulation S, a single global

Certificate, in definitive, fully registered form without interest coupons, which Certificate bears a Regulation S Legend.

          "Regulation S Legend" shall mean, with respect to any Class of Regular
           -------------------
Certificates, a legend generally to the effect that such Certificate may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the date that is 40 days following the later of (x) the commencement of the offering of the Certificates and (y) the Settlement Date except pursuant to an exemption from the registration requirements of the Securities Act.

          "REMIC" shall mean a "real estate mortgage investment conduit" as
           -----
defined in Section 860D of the Code.

          "REMIC Pool" shall mean the segregated pool of assets designated as
           ----------
such in Section 2.08(a).
        ---------------

          "REMIC Provisions" shall mean the provisions of the federal income tax
           ----------------
law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents" shall have the meaning set forth in the granting clauses of
           -----
each of the mortgages for the Mortgaged Properties.

          "Rents from Real Property" shall mean, with respect to an REO
           ------------------------
Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean a segregated custodial account or accounts
           -----------
created and maintained by the Special Servicer pursuant to Section 3.16(b) in
                                                           ---------------
the name of the Trustee in trust for the Certificateholders, which shall be entitled "First Union National Bank, as Special Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS, REO Account".

          "REO Acquisition" shall mean the acquisition of an REO Property
           ---------------
pursuant to Section 3.09.
            ------------

          "REO Disposition" shall mean the sale or other disposition of an REO
           ---------------
Property pursuant to Section 3.18.
                     ------------

          "REO Extension" shall have the meaning assigned thereto in Section
           -------------                                             -------
3.16(a).
-------

          "REO Property" shall mean any Mortgaged Property acquired by the
           ------------
Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of the Mortgage Loan.

          "REO Revenues" shall mean all income, rents, profits and proceeds
           ------------
derived from the ownership, operation or leasing of the related REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).
           -------                                             ---------------

          "Request for Release" shall mean a request signed by a Servicing
           -------------------
Officer of, as applicable, the Servicer in the form of Exhibit D-1 attached
                                                       -----------
hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.
                                              -----------

          "Required Appraisal Date" shall mean the earliest date upon which an
           -----------------------
Appraisal Trigger Event occurs.

          "Required Appraisal Loan" shall mean the Mortgage Loan when an
           -----------------------
Appraisal Trigger Event has occurred, provided, that the Mortgage Loan shall
                                      --------
cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event, the Mortgage Loan has become a Worked-Out Loan and no other Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

          "Required Claims-Paying Rating" shall mean, with respect to any
           -----------------------------
insurance carrier, a claims-paying ability or financial strength rating of "A2" or better from Moody's and a claims paying ability of "AA" from S&P unless, in the case of any Rating Agency, such Rating Agency has confirmed in writing that an insurance company with lower or fewer claims-paying ability ratings shall not result, in and of itself, in an Adverse Rating Event with respect to any Class of Regular Certificates; provided, that with respect to the fidelity bond and
                         --------
errors and omissions insurance required to be maintained pursuant to Section
                                                                     -------
3.07, the claims paying ability rating from S&P shall be "A" or better.
----

          "Reserve Accounts" shall have the meaning set forth in Section
           ----------------                                      -------
3.03(d).
-------

          "Reserve Funds" shall have the meaning set forth in Section 3.03(d).
           -------------                                      ---------------

          "Responsible Officer" shall mean, when used with respect to the
           -------------------
Trustee, the Fiscal Agent, the Certificate Registrar, the Custodian or the Tax Administrator, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any officer or assistant officer in its Asset-Backed Securities Trust Services Group or any other officer of the Trustee, the Fiscal Agent, the Certificate Registrar, the Custodian or the Tax Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

          "Rule 144A Global Certificate" shall mean, with respect to any Class
           ----------------------------
of Regular Certificates, a single global Certificate, in definitive, fully registered form without interest coupons, which Certificate does not bear a Regulation S Legend.

          "S&P" shall mean Standard and Poor's Ratings Services, a division of
           ---
The McGraw-Hill Companies, Inc.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Seller" shall mean MLMLI.
           ------

          "Servicer" shall mean First Union National Bank, in its capacity as
           --------
Servicer hereunder, or any successor servicer appointed as herein provided.

          "Servicer Remittance Amount" shall mean, with respect to any Servicer
           --------------------------
Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 2:00 p.m., New York City time, on such Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition
                                                   ----------
that represents one or more of the following: (i) collected Monthly Payment Amounts that are due on a Monthly Payment Date following the end of the related Collection Period, (ii) any payments of principal and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Consideration received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii)
                                                                   -----------
through (xii) of Section 3.05(a), and (v) any amounts deposited in the
         ---     --------------
Collection Account in error; provided, that the Servicer Remittance Amount for
                             --------
the Servicer Remittance Date that occurs in the same calendar month as the Maturity Date shall be calculated without regard to clauses (b)(i), (b)(ii) and
                                                    ----------------------
(b)(iii) of this definition.
--------

          "Servicer Remittance Date" shall mean the Business Day preceding each
           ------------------------
Distribution Date.

          "Servicer Termination Event" shall have the meaning assigned thereto
           --------------------------
in Section 7.01(a).
   --------------

          "Servicing Advances" shall mean all customary, reasonable and
           ------------------
necessary "out-of-pocket" costs and expenses (excluding costs and expenses of the Servicer's or the Special Servicer's overhead) incurred by the Servicer or the Special Servicer, from time to time, upon the occurrence of an Event of Default under the Mortgage Loan in the performance of its servicing obligations, including, but not limited to, the costs and expenses incurred in connection with, (a) the preservation, insurance, restoration and protection of any Mortgaged Property which, in the Servicer's or the Special Servicer's sole discretion exercised in good faith, are necessary to prevent an immediate or material loss to the Trust Fund's interest in such Mortgaged Property, (b) the payment of (i) taxes, assessments and governmental charges that may be levied or assessed against the Borrower or any Mortgaged Property or revenues therefrom or which becomes liens on such Mortgaged Property and (ii) insurance premiums, (c) any enforcement or judicial proceedings, work-outs of the Mortgage Loan if an Event of Default has occurred and is continuing, including foreclosures and including, but not limited to, court costs, attorneys' fees and expenses, costs for third party experts, including environmental and engineering consultants, appraisers and inspectors and (d) the management and liquidation of a Mortgaged Property if acquired by Trust Fund.

          "Servicing Fee" shall mean the fee designated as such and payable to
           -------------
the Servicer pursuant to Section 3.11(a).
                         --------------

          "Servicing Fee Rate" shall mean 0.01% per annum.
           ------------------

          "Servicing File" shall mean any documents (other than documents
           --------------
required to be part of the Mortgage File, but including any correspondence file) in the possession of the Servicer or the Special Servicer and relating to the origination and servicing of the Mortgage Loan or the administration of an REO Property.

          "Servicing Officer" shall mean any officer or employee of the Servicer
           -----------------
or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loan, whose name and specimen signature appear on a list of servicing officers furnished by such Person to the Trustee and the Depositor on the Settlement Date, as such list may be amended from time to time by the Servicer or the Special Servicer, as applicable.

          "Servicing Standard" shall mean, with respect to each of the Servicer
           ------------------
and the Special Servicer, to service and administer the Mortgage Loan and an REO Property for which such Person is responsible hereunder: (a) (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans and REO properties for other third-party portfolios similar to the Mortgage Loan, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and (ii) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or the Special Servicer, as the case may be, services and administers commercial loans owned by the Servicer or the Special Servicer, as the case may be, similar to the Mortgage Loan, whichever is higher;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loan, or if the Mortgage Loan comes into and continues to be in default, and if, in the good faith and reasonable judgment of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments, the maximization of timely recovery on the Mortgage Loan to the Certificateholders on a present value basis, and in the best interests of the Trust and the Certificateholders (as a collective whole) as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment; and (c) without regard to (i) any known relationship that the Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with the Borrower, the Seller, the Depositor, the Lessee, the Leasehold Mortgagees, the Facility Operator or any other party to the Agreement; (ii) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or by any of its Affiliates; (iii) the obligation of the Servicer or the Special Servicer to make Advances; (iv) the right of the Servicer or the Special Servicer, as the case may be, or any of its Affiliates to receive compensation or reimbursement of costs under this Agreement generally or with respect to any particular transaction; and (v) the ownership, servicing or management by the Servicer or the Special Servicer, as the case may be, or any of its Affiliates of any other loans or real properties not included in, securing, or related to, as the case may be, the Trust Fund.

          "Servicing Transfer Event" shall mean any of the following events:
           ------------------------

          (a) the Borrower fails to make when due any Monthly Payment Amount or any other payment required under the Mortgage Note (other than the Balloon Payment) or the Mortgages, which failure continues, or the Servicer determines, in its reasonable judgment, will continue, unremedied for 60 days; or

          (b) the Borrower fails to make when due the Balloon Payment; or

          (c) the Servicer determines that a default in making a Monthly Payment Amount, the Balloon Payment or any other payment required under the Mortgage Note is likely to occur within 30 days and the default is likely to remain unremedied for at least 60 days or, in the case of a delinquent Balloon Payment, for at least 30 days; or

          (d) the Servicer determines that a non-payment default has occurred under the Mortgage Loan that may materially impair the value of any Mortgaged Property as security for the Mortgage Loan or the collectability of the Mortgage Loan and the default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); or

          (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the Borrower or the Lessee under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Borrower, the Lessee or any Mortgaged Property; or

          (f) the Borrower or the Lessee shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or Lessee or of or relating to all or substantially all of its property; or

          (g) the Borrower or the Lessee shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (h) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to any Mortgaged Property (including by a Leasehold Mortgagee under a Leasehold Mortgage); or

          (i) an event of default has occurred under the Master Lease; or

          (j) the NOI Loan to Value Ratio is 100% and the Certificateholders entitled to not less than 25% of the aggregate Voting Rights have declared a Servicing Transfer Event to have occurred.

          "Settlement Date" shall mean December 12, 2001.
           ---------------

          "SNDAs" shall mean the 40 separate subordination, non-disturbance and
           -----
attornment agreements delivered by the Borrower in connection with the Loan Agreement.

          "Special Servicer" shall mean First Union National Bank, in its
           ----------------
capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicing Fee" shall mean the fee designated as such and
           ---------------------
payable to the Special Servicer pursuant to the first paragraph of Section
                                                                   -------
3.11(c).
------
          "Special Servicing Fee Rate" shall mean 0.35% per annum.
           --------------------------

          "Specially Serviced Loan" shall mean the Mortgage Loan after a
           -----------------------
Servicing Transfer Event has occurred and is continuing and before the date (if any) on which it becomes a Worked-Out Loan.

          "Startup Day" shall mean, with respect to the REMIC Pool, the day
           -----------
designated as such in Section 2.08(a).
                      --------------

          "Stated Principal Balance" shall mean, as of any date of
           ------------------------
determination, the unpaid principal balance of the Mortgage Loan net of the principal portion of any unreimbursed P&I Advances.

          "Sub-Servicer" shall mean any Person with which the Servicer or the
           ------------
Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean the written contract between the
           -----------------------
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of the Mortgage Loan as provided in Section 3.22.
            ------------

          "Successful Bidder":  As defined in Section 7.01(b).
           -----------------                  ---------------

          "Tax Administrator" shall mean the Trustee, in its capacity as tax
           -----------------
administrator hereunder, or any successor tax administrator appointed as herein provided.

          "Tax Matters Person" shall mean, with respect to the REMIC Pool, the
           ------------------
Person designated as the "tax matters person" of the REMIC Pool in the manner provided under Treasury Regulations section 1.860F-4(d) and temporary Treasury Regulations section 301.6231(a)(7)-1T, which Person shall, pursuant to Section
                                                                       -------
10.01(b), be the related Plurality Residual Certificateholder.
-------

          "Tax Returns" shall mean the federal income tax return on IRS Form
           -----------
1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

          "Transfer" shall mean any direct or indirect transfer, sale, pledge,
           --------
hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transfer Affidavit and Agreement" shall have the meaning assigned
           --------------------------------
thereto in Section 5.02(d).
           --------------

          "Transferee" shall mean any Person who is acquiring by Transfer any
           ----------
Ownership Interest in a Certificate.

          "Transferor" shall mean any Person who is disposing by Transfer any
           ----------
Ownership Interest in a Certificate.

          "Trust" shall mean the trust created hereby.
           -----

          "Trust Fund" shall mean, collectively, all of the assets of the REMIC
           ----------
Pool.

          "Trustee" shall mean LaSalle Bank National Association, in its
           -------
capacity as trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee Report" shall have the meaning assigned thereto in Section
           --------------                                             -------
4.02(a).
------

          "Trustee's Fee" shall mean the fee designated as such and payable to
           -------------
the Trustee pursuant to Section 8.05(a).
                        ---------------

          "Trustee's Fee Rate" shall mean 0.0065% per annum.
           ------------------

          "UCC" shall mean the Uniform Commercial Code in effect in the
           ---
applicable jurisdiction.

          "UCC Financing Statement" shall mean a financing statement executed
           -----------------------
and filed pursuant to the Uniform Commercial
Code, as in effect in any relevant jurisdiction.

          "Uncapped Interest" shall mean, with respect to any Class of Regular
           -----------------
Certificates other than the Class A Certificates, on any Distribution Date after the Maturity Date, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Class at a per annum rate equal to the excess, if any, of (i) the Pass-Through Rate for such Class, over (ii) the Maturity Cap Rate.

          "Uncapped Interest Amount" shall mean, with respect to any Class of
           ------------------------
Regular Certificates other than the Class A Certificates, and any Distribution Date, the sum of (i) the Uncapped Interest for such Distribution Date and (ii) any unpaid Uncapped Interest Amount for the preceding Distribution Date plus interest thereon at a per annum rate equal to the then applicable Pass-Through Rate for such Class (without giving effect to the imposition of the

Maturity Cap Rate) accrued from such prior Distribution Date to, but not including, the current Distribution Date.

          "United States Securities Person" shall mean any "U.S. person" as
           -------------------------------
defined in Rule 902(k) of Regulation S.

          "United States Tax Person" shall mean a citizen or resident of the
           ------------------------
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          "USPAP" shall mean the Uniform Standards of Professional Appraisal
           -----
Practices.

          "Ventas" shall mean Ventas, Inc., a Delaware corporation.
           ------

          "Voting Rights" shall mean the voting rights evidenced by the
           -------------
respective Certificates. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among all of the Holders of the various Classes of Regular Certificates in proportion to the respective Certificate Principal Balances of such Classes, and 0% of the Voting Rights shall be allocated to the Holders of the Residual Certificates. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

          "Worked-Out Loan" shall mean the Mortgage Loan when it has ceased to
           ---------------
be a Specially Serviced Loan. The Mortgage Loan will cease to be a Specially Serviced Loan (so long as no other Servicing Transfer Event then exists):

          (i)   in the case of the circumstances described in clause (a) and (b)
                                                              ---------       -
     of the definition of Servicing Transfer Event, if and when the Borrower has made three consecutive full and timely Monthly Payment Amounts under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);
                                      ------------

          (ii)  in the case of the circumstances described in clauses (c), (e),
                                                              ----------    -
     (f) and (g) of the definition of Servicing Transfer Event, if and when such
      -       -
     circumstances cease to exist in the reasonable judgment of the Special Servicer;

          (iii) in the case of the circumstances described in clause (d) of the
                                                              ---------
     definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and

          (iv) in the case of the circumstances described in clause (h) of the
                                                             ---------
     definition of Servicing Transfer Event, if and when such proceedings are terminated.

          "Workout Fee" shall mean, with respect to the Mortgage Loan when it is
           -----------
a Worked-Out Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).
                                                     --------------

          "Workout Fee Rate" shall mean 1.0%.
           ----------------

SECTION 1.02.   General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv)  a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

SECTION 1.03.   Certain Calculations in Respect of the Mortgage Pool.

     (a) All amounts collected by on or behalf of the Trust Fund in respect of the Mortgage Loan in the form of net Liquidation Proceeds shall be applied to amounts due and owing under the Mortgage Note and Mortgages (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Document or, in the absence of such express provision or if and to the extent such terms authorize MLMLI to use its sole discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest at the related Component Interest Rate to, but not including, the date of receipt by or on behalf of the Trust Fund (or, in the case of a full Monthly Payment Amount, through the related Monthly Payment Date) and, in cases where the Mortgage Loan requires the Borrower to pay the related Servicing Fees, such Servicing Fees as are accrued and have not been paid by the Borrower, over
(ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the Mortgage Loan that have theretofore occurred under Section 4.03(d) in connection with Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fourth below on earlier dates); third, as a recovery of principal of the Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of the Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the Mortgage Loan that have theretofore occurred under
Section 4.03(d) in connection with the related Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to this clause fourth on earlier dates); fifth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items; sixth, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any assumption fees and modification fees then due and owing under the Mortgage Loan; eighth, as a recovery of any Default Interest then due and owing under the Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under the Mortgage Loan other than remaining unpaid principal; and tenth, as a recovery of any remaining principal of the Mortgage Loan to the extent of its entire remaining unpaid principal balance.

     (b) Collections by or on behalf of the Trust Fund in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such REO Property to the extent of the excess of (i) accrued and unpaid interest on the related REO Property at the related Component Interest Rate to, but not including, the Monthly Payment Date in the Collection Period in which such collections were received and, in cases where the predecessor Mortgage required the Borrower to pay the related Servicing Fees, such Servicing Fee accruing for such Collection Period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Property that have theretofore occurred under Section 4.03(d) in connection with Appraisal Reduction Amounts (to the extent collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fourth below on earlier dates); third, as a recovery of principal of the related REO Property to the extent of its entire unpaid principal balance; fourth, as a recovery of accrued and unpaid interest on the Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.03(d) in connection with related Appraisal Reduction Amounts (to the extent that collections have not theretofore been applied as a recovery of accrued and unpaid interest pursuant to this clause fourth on earlier dates); fifth, as a recovery of any Default Interest then deemed to be due and owing under the Mortgage Loan; and sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Property.

                                  ARTICLE II.

                        CONVEYANCE OF THE MORTGAGE LOAN;
                   REPRESENTATIONS AND WARRANTIES; ISSUANCE OF
               REGULAR CERTIFICATES, AND THE RESIDUAL CERTIFICATES

SECTION 2.01.   Conveyance of the Mortgage Loan.

     (a) It is the intention of the parties hereto that a trust be established pursuant to this Agreement and, further, that such trust be designated as "-- Ventas Trust." LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

     (b) Concurrently with the execution and delivery hereof, the Depositor does hereby sell, assign, transfer and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders, all of the right, title and interest of the Depositor in, to and under (i) the Mortgage Loan, all payments under and proceeds of the Mortgage Loan received after the Settlement Date (other than scheduled payments of interest and principal due on or before the Settlement Date), including the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loan; (ii) all Mortgage Loan Documents and all documents included in the Mortgage File; (iii) any REO Property acquired in respect of the Mortgage Loan; (iv) the Depositor's interest in the benefits of the Cap Agreement; (v) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, and, if established, the REO Account; (vi) the Mortgage Loan Purchase Agreement; and (vii) all other assets included or to be included in the Trust Fund.

          After the Depositor's transfer of the Mortgage Loan to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action
                 --------------
inconsistent with the Trust's ownership of the Mortgage Loan.

     (c) The conveyance of the Mortgage Loan and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Mortgage Loan and such other related rights and property (which, in respect of the Cap Agreement, means the Depositor's interest in the benefits thereof as set forth in Section 2.01(b)(iv)
                                                             ------------------
above) by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the parties hereto intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties hereto also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets described in Section 2.01(b) and any
                                                     --------------
and all proceeds thereof, (iii) the possession by the Trustee or its agent of the Mortgage Note with respect to the Mortgage Loan subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 financing statement substantially in the form attached as Exhibit J hereto in the State of Delaware
                                      ---------
promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file, at the expense of the Depositor, at each such office, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in preparing and filing such continuation statements. This Section 2.01(c) shall constitute
                                              --------------
notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

     (d)  In connection with the Depositor's assignment pursuant to Section
                                                                    -------
2.01(b) above, the Depositor hereby represents and warrants that it has
------
contractually obligated the Seller, pursuant to the Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Servicer and the Special Servicer) the Mortgage File on or before the Settlement Date. The Depositor shall deliver to the Trustee or a Custodian appointed thereby, the Servicer and the Special Servicer on or before the Settlement Date a fully executed counterpart of the Mortgage Loan Purchase Agreement and to the Trustee on or before the Settlement Date a fully executed counterpart of the Cap Agreement.

     (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Settlement Date and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee or any Custodian appointed thereby, the Trustee or a Custodian on its behalf is hereby authorized and shall complete (to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, at the expense of the Depositor, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (d) and (e) of the definition of "Mortgage File" that has been received
--------
by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (h)(ii) of the definition of "Mortgage File"
                           ---------
that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or the applicable Custodian on its behalf following recording, and each such UCC-2 and UCC-3 shall reflect that the filed copy thereof should be returned to the Trustee or the applicable Custodian on its behalf following filing; provided, that in those instances where the public
                         --------
recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee or a Custodian on its behalf shall obtain or cause to be obtained therefrom a certified copy of the recorded original. Upon receipt, the Trustee or a Custodian on its behalf shall, unless a Seller is doing so in accordance with the Mortgage Loan Purchase Agreement, promptly forward copies of such recorded or final documents to the Servicer and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee or a Custodian on its behalf, shall direct the Seller to prepare or cause to be prepared promptly, pursuant to the Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee or a Custodian on its behalf shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If the Seller has been so notified and has not responded within ten (10) Business Days, then the Trustee shall promptly thereafter also so notify the Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative.

          In connection with the Depositor's assignment pursuant to Section
                                                                    -------
2.01(b) above, the Depositor hereby represents and warrants that it has
------
contractually obligated the Seller, pursuant to the Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Servicer, on or before the Settlement Date (or, if any of the following items are not in the actual possession of the Seller, as soon as reasonably practical, but in any event within 45 days after the Settlement
Date): (i) copies of the Mortgage File; (ii) originals or copies of all financial statements, regulatory surveys, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loan and, to the extent they are not required to be a part of the Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the Borrower in connection with the origination of the Mortgage Loan and that are necessary for the ongoing servicing and administration of the Mortgage Loan, and (iii) copies of (A) a Letter of Credit in the amount of $1,588,000, dated as of December 12, 2001 from Kindred Healthcare Operating, Inc. in favor of MLMLI and (B) a Letter of Credit in the amount of $2,225,000, dated as of December 12, 2001 from Kindred Healthcare Operating, Inc. in favor of MLMLI, and the assignments thereof to the Trustee in care of the Servicer. In connection with clause (iii) of the prior sentence, the Trustee shall deliver to the Servicer the original counterparts of the documents described therein to the extent received by the Trustee and the Servicer shall administer such documents, including, as appropriate, arranging for their renewal or making draws thereunder. The Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders. The Servicer shall not be liable to the Trust or any parties hereto for the failure of the Seller to deliver any of the above-referenced documents.

SECTION 2.02.   Acceptance of Mortgage Assets by Trustee.

     (a)  Subject to the other provisions in this Section 2.02, the Trustee, by
                                                  ------------
its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Mortgage Loan and all documents delivered to it that constitute portions of the Mortgage File and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage File, and that it holds and will hold the Mortgage Loan and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, the Seller and the Controlling Class Representative that, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2,
                                                                    -----------
(i) the original Mortgage Note specified in clause (a) of the definition of "Mortgage File" and all allonges thereto, if any (or, a copy of the Mortgage Note, together with a "lost note affidavit" certifying that the original of the Mortgage Note has been lost), are in its possession or the possession of a Custodian on its behalf, and (ii) such Mortgage Note (or copy thereof) has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (in the case of the Mortgage Note, handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appears to have been executed and (C) purports to relate to the Mortgage Loan. On or about the 60th day following the Settlement Date and, if any exceptions are noted or if the recordation/filing contemplated by Section
                                                                  -------
2.01(e) has not been completed (based solely on receipt by the Trustee of the
------
particular documents showing evidence of the recordation/filing), every 180 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and (ii) the second anniversary of the Settlement Date, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01(d), 2.02(b) and 2.02(c), certify in the form attached hereto as
---------------   ------      ------
Exhibit B-3 in a mutually acceptable electronic format to each of the other
-----------
parties hereto, the Rating Agencies and the Controlling Class Representative that (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (a) of the definition of "Mortgage File", the original or copy of each recorded document specified in clauses (b) through (e) of the definition of "Mortgage File", the original or copy of the policy of title insurance specified in clause (g) of the definition of "Mortgage File" and each document specified in clause (h) of the definition of "Mortgage File" is in its possession or the possession of a Custodian on its behalf; (ii) the information contained in items (a)(i) (without respect to zip code) and (b)(i) of the definition of Mortgage Loan Schedule is correct; (iii) if such report is due after June 1, 2002, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by
                --------------
the Trustee of the particular recorded/filed documents); and (iv) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed (where appropriate) and (C) purport to relate to the Mortgage Loan.

     (b) None of the Trustee, the Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loan delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

     (c)  In performing the reviews contemplated by subsection (a) above, the
                                                    -------------
Trustee or a Custodian on its behalf may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and any Custodian's review of the Mortgage File is limited solely to confirming that the documents specified in clauses (a), (b), (c), (d), (e), (g) and (h) of the definition of "Mortgage
--------
File" have been received and such additional information as will be necessary for making and/or delivering the certifications required by subsection (a)
                                                            -------------
above.

SECTION 2.03.   Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Settlement Date, that:

          (i) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Initial Purchasers, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to Section 2.01(e), which has not yet been
                                     --------------
completed.

          (vii) The Depositor's transfer of the Mortgage Loan to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (viii) The Depositor is not transferring the Mortgage Loan to the Trustee with any intent to hinder, delay or defraud its present or future creditors. In connection with its transfer of the Mortgage Loan hereunder, the Depositor will receive new value and consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

          (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loan to the Trustee pursuant to Section 2.01(b).
                    --------------

          (x) After giving effect to its transfer of the Mortgage Loan to the Trustee pursuant to Section 2.01(b), the value of the Depositor's assets, either
                    --------------
taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business, and such transfer will not render the Depositor insolvent.

          (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

          (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor. The execution, delivery and performance of this Agreement by the Depositor constitutes bona fide and arm's-length transactions and are undertaken in the ordinary course of business of the Depositor.

          (xiv) Assuming the accuracy of the representations and warranties of the Seller set forth in the Mortgage Loan Purchase Agreement, immediately prior to the transfer of the Mortgage Loan to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, the Mortgage Loan, and the Depositor has full right and authority to sell, assign and transfer the Mortgage Loan.

          (xv) The Depositor is transferring the Mortgage Loan to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

          (xvi) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Settlement Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the Mortgage Loan by the Depositor to the Trustee.

          (xvii) The Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. For this purpose, Section 860G(a)(3) of the Code shall be applied without regard to the rule contained in Treasury Regulations Section 1.860G-2(f)(2) which treats a defective mortgage loan as a "qualified mortgage" under certain circumstances. Accordingly, the Depositor represents that the Mortgage Loan is directly secured by a Mortgage on a commercial property, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect the portion of such commercial property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for the Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures the Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Settlement Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the Mortgage Loan was originated unless (a) the Mortgage Loan was modified after the date of its origination in a manner that would cause a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when the Mortgage Loan was in default or when default with respect to the Mortgage Loan was reasonably foreseeable. However, if the Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when the Mortgage Loan was not in default or when default with respect to the Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred.

          (xviii) Prepayment Consideration payable with respect to the Mortgage Loan, if any, constitutes "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

     (b)  The representations and warranties of the Depositor set forth in
Section 2.03(a) shall survive the execution and delivery of this Agreement and
--------------
shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

SECTION 2.04.    Representations and Warranties of the Servicer.

     (a) The Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Settlement Date, that:

          (i) The Servicer is duly organized, validly existing as a national banking association under the laws of the United States, and the Servicer is in compliance with the laws of the State in which each of the Mortgaged Properties is located to the extent necessary to ensure the enforceability of the Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Servicer, is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

          (iii) The Servicer has the full power and authority to enter into and consummate all transactions involving the Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

          (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, the outcome of which, in the Servicer's reasonable judgment, would prohibit the Servicer from entering into this Agreement or that, in the Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

          (vii) The Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).
                                  ---------------

          (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

     (b)  The representations and warranties of the Servicer set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and
---------------
shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of such foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

     (c) Any successor Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section
                                                                        -------
2.04(a), subject to such appropriate modifications to the representation and
-------
warranty set forth in Section 2.04(a)(i) to accurately reflect such successor's
                      ------------------
jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

SECTION 2.05.    Representations and Warranties of the Special Servicer.

     (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Settlement Date, that:

          (i) The Special Servicer is duly organized, validly existing as a national banking association under the laws of the United States, and the Special Servicer is in compliance with the laws of the State in which each of the Mortgaged Properties is located to the extent necessary to ensure the enforceability of the Mortgage Loan and to perform its obligations under this Agreement.

          (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which, in the Special Servicer's reasonable judgment, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).
                                          ---------------

          (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement. (

     (b) The representations and warranties of the Special Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement
   ---------------
and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto and the Controlling Class Representative.

     (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.05(a), subject to such
---------------
appropriate modifications to the representation and warranty set forth in
Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of
------------------
organization and whether it is a corporation, partnership, bank, association or other type of organization.

SECTION 2.06. Representations and Warranties of the Trustee, Fiscal Agent and Tax Administrator.

     (a) LaSalle, in its capacity as Trustee and Tax Administrator hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Settlement Date, that:

          (i) LaSalle is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which each of the Mortgaged Properties is located to the extent necessary to ensure the enforceability of the Mortgage Loan (insofar as such enforceability is dependent upon compliance by LaSalle with such laws) and to perform its obligations under this Agreement.

          (ii) LaSalle's execution and delivery of, performance under and compliance with this Agreement, will not violate the LaSalle's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of LaSalle is likely to affect materially and adversely either the ability of LaSalle to perform its obligations under this Agreement or the financial condition of LaSalle.

          (iii) LaSalle has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of LaSalle, enforceable against LaSalle in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) LaSalle is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in LaSalle's reasonable judgment, is likely to affect materially and adversely either the ability of LaSalle to perform its obligations under this Agreement or the financial condition of LaSalle.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by LaSalle of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

          (vii) No litigation is pending or, to the best of LaSalle's knowledge, threatened against LaSalle that, if determined adversely to LaSalle, would prohibit LaSalle from entering into this Agreement or that, in LaSalle's reasonable judgment, is likely to materially and adversely affect either the ability of LaSalle to perform its obligations under this Agreement or the financial condition of LaSalle.

          (viii) LaSalle is eligible to act as Trustee hereunder in accordance with Section 8.06.
     ------------

     (b) ABN AMRO, in its capacity as Fiscal Agent hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Settlement Date, that:

          (i) ABN AMRO is duly organized and validly existing as a Netherlands banking corporation.

          (ii) ABN AMRO's execution and delivery of, performance under and compliance with this Agreement, will not violate ABN AMRO's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of ABN AMRO is likely to affect materially and adversely either the ability of ABN AMRO to perform its obligations under this Agreement or the financial condition of ABN AMRO.

          (iii) ABN AMRO has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of ABN AMRO, enforceable against ABN AMRO in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) ABN AMRO is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in ABN AMRO's reasonable judgment, is likely to affect materially and adversely either the ability of ABN AMRO to perform its obligations under this Agreement or the financial condition of ABN AMRO.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by ABN AMRO of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

          (vii) No litigation is pending or, to the best of ABN AMRO's knowledge, threatened against ABN AMRO that, if determined adversely to ABN AMRO, would prohibit ABN AMRO from entering into this Agreement or that, in ABN AMRO's reasonable judgment, is likely to materially and adversely affect either the ability of ABN AMRO to perform its obligations under this Agreement or the financial condition of ABN AMRO.

          (viii) ABN AMRO is eligible to act as Fiscal Agent hereunder in accordance with Section 8.13.
                ------------

     (c) The representations and warranties of LaSalle and ABN AMRO set forth in Sections 2.06(a) and 2.06(b) shall survive the execution and delivery of this
   ----------------     -------
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

     (d) Any successor Trustee and/or Tax Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a) and any successor Fiscal Agent shall be
                        ---------------
deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(b) subject to such
                                            ---------------
appropriate modifications to the representation and warranty set forth in Sections 2.06(a)(i) and 2.06(b)(i), as applicable, to accurately reflect such
-------------------     ----------
successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

SECTION 2.07.     Designation of the Certificates.

     (a) The Certificates shall consist of seven (7) Classes hereby designated as the "Class A Certificates", the "Class B Certificates", the "Class C
        --------------------        --------------------        -------
Certificates", the "Class D Certificates", the "Class E Certificates", the
------------        --------------------        --------------------
"Class F Certificates" and the "Class R Certificates", respectively.
 --------------------           --------------------

     (b) The Class A, Class B, Class C, Class D, Class E and Class F Certificates are collectively designated as the "Regular Certificates".
                                                 --------------------

     (c)  The Class R Certificates are designated as the "Residual
                                                          --------
Certificates".
------------

SECTION 2.08. Creation of the REMIC Pool; Issuance of the Regular Certificates and the Residual Interest.

     (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as the "REMIC
                                                                        -----
Pool": (i) the assets and property described in Section
----                                            -------

2.01(b), other than the Cap Agreement and any interest or principal payable on
-------
the Mortgage Loan which is attributable to any portion of a Servicing Fee, Special Servicing Fee or Workout Fee that is deemed to be in excess of the amount of such Servicing Fee, Special Servicing Fee or Workout Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions, and (ii) all other assets included or to be included in the REMIC Pool. The Settlement Date is hereby designated as the "Startup Day" of the REMIC
                                                       -----------
Pool within the meaning of Section 860G(a)(9) of the Code.).

     (b) Concurrently with the assignment of the Mortgage Loan and related assets (but excluding the Cap Agreement) to the Trustee pursuant to Section
                                                                    -------
2.01(b) and in exchange therefore, the Trustee shall execute, and shall cause
-------
the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Regular Certificates and the Class R Certificates in authorized denominations together evidencing the entire Certificate Ownership of the REMIC Pool. There shall be six (6) classes of Regular Certificates.

     (c) The respective Classes of Regular Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in the REMIC Pool. None of the parties hereto, to the extent that it is within the control thereof, shall create or permit the creation of any other "interests" in the REMIC Pool (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

     (d) The Class A, Class B, Class C, Class D, Class E and Class F Certificates shall each have a Certificate Principal Balance. The following table sets forth the initial Certificate Principal Balance for each such Class of Certificates:

                    Class of                 Initial Class
                  Certificates             Principal Balance
                  ------------             -----------------
                        A                       $125,230,000
                        B                       $ 17,970,000
                        C                       $  8,860,000
                        D                       $ 26,830,000
                        E                       $ 26,830,000
                        F                       $ 19,280,000

          On each Distribution Date, the Certificate Principal Balance of each Class of Regular Certificates shall be permanently reduced by any distributions of principal made in respect of such Class of Certificates on such Distribution Date pursuant to Section 4.01(a), and shall not otherwise be increased or
                 ---------------
decreased.

          Solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Regular Certificates shall be December 10, 2013.

     (e) Each Class of Regular Certificates shall have a Pass-Through Rate as set forth in Section 1.01.
             ------------

     (f) Each Class of Regular Certificates shall accrue interest, and such interest shall commence accruing on the Settlement Date. In the case of each such Class of Certificates, such interest shall be calculated on an Actual/360 Basis and, during each Interest Accrual Period, shall accrue interest at the applicable Pass-Through Rate for such Class on the Certificate Principal Balance thereof outstanding immediately prior to the related Distribution Date.

     (g) The Class R Certificates shall not have principal balances and shall not bear interest.

SECTION 2.09.   Breaches of Representations and Warranties.

     (a) If any party hereto discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loan set forth in the Mortgage Loan Purchase Agreement (a "Seller Breach"), the party discovering such Seller Breach shall give written notice thereof to the other parties hereto and to the Rating Agencies. Promptly upon becoming aware of the Seller Breach (including through such written notice provided by any party hereto), if any party hereto determines that such Seller Breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the Servicer of such determination and promptly after receipt of such notice, the Servicer shall request in writing (with a copy to the other parties hereto, the Rating Agencies and the Controlling Class Representative) that the Seller, not later than ninety (90) days from receipt of such written request (i) cure such Seller Breach in accordance with Section
                                                                    -------
3.01(c) of the Mortgage Loan Purchase Agreement or (ii) in the event such Seller
-------
Breach is in respect of the representation contained in Sections 3.01(a)(vi)(A)
                                                        -----------------------
or 3.01(a)(vi)(B) of the Mortgage Loan Purchase Agreement, repurchase the
   --------------
Mortgage Loan in accordance with Section 3.01(c) of the Mortgage Loan Purchase
                                 ---------------
Agreement; provided, however, that if such Seller Breach is capable of being
           --------
cured but not within such ninety (90) day period and the Seller has commenced and is diligently proceeding with the cure of such Seller Breach within such ninety (90) day period, the Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, if applicable, to repurchase the Mortgage Loan); and provided, further, with respect to such additional ninety
(90) day period the Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such Seller Breach is not capable of being cured within the initial ninety (90) day period and what actions the Seller is pursuing in connection with the cure thereof.

     (b) If any party hereto discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loan set forth in Sections
                                                                      --------
2.03(a)(xvii) or 2.03(a)(xviii) of this Agreement (a "Depositor Breach"), the
-------------    --------------
party discovering such Depositor Breach shall give written notice thereof to the other parties hereto and to the Rating Agencies. Promptly upon becoming aware of any Depositor Breach (including through such written notice provided by any party hereto), if any party hereto determines that such Depositor Breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the Servicer of such determination and promptly after receipt of such notice, the Servicer shall request in writing (with a copy to the other parties hereto, the Rating Agencies and the Controlling Class Representative) that the Depositor, not later than ninety (90) days after any party to this Agreement discovers such Depositor Breach (i) cure such Depositor Breach in all material respects or (ii) repurchase the Mortgage Loan for a purchase price equal to:

          (i) the outstanding principal balance of the Mortgage Loan as of the date of repurchase; plus

          (ii) all accrued and unpaid interest (other than Default Interest) on the Mortgage Loan at the applicable weighted average interest rate, in effect from time to time, to but not including the Monthly Payment Date in the Collection Period of repurchase; plus

          (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on any Advances and any related Liquidation Expenses incurred as of such date; plus

          (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer and the Trustee in respect of the Depositor Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     (c) In connection with any repurchase of the Mortgage Loan by the Seller as contemplated by Section 3.01(c) of the Mortgage Loan Purchase Agreement or by
                ---------------
the Depositor pursuant to Section 2.09(b) of this Agreement (the Seller or
                          ---------------
Depositor, the "Purchaser"), upon receipt of a Request for Release of a Servicing Officer of the Servicer certifying as to the receipt of the Repurchase Price (as defined in the Mortgage Loan Purchase Agreement) or the purchaser price set forth in Section 2.09(b) of this Agreement, as applicable, in the
                   ---------------
Collection Account, (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the Purchaser the legal and beneficial ownership of the Mortgage Loan and (ii) the Trustee, the Custodian, the Servicer and the Special Servicer shall each tender to the Purchaser, upon delivery to each of them of a receipt executed by the Purchaser, all portions of the Mortgage File and other documents pertaining to the Mortgage Loan possessed by it and the Servicer and the Special Servicer shall release to the Purchaser any Escrow Payments and Reserve Funds held by it in respect of the Mortgage Loan; provided, that such tender by the Trustee or the Custodian shall
               --------
be conditioned upon its receipt from the Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Servicer and the Special Servicer shall have no further responsibility with regard to the Mortgage Loan and the Mortgage File. The Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.09, and the
                                                      ------------
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Servicer and are necessary to permit the Servicer to do so. The Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Servicer of such powers of attorney. Notwithstanding anything contained herein to the contrary, neither the Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the

Trustee's name without indicating the Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

          (d) The Trustee with the cooperation of the Special Servicer (in the case of the Specially Serviced Mortgage Loan) shall, for the benefit of the Certificateholders, enforce the obligations of the Seller under Section 3.01 of
                                                                ------------
the Mortgage Loan Purchase Agreement.

                                  ARTICLE III.

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

SECTION 3.01.     Administration of the Mortgage Loan.

          (a) Each of the Servicer and the Special Servicer shall service and administer the Mortgage Loan and any REO Property for the benefit of the Certificateholders (as a collective whole) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with any and all applicable laws, in accordance with the express terms of this Agreement and the Mortgage Loan and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Servicer shall service and
                          ------------
administer the Mortgage Loan when it is a Performing Loan, and (ii) the Special Servicer shall service and administer (x) the Mortgage Loan when a Servicing Transfer Event has occurred and is continuing, and (y) any REO Property; provided, however, that the Servicer shall continue to collect information and,
--------  -------
subject to its receipt of information from the Special Servicer as provided herein, prepare all reports to the Trustee required hereunder with respect to the Specially Serviced Loan and any REO Property, to process payments at the direction of the Special Servicer, and to render such incidental services with respect to the Mortgage Loan when it is a Specially Serviced Loan and any REO Property as are specifically provided for herein; and provided, further, that
                                                      --------  -------
the Special Servicer shall render such incidental services with respect to the Mortgage Loan when it is a Performing Loan as are specifically provided for herein. The Servicer shall not cause the Trust to obtain title to any Mortgaged Property.

          (b) Subject to Section 3.01(a), the Servicer and the Special Servicer
                         ---------------
shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them:
(i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage or other security document in the Mortgage File on the Mortgaged Properties and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Servicer and Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all
                                      -------------     ----
assumptions, modifications, waivers, amendments or consents to or with respect to any documents contained in the Mortgage File. Subject to Section 3.10, the
                                                            ------------
Trustee shall, at the written request of a Servicing Officer of the Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Servicer or the Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the
                                               --------  -------
Trustee shall not be held liable for any misuse of any such power of attorney by the Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's or Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer and Special Servicer are permitted to, at their own expense (except to the extent that a particular expense is expressly provided herein to be an Advance or an expense of the Trust Fund) to utilize other agents or attorneys typically used by servicers of mortgage loans underlying commercial mortgaged backed securities in performing certain of their obligations under this Agreement, including, without limitation, property management, sale and operation and the enforcement of the Mortgage.

     (c) The relationship of each of the Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

SECTION 3.02.     Collection of Mortgage Loan Payments.

          The Servicer and the Special Servicer shall each undertake reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loan it is obligated to service hereunder and shall follow such collection procedures as are consistent with applicable law and the Servicing Standard. Consistent with the foregoing, the Servicer (as to the Mortgage Loan when it is a Performing Loan) and the Special Servicer (as to the Mortgage Loan when it is a Specially Serviced Loan) each may waive any Default Charges in connection with any specific delinquent payment on the Mortgage Loan it is obligated to service hereunder.

SECTION 3.03.     Taxes, Assessments and Similar Items.

     (a) The Servicer shall administer in accordance with the Servicing Standard the rights of the Trust under the Loan Agreement and the Cash Management Agreement with respect to the Impositions and Insurance Reserve Sub-Account. Subject to any terms of the Mortgage Loan documents, the Impositions and Insurance Reserve Sub-Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of the Mortgage Loan (and interest earned thereon) from the Impositions and Insurance Reserve Sub-Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed
Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the Borrower on balances in the Impositions and Insurance Reserve Sub-Account (or, if and to the extent not payable to the Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of the Impositions and Insurance Reserve Sub-Account for each Collection Period) to the Servicer); or (v) to clear and terminate the Impositions and Insurance Reserve Sub-Account at the termination of this Agreement in accordance with Section 9.01. The Servicer shall pay or
                                     ------------
cause to be paid to the Borrower interest and other income, if any, earned on the investment of funds in the Impositions and Insurance Reserve Sub-Account, if and to the extent required by law or the terms of the Mortgage Loan.

     (b) The Servicer shall with respect to the Mortgage Loan (including when the Mortgage Loan is a Specially Serviced Loan) (i) maintain accurate records with respect to the Mortgaged Properties reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Servicer shall apply Escrow Payments as allowed under the terms of the Mortgage Loan documents.

     (c) In accordance with the Servicing Standard, the Servicer shall advance with respect to the Mortgaged Properties all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items and (ii) premiums on Insurance Policies, in each instance if and to the extent that Escrow Payments (if any) collected from the Borrower are insufficient to pay such item when due, and the Borrower has failed to pay such item on a timely basis; provided, that in the case of amounts
                                    --------
described in the preceding clause (i), the Servicer shall not make a Servicing
                           ----------
Advance of any such amount if the Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the Borrower on or before the applicable penalty date, in which case the Servicer shall use efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five (5) Business Days following confirmation by the Servicer that such amounts have not been, or are not reasonably likely to be, paid by the applicable penalty date. In no event shall the Servicer be required to make any Servicing Advance under this Section 3.03(c) to the extent that such advance
                             ---------------
would, if made, constitute a Nonrecoverable Servicing Advance. All such Advances shall be reimbursable in the first instance from related collections from the Borrower and further as provided in Section 3.05(a). No costs incurred by the
                                    ---------------
Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit; provided,
                                                                     --------
however, that
-------
this provision is in no way intended to affect amounts actually due and owing from the Borrower under the Mortgage Loan.

     (d) The Servicer shall administer in accordance with the Servicing Standard the rights of the Trust under the Loan Agreement and the Cash Management Agreement with respect to the reserves established pursuant to the Loan Agreement (collectively, the "Reserve Accounts"). Withdrawals of amounts on
                              ----------------
deposit in the Reserve Accounts (such amounts, "Reserve Funds") may be made to
                                                -------------
pay for or otherwise cover, or (if appropriate) to reimburse the Borrower in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the Mortgage Note, Mortgage and the Cash Management Agreement, or otherwise applied pursuant to the Cash Management Agreement or the Loan Agreement, as the case may be. Subject to the terms of the Mortgage Loan documents, all Reserve Accounts shall be Eligible Accounts and funds therein may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Interest and investment
                                     ------------
income on funds held in any Reserve Account will be for the benefit of the Servicer subject to its withdrawal, but only to the extent that it is not otherwise required to be paid to the Borrower pursuant to applicable law and/or the related loan documents.

     (e) Subject to applicable law and the terms of the Mortgage Loan documents, funds in the Impositions and Insurance Reserve Sub-Account and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.
              ------------

SECTION 3.04.   Collection Account and Distribution Account.

     (a) The Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Servicer shall notify the Trustee in writing of the name and address of the depository institution at which the Collection Account is maintained, the account number of the Collection Account and any changes in such name, address or account number. The Servicer shall deposit or cause to be deposited in the Collection Account, on the same Business Day as receipt (in the case of payments by Borrower or other collections on the Mortgage Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Servicer in respect of the Mortgage Loan subsequent to the Settlement Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loan on or before the Settlement Date, which payments shall be delivered promptly to the Depositor or its designees, with negotiable instruments endorsed as necessary and appropriate without recourse):

         (i) all payments, or transfers from Reserve Accounts constituting debt service reserve accounts, on account of principal of the Mortgage Loan, including principal prepayments;

         (ii) all payments, or transfers from Reserve Accounts constituting debt service reserve accounts, on account of interest on the Mortgage Loan, including Default Interest;

          (iii)  all late payment charges received in respect of the Mortgage
Loan;

          (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loan;

          (v) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted
   ------------
Investments of funds held in the Collection Account;

          (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting
                             ---------------
from a deductible clause in a blanket or master force place hazard policy;

          (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);
            ---------------

          (viii) any Prepayment Consideration received in respect of the Mortgage Loan; and

          (ix) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made.

           The foregoing requirements for deposit in the Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from the Borrower of Escrow Payments, amounts to be deposited in the Reserve Accounts, amounts that the Servicer is entitled to retain as Additional Servicing Compensation pursuant to Section 3.11(c) and amounts that the Special Servicer
                         ---------------
is entitled to retain as Additional Special Servicing Compensation pursuant to
Section 3.11(e), need not be deposited by the Servicer in the Collection
---------------
Account. If the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the
                             --------------------
benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. Not later than 2:00 p.m. (New York City time) on each Servicer Remittance Date, the Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Servicer Remittance Amount for such Servicer Remittance Date. In addition, not later than 2:00 p.m. (New York City time) on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account any P&I Advances required to be made by the Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Servicer, the Trustee or
                         ------------
the Fiscal Agent that are required by the terms of this Agreement to be deposited therein. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the
                                                 ------------
Distribution Account shall remain uninvested. The Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Settlement Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account shall be established at the Corporate Trust Office of the Trustee as of the Settlement Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account prior to any change thereof.

SECTION 3.05. Permitted Withdrawals From the Collection Account, and the Distribution Account.

     (a) The Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to withdraw any sums deposited in error in the Collection Account and pay such sums to persons entitled thereto;

          (ii) to pay on or before each Distribution Date to the Servicer and the Trustee, respectively, as compensation, the aggregate unpaid Servicing Fee and Trustee Fee then owing and to pay to the Special Servicer the Special Servicing Fee and any Workout Fees or Liquidation Fees then owing to it;

          (iii) to pay or reimburse the Servicer, the Special Servicer, the Trustee and the Fiscal Agent for Advances made by each and not previously reimbursed and interest thereon (provided, that the Trustee and the Fiscal Agent
                                 --------
will have priority with respect to such payment or reimbursement), the right to payment or reimbursement pursuant to this clause (iii) being limited to, in the case of P&I Advances, amounts that represent Late Collections of interest (net of the related Servicing Fees) and principal (net of any related Workout Fee), and in the case of Servicing Advances, the related payments from the Borrower, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

          (iv) to pay the Fiscal Agent, the Trustee, the Special Servicer and itself, in that order, any interest accrued and payable in accordance with
Section 3.11 or Section 4.03(c), as applicable, on any Advance made thereby, the
------------    ---------------
Fiscal Agent's, the Trustee's, the Servicer's and the Special Servicer's respective rights to payment pursuant to this clause with respect to interest on any Advance being permitted to be satisfied (A) out of Default Interest and late payment charges to the extent provided in Section 3.25, and (B) to the extent
                                          ------------
that the late payment charges and Default Interest described in the immediately preceding clause (A) are insufficient, but only after such Advance has been reimbursed, out of general collections on the Mortgage Loan and any REO Property if such Advance has been reimbursed on a prior date;

          (v) to reimburse the Trustee, the Special Servicer and the Servicer for Liquidation Expenses incurred by them in connection with the liquidation of a Mortgaged Property or an REO Property (and not otherwise covered by an Insurance Policy);

          (vi) to pay, reimburse or indemnify the Servicer, the Special Servicer, the Trustee and the Fiscal Agent for any other amounts payable, reimbursable or indemnifiable pursuant to the terms of the Agreement and not previously paid, reimbursed or indemnified pursuant to subsection (ii), (iii),
                                                       ---------------  -----
(iv) or (v) above or (vii) below;
----    ---          -----

          (vii) to pay to the Servicer as additional compensation, any income earned (net of losses required to be paid by the Servicer) on the investment of funds deposited in the Collection Account;

          (viii) to pay (or set aside for eventual payment) any and all taxes imposed on the REMIC Pool by federal or state governmental authorities to the extent that such taxes have not previously been paid;

          (ix) to pay to any successor manager appointed to manage the REO Properties, if any, a management fee to the extent not paid from the REO Account;

          (x) to transfer, on or before 2:00 p.m. (New York City time) each Servicer Remittance Date, the Servicer Remittance Amount to the Distribution Account;

          (xi) to pay for the restoration or repair of a Mortgaged Property, to the extent of Insurance Proceeds, Condemnation Proceeds or other funds provided by the Borrower which under the terms of the Mortgage Loan Documents are required to be applied for such repair or restoration; and

          (xii) to clear and terminate the Collection Account upon the termination of this Agreement.

          If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xi)
                                                 -------------------------
above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds, and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (A)
                                                                    ----------
above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds.

          The Servicer shall keep and maintain separate accounting records, on a property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xi) above.
                                               -------------------------

     (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes, to the extent not previously paid (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to make distributions to the Holders of the Regular Certificates and the Residual Certificates on each Distribution Date pursuant to
Section 4.01(a) and Section 4.01(c);
---------------     ---------------

          (ii) to pay itself, the Trustee, the Tax Administrator, Fiscal Agent or any of their respective directors, officers, employees and agents any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including
                                                       ------------
the Trustee's Fee to the Trustee;

          (iii) to pay the Certificate Registrar, the Custodian, the Tax Administrator, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.13(a);
                            ----------------     -------

          (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any
                           ----------------    --------
amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on the REMIC Pool or on the assets or transactions of the REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any
                            ----------------        ----------------
such Person that may be so liable has failed to make the required payment on a timely basis; and

          (vi) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.
                                          ------------

     (c) The Trustee, the Fiscal Agent, the Tax Administrator, the Depositor, the Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Prime Rate) and their respective expenses hereunder, but only if and to the extent that such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

SECTION 3.06. Investment of Funds in the Collection Account, the Impositions and Insurance Reserve Sub-Account, Reserve Accounts and the REO Account.

     (a) The Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, the Impositions and Insurance Reserve Sub-Account or any Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such a depository institution, it may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in one
                                   ------------      ------------------
or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided, that any such investment of funds in
                               --------
the Impositions and Insurance Reserve Sub-Account or any Reserve Account shall be subject to applicable law and the terms of the Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain
--------  -------
uninvested unless and until the Servicer or the Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this
Section 3.06. All such Permitted Investments shall be held to maturity, unless
------------
payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Impositions and Insurance Reserve Sub-Account and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Servicer and the Special Servicer, as applicable, as the Person that shall)
(i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security." For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement",
        ---------------
"control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of the Collection Account or the Impositions and Insurance Reserve Sub-Account or any Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted

               Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Servicer directs the
                ---------------
investment of funds in the Impositions and Insurance Reserve Sub-Account or any Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period and, further, if and to the extent not required to be paid to the Borrower pursuant to applicable law or the terms of the Mortgage Loan, shall be for the sole and exclusive benefit of the Servicer and shall be subject to withdrawal from time to time in accordance with
Section 3.03. If the Special Servicer directs the investment of funds in the REO
------------
Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with
Section 3.16(b). If any loss shall be incurred in respect of any Permitted
---------------
Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings and, in the case of the Impositions and Insurance Reserve Sub-Account or any Reserve Account or REO Account, other than a loss of an investment made for the benefit of the Borrower, which is either invested at the direction of the Borrower or as required under the related Mortgage Loan Documents), the Servicer (in the case of the Collection Account and the Impositions and Insurance Reserve Sub-Account or any Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of the Impositions and Insurance Reserve Sub-Account or any Reserve Account, the entire amount of such loss). Notwithstanding any of the foregoing provisions of this
Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained, so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, and the Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may, and, subject to Section 8.02, upon the
                                                    ------------
request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Certificates, the Trustee shall, take such action to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings.

     (d) Amounts on deposit in the Distribution Account shall remain uninvested.

     (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Coverage.

     (a) The Servicer shall use reasonable efforts in accordance with the Servicing Standard to cause the Borrower to maintain all insurance coverage as is required under the Mortgage subject to applicable law; provided, that if the
                                                          --------
Mortgage permits the holder thereof to dictate to the Borrower the insurance coverage to be maintained on a Mortgaged Property, the Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard and shall require that such insurance be obtained from Qualified Insurers with Required Claims Paying Ratings. If and to the extent that the Borrower fails to maintain any such insurance coverage with respect to any Mortgaged Property in accordance with the Mortgage Loan Documents, the Servicer shall cause such insurance to be maintained with Qualified Insurers that possess ratings not lower than those that were required under the Mortgage Loan Documents; provided, that the Trustee, as mortgagee of
                                   --------
record, has an insurable interest, the maintenance of such insurance is consistent with the Servicing Standard and the subject insurance is available at commercially reasonable rates. The Special Servicer shall also cause to be maintained for an REO Property, in each case with a Qualified Insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the Borrower under the Mortgage and, if not required by the Mortgage, hazard insurance, public liability insurance, flood insurance (if applicable) and to the extent consistent with the Servicing Standard, the Mortgage Loan and available at commercially reasonable rates, business interruption or rent loss insurance and earthquake insurance, all in such amounts as are consistent with the Servicing Standard. Any insurance required to be maintained on an REO Property will only be required to the extent consistent with the Servicing Standard and available at commercially reasonable rates. All such insurance policies shall: (i) contain a "standard" mortgagee clause, with loss payable to the Trustee and to the Servicer for the benefit of the Trustee (in the case of insurance maintained in respect of a Mortgaged Property); or (ii) shall name the Trustee as the insured, with loss payable to the Trustee and to the Special Servicer for the benefit of the Trustee (in the case of insurance maintained in respect of an REO Property). All such insurance policies shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of a Mortgaged Property or any REO Property or amounts to be released to the Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section
                                                                       -------
3.05(a), in the case of amounts received in respect of the Mortgage Loan, or in
-------
the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case
                                                   ---------------
of amounts received in respect of an REO Property. Any cost incurred by the Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to

Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit; provided, however, that this provision is in no way intended to
                --------  -------
affect amounts due and owing from the Borrower under the Mortgage Loan.

     (b) If the Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on the Mortgaged Properties (in the case of the Servicer) or any REO Property (in the case of the Special Servicer), then, to the extent that such policy (i) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Property or REO Property, as applicable, so covered, and the premium costs thereof shall be, if and to the extent that they are specifically attributable either to a specific Mortgaged Property during any period that the Borrower has failed to maintain the hazard insurance required under the Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided, that to the extent that such premium
                ---------------  --------
costs are attributable to properties other than such Mortgaged Property and/or REO Property or are attributable to a Mortgaged Property as to which the hazard insurance required under the Mortgage Loan is being maintained, they shall be borne by the Servicer or the Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the Mortgaged Properties or REO Properties, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been
                                   ---------------
one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

          If the Servicer shall cause the Mortgaged Properties or the Special Servicer shall cause the REO Properties to be covered by a master forced place insurance policy naming the Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent that such policy (i) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and (ii) provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the Mortgaged Properties (in the case of the Servicer) or REO Properties (in the case of the Special Servicer). If the Servicer shall cause the Mortgaged Properties as to which the Borrower has failed to maintain the required insurance coverage, or the Special Servicer shall cause the REO Properties, to be covered by such master forced place insurance policy, then the incremental costs of such insurance applicable to the Mortgaged Properties or REO Properties (i.e., other than any minimum or standby premium payable for such policy whether or not Mortgaged Properties or REO Properties are covered thereby) paid by the Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Servicer shall, consistent with the Servicing Standard and the terms of the Mortgage Loan documents, pursue the Borrower for the amount of such incremental costs. All other costs associated with any such master forced place insurance policy (including, any minimum or standby premium payable for such policy) shall be borne by the Servicer or the Special Servicer, as the case may be, without right of reimbursement. Such master forced place insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the Mortgaged Properties or REO Properties, as the case may be, a policy otherwise complying with the provisions of Section
                                                                     -------
3.07(a), and there shall have been one or more losses which would have been
-------
covered by such property specific policy had it been maintained, promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master forced place policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

     (c) Each of the Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess the Required Claims-Paying Ratings, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily Mortgage Loan. Each of the Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

          In addition, each of the Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess the Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loan for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily Mortgage Loan. Such errors and omissions policy shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

          Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Servicer or Special Servicer, as the case may be (or its immediate or remote parent) is rated at least (x) "Aa3" by Moody's (so long as the Servicer or Special Servicer, as applicable, is First Union National Bank) or "Aa2" by Moody's (if the Servicer or Special Servicer, as applicable, is not First Union National Bank), and (y) "A" by S&P, the Servicer or Special Servicer, as the case may be (or its immediate or remote parent) shall be allowed to provide self-insurance with respect to its fidelity bond and errors and omissions policy. The coverage shall be in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan lenders and servicers. Coverage of the Servicer or Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or Special Servicer and providing the required coverage shall satisfy the requirements of this Agreement.

          The Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).
                                     ---------------

     (d)  Except to the extent provided in the penultimate paragraph of Section
                                                                        -------
3.07(c), all insurance coverage required to be maintained under this Section
-------                                                              -------
3.07 shall be obtained from Qualified Insurers.
----

SECTION 3.08.    Enforcement of Alienation Clauses.

          The Servicer shall promptly notify the Special Servicer of any intent of, or request on the part of, a Borrower under the Mortgage Loan if it is a Performing Loan or any principal of such Borrower in connection with the transfer or further encumbrance of a Mortgaged Property or the transfer of an interest in such Borrower. The Special Servicer, on behalf of the Trustee as the mortgagee of record, shall evaluate any right to transfer and, subject to
Section 3.24, shall enforce the restrictions contained in the Mortgage on
------------
transfers or further encumbrances of the Mortgaged Properties and on transfers of interests in the Borrower, unless the Special Servicer has determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided, that the Special Servicer shall not waive
                             --------
any right it has, or grant any consent it is otherwise entitled to withhold, until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Regular Certificates.

          The Servicer shall provide the Special Servicer with all such information as the Special Servicer may reasonably request in order to make the determination that the waiver of a "due-on-sale" or "due-on-encumbrance" clause is in accordance with the Servicing Standard. In making such determination, the Special Servicer shall, among other things, take into account, subject to the Servicing Standard and the related loan documents, any increase in taxes (based on a fully assessed number calculated off of the proposed purchase price) as a result of the transfer. The Special Servicer shall compute a debt service coverage for the Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the Seller's capital expenditures, tenant improvement costs and leasing commission items at origination and taxes based on a fully assessed number calculated off of the proposed purchase price and shall provide copies of the results of such calculation to each Rating Agency showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination. Notwithstanding the foregoing, the Special Servicer shall not consent to such waiver unless it has received a written confirmation from each Rating Agency that such waiver will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Regular Certificates then outstanding.

          If the Special Servicer (i) collects an assumption fee in connection with any transfer or proposed transfer of any interest in a Borrower or any Mortgaged Property and (ii)
fails to collect from such Borrower or the related transferee (or waives the collection of) any fees, expenses or costs associated with that transfer or proposed transfer which are required to be paid by such Borrower or related transferee, under the terms of the Mortgage Loan, then the Special Servicer shall apply the assumption fee to first cover any such fees, expenses or costs that would otherwise be payable from or reimbursable out of the Trust Fund, and only the portion of such assumption fee remaining after payment of such fees, expenses and costs shall be payable to the Servicer and/or the Special Servicer, as applicable, as additional compensation under Section 3.11 hereof; and
                                                ------------
provided, further that the Special Servicer shall collect all fees, costs and
--------  -------
expenses with respect to such transfer unless the Special Servicer determines that such collection of any such fees, costs and expenses would violate the Servicing Standard.

SECTION 3.09.    Realization Upon Defaulted Mortgage Loan.

     (a) The Special Servicer on behalf of the Trustee, may, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, and consistent with the Servicing
----------------  -------  -------     ----
Standard, foreclose on a Mortgaged Property. However, upon a determination by the Special Servicer that it or the Servicer has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance (and upon delivery by the Special Servicer of an officer's certificate evidencing such determination and the required supporting materials), the Special Servicer may proceed to foreclosure following an Event of Default under the Mortgage Loan without Certificateholder consent and notwithstanding a prior direction from the Controlling Class Representative. The Special Servicer shall promptly commence foreclosure following the Maturity Date (or as extended), unless directed otherwise by the Holders of the Certificates representing 100% of the Voting Rights.

     (b) Notwithstanding any other provision of this Agreement, the Special Servicer shall not cause the Trust Fund to acquire title to a Mortgaged Property under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of an REO Property that is not treated as "foreclosure property" and that is held by the REMIC Pool, as applicable, at any given time constitutes not more than a de minimis amount of the assets of the REMIC Pool within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by
Section 3.17(a), subject the Trust to the imposition of any federal income taxes
---------------
under the Code. In addition, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:
                                                 ------------

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to the REMIC Pool.

     (c)  Notwithstanding the foregoing provisions of this Section 3.09, neither
                                                           ------------
the Servicer (to the extent that it is allowed to do so herein) nor the Special Servicer shall, cause the Trust to obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to such Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

          (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment of the related Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that such Mortgaged Property is in compliance with applicable Environmental Laws and regulations and there are no circumstances or conditions present at such Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable Environmental Laws and regulations; or

          (ii)  in the event that the determination described in clause (c)(i)
                                                                 -------------
above cannot be made, the Special Servicer has previously determined, in accordance with the Servicing Standard, on the same basis as described in clause
                                                                          ------
(c)(i) above, that it would maximize the recovery to the Certificateholders on a
------
present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the Mortgage
Rate) to cause the Trust Fund to acquire title to or possession of such Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring such Mortgaged Property into compliance with applicable Environmental Laws and regulations and to address appropriately any of the circumstances and conditions referred to in clause (c)(i) above.
                                                   -------------

          Any such determination by the Special Servicer contemplated by clause
                                                                         ------
(i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's
---    -----------
Certificate to such effect delivered to the Trustee, the Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment shall be advanced by the Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Servicer
                                        --------  -------
shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The Servicer shall not be obligated to advance the cost of
     ---------------
any remedial, corrective or other further action contemplated by clause (ii) of
                                                                 -----------
the preceding paragraph; such costs shall be payable out of the Collection Account pursuant to Section 3.05.
                    ------------

     (d)  If neither of the conditions set forth in clause (i) and clause (ii)
                                                    ----------     -----------
of the first sentence of Section 3.09(c) has been satisfied with respect to a
                         ---------------
Mortgaged Property securing the Mortgage Loan, then (subject to Section 3.24)
                                                                ------------
the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against such Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the Mortgage.

     (e) The Special Servicer shall report to the Trustee, the Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to the Mortgaged Properties as to which neither of the conditions set forth in clauses (i) and (ii) of the first
                                       -----------     ----
sentence of Section 3.09(c) has been satisfied, in each case until the earlier
            ---------------
to occur of satisfaction of either of such conditions, release of the lien of the Mortgage on such Mortgaged Property and the Mortgage Loan's ceasing to be a Specially Serviced Loan.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which a Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) The Special Servicer shall prepare and timely file information returns with respect to the receipt of mortgage interest received in a trade or business from individuals, reports of foreclosures and abandonments of a Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to such Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and shall deliver to the Tax Administrator an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Servicer shall provide to the Special Servicer all information in the Servicer's possession to be included in such reports and information returns, in each case within thirty (30) days following, and in any event not later than January 15 of the calendar year immediately following the calendar year in which occurs, the event giving rise to the obligation to file such report and information return under the Code.

     (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to a Mortgage Loan or an REO Property, it shall promptly notify the Trustee, the Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the third Business Day following such Final Recovery Determination.

SECTION 3.10.    Trustee to Cooperate; Release of Mortgage File.

     (a) Upon the payment in full of the Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall promptly so notify the Trustee and the applicable Custodian appointed on its behalf and request delivery to it or its designee of the Mortgage File (such notice and request to be effected by delivering to the Trustee or the applicable Custodian appointed on its behalf a Request for Release in the form of Exhibit
                                                                       -------
D-1 attached hereto, which Request for Release shall be accompanied by the form
---
of any release or discharge to be executed by the Trustee or the applicable Custodian appointed on its behalf and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section
                                                                         -------
3.04(a) have been or will be so deposited). Upon receipt of such Request for
-------
Release, the Trustee or the applicable Custodian appointed on its behalf shall promptly release, or cause any related Custodian to release, the Mortgage File to the Servicer or its designee and shall deliver to the Servicer or its designee such accompanying release or discharge, duly executed. Customary expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall not be chargeable to the Collection Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of the Mortgage Loan, the Servicer or the Special Servicer shall otherwise require the Mortgage File (or any portion thereof), then, upon request of the Servicer and receipt from the Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon
-----------
request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee or
                                   -----------
the applicable Custodian appointed on its behalf shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) the Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a)
                                                                 ---------------
have been or will be so deposited or (ii) a Mortgaged Property has been converted to an REO Property, a copy of the Request for Release shall be returned by the Trustee or the applicable Custodian appointed on its behalf to the Servicer or the Special Servicer, as applicable.

     (c) Within five (5) Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against the Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Servicer or the Special Servicer; provided, that the Trustee may
                                      --------
alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (provided, however, the Trustee shall not be liable for any misuse of such power
 --------  -------
of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special

Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

SECTION 3.11. Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.

     (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive monthly the Servicing Fee. For each calendar month (commencing with December 2001) or any applicable portion thereof, the Servicing Fee shall accrue at the Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan at the beginning of the related Collection Period on an Actual/360 Basis. The Servicing Fee shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly from payments of interest on the Mortgage Loan or an REO Property or from general collections on deposit in the Collection Account pursuant to Section 3.05(a).
                                                             ---------------
The Servicer shall also be entitled to recover unpaid Servicing Fees out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on the Mortgage Loan.

          After termination or resignation of First Union as Servicer, First Union shall not have any rights under this Agreement except as set forth in the preceding sentence of this paragraph and the final sentence of Section 6.04.
                                                               ------------

          Subject to the Servicer's right to employ Sub-Servicers, the right to receive the Servicing Fee may not be transferred in whole or in part except pursuant to this Section 3.11(b) and in connection with the transfer of all of
                 ---------------
the Servicer's responsibilities and obligations under this Agreement.

     (b) The Servicer shall be entitled to receive all late payment charges and Default Interest, if any, that were collected during any Collection Period when the Mortgage Loan was a Performing Loan (but only to the extent that any such late payment charges and Default Interest have not otherwise been applied to pay the Servicer, the Trustee or the Fiscal Agent, as applicable, interest on Advances made thereby with respect to the Mortgage Loan), together with any modification fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges and 50% of any assumption fees (if any) actually collected when the Mortgage Loan is a Performing Loan, in each case as additional servicing compensation (such items collectively the "Additional
                                                                ----------
Servicing Compensation").
----------------------

          To the extent that the amounts described above in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Servicer.

     (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to the Mortgage Loan when it is a Specially Serviced Loan. The Special Servicing Fee will be earned with respect to the Mortgage Loan, for so long as it is a Specially Serviced Loan, will be calculated on an Actual/360 Basis and accrue at the Special Servicing Fee Rate on the same principal amount, and for the same period as interest accrues or is deemed to accrue from time to time on the Mortgage Loan. The Special Servicing Fee shall cease to accrue as of the date a Liquidation Event occurs in respect of the Mortgage Loan or as of the date the Mortgage Loan becomes a Worked-Out Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loan and any REO Property on deposit in the Collection Account pursuant to Section
                                                                      -------
3.05(a).
-------

          As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to the Mortgage Loan when it is a Worked-Out Loan. The Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest and principal received on the Mortgage Loan for so long as it remains a Worked-Out Loan. The Workout Fee will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if a Mortgaged Property becomes an REO Property; provided, that a new Workout Fee would become payable
                         --------
if and when the Mortgage Loan again became a Worked-Out Loan. If the Special Servicer is terminated, including pursuant to Section 6.06, or resigns in
                                              ------------
accordance with Section 6.04, it shall retain the right to receive any and all
                ------------
Workout Fees payable in respect of the Mortgage Loan that became a Worked-Out Loan during the period that it acted as Special Servicer and that was still a Worked-Out Loan at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

          As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to the Mortgage Loan when it is a Specially Serviced Loan or an REO Property as to which it receives any full, partial or discounted payoff from the Borrower or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds (other than in connection with the purchase of an REO Property by the Servicer or the Special Servicer pursuant to Section 3.18). The Liquidation Fee shall be payable
                             ------------
out of, and shall be calculated by application of the applicable Liquidation Fee Rate to, any such full, partial or discounted payoff, Insurance Proceeds, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Default Interest). The Liquidation Fee will not be payable if the Mortgage Loan becomes a Worked-Out Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or other acquisition of the Specially Serviced Loan or an REO Property described in the parenthetical to the first sentence of this paragraph.

          The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

     (d) The Special Servicer shall be entitled to receive all late payment charges and Default Interest, if any, that were collected during any Collection Period when the Mortgage Loan was a Specially Serviced Loan (but only to the extent that any such late payment charges and Default Interest have not otherwise been applied to pay the Special Servicer, the Trustee or the Fiscal Agent, as applicable, interest or Advances made thereby with respect to the Mortgage Loan), together with any modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges (if any) actually collected when the Mortgage Loan is a Special Serviced Loan, and 50% of any assumption fees actually collected when the Mortgage Loan is a Performing Loan, in each case as additional special servicing compensation (such item, collectively, the "Additional Special Servicing Compensation").
                               -----------------------------------------

          To the extent that amounts described in the preceding paragraph are collected by the Servicer, the Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).
                               ---------------

     (e) The Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by
   ---------------
it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it (including, except as provided in Section 3.22, any termination
                                                 ------------
fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force place policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent that
                                  ---------------
such expenses are not Servicing Advances or expenses payable directly out of the Collection Account pursuant to Section 3.11(i) or otherwise, the Impositions and
                               ---------------
Insurance Reserve Sub-Account, any Reserve Accounts or the REO Account, and neither the Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or
                                                             ------------
otherwise, the Special Servicer shall promptly provide the Servicer with such documentation regarding the subject Servicing Advance as the Servicer may reasonably request.

     (f) If the Servicer is required under this Agreement to make a Servicing Advance, but does not do so within ten (10) days after such Advance is required to be made (or such shorter period as would prevent a lapse in insurance or a foreclosure or forfeiture of the Mortgage Loan, as applicable), the Trustee shall, if it has actual knowledge of such failure on the part of the Servicer give notice of such failure to the Servicer. If such Advance is not made by the Servicer within three (3) Business Days after such notice, then (subject to
Section 3.11(i) below) the Trustee or the Fiscal Agent appointed thereby shall
---------------
make such Advance on the following Business Day. If the Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

     (g) The Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Prime Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advance shall be payable: (i) from Default Interest and late payment fees as and to the extent provided in Section 3.25; or
                                                                ------------
(ii) but only if and to the extent that such Default Interest and late payment fees are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loan and any REO Property on deposit in the Collection Account as and to the extent provided in Section 3.05(a). The Servicer shall reimburse
                                 ---------------
itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.

     (h) Notwithstanding anything to the contrary set forth herein, none of the Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that it determines in its sole discretion exercised in good faith would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its sole discretion exercised in good faith and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination of nonrecoverability that may have been made by the Servicer with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Servicer and the Special Servicer.

SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

     (a) The Servicer (or, with respect to the Mortgage Loan when it is a Specially Serviced Loan or an REO Property, the Special Servicer) shall perform or cause to be performed a physical inspection of the Mortgaged Properties once during each 12-month period commencing in December 2002 and each anniversary thereof. In addition, the Servicer or the Special Servicer, as applicable, will be required to inspect or cause the inspection of the Mortgaged Properties (i) at any time that the Servicer or the Special Servicer, as applicable, receives knowledge of a material default under the Mortgage Loan documents (including, without limitation, the Borrower's failure to pay any sums due under the Mortgage Loan on or before their due date and such failure is not remedied within five (5) days), or such default is imminent and expected, unless a Mortgaged Property has been inspected within the prior six (6) months, (ii) at any time that the Servicer or the Special Servicer, as applicable, receives information that a Mortgaged Property, in any material respect, has been damaged, left vacant or abandoned or if waste is being committed thereto, (iii) the Underwritten NOI Debt Service Coverage Ratio of the Mortgage Loan falls below 1.50x and (iv) at such times as is otherwise warranted under the Servicing Standard. The Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Properties and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of a Mortgaged Property of which the Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition, occupancy or value of a Mortgaged Property that the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, has actual knowledge of and considers material, or (iii) any waste committed on a Mortgaged Property that the Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, has actual knowledge of and considers material. The Servicer and the Special Servicer shall each deliver to each other and, upon request, to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it within 60 days of completion of the related inspection. The cost of the annual inspections by the Servicer referred to in the first sentence of this subsection shall be an expense of the Servicer. The cost of the inspections by the Special Servicer referred to in the first sentence of this subsection and all additional inspections referred to above shall be Additional Trust Fund Expenses (and if paid by the Servicer or the Special Servicer shall constitute a Servicing Advance).

     (b) The Special Servicer, in the case of the Mortgage Loan being a Specially Serviced Loan and an REO Property, and the Servicer, in the case of the Mortgage Loan being a Performing Loan, shall make reasonable efforts to collect promptly (from the Borrower) annual, quarterly, monthly and other periodic operating statements and related rent rolls of the Mortgaged Properties or any REO Property and annual and quarterly financial statements of the Borrower, as is required pursuant to the terms of the Mortgage (which efforts shall include at least three phone calls, followed by confirming correspondence, requesting such delivery). The Special Servicer, in the case of the Mortgage Loan being a Specially Serviced Loan, and the Servicer, in all other cases, shall promptly review and analyze, and deliver to each other and, upon request, to the Trustee, copies of all such items as may be collected pursuant to this Agreement.

          Upon the discovery by the Servicer or the Special Servicer, of any non-monetary default pursuant to any Mortgage Loan documents resulting from a failure by the Borrower to deliver timely to the Servicer or the Special Servicer operating statements and rent rolls as provided above, the Servicer and Special Servicer shall (as applicable) notify and confirm to each other the nature of such default. During the continuance of such a default, the Servicer shall determine whether or not to consent to the release or cause the release of any funds from the Impositions and Insurance Reserve Sub-Account or any Reserve Account (except to pay current or past-due taxes, assessments and insurance premiums) to the relevant Borrower or another Person, and shall (as applicable) so inform the relevant Borrower or the Special Servicer (who shall inform the relevant Borrower).

          Within 60 days after receipt by the Servicer or 45 days after receipt by the Special Servicer of any annual operating statements with respect to the Mortgaged Properties or REO Properties, as applicable, each of the Servicer and the Special Servicer shall prepare or update (and, in the case of the Special Servicer, forward within such 45-day period to the Servicer the related data fields in an electronic format reasonably acceptable to the recipient) an NOI Adjustment Worksheet for the Mortgaged Properties or REO Properties (with the related operating statements and rent rolls attached thereto as an exhibit).

          Within 60 days after receipt by the Servicer, as to the Mortgage Loan being a Performing Loan, and within 45 days after receipt by the Special Servicer, as to the Mortgage Loan being a Specially Serviced Loan and an REO Property, of any annual, quarterly, monthly or other periodic operating statements or related rent rolls with respect to the Mortgaged Properties or any REO Property, the Servicer or the Special Servicer, as applicable, shall, based upon such operating statements and rent rolls, prepare (or, if previously prepared, update) (and, in the case of the Special Servicer, forward to the Servicer) the written analysis of operations (the "CMSA Operating Statement
                                                   ------------------------
Analysis Report") for that property. Each such CMSA Operating Statement Analysis
---------------
Report shall be substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Settlement Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Settlement Date on the CMSA Website, is reasonably acceptable to the Servicer or the Special Servicer, as applicable.

          As and when requested by the Servicer, the Special Servicer shall remit each Operating Statement Analysis Report prepared by it or related data fields, together with the underlying operating statements and rent rolls, to the Servicer in a format reasonably acceptable to the Servicer.

          All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets shall be maintained by the Servicer with respect to the Mortgaged Properties and any REO Property, and the Servicer shall, upon request, forward copies thereof (which may be provided in electronic format) to the Trustee, together with the related operating statements and, upon the Trustee's request, the rent rolls. The Trustee shall, upon written request and to the extent that such items have been delivered to the Trustee by the Servicer, deliver to the Special Servicer, the Controlling Class Representative, any Certificateholder or, to the extent that the Trustee has in accordance with Section 5.06(b)
                                                          ---------------
confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of each such Operating Statement Analysis Report (or update thereof), each such NOI Adjustment Worksheet and the related operating statement and rent rolls.

          If the Special Servicer has any questions for the Borrower based upon the information received by the Special Servicer pursuant to Section 3.12(a) or
                                                             ---------------
this Section 3.12(b), the Servicer shall, in this regard and without otherwise
     ---------------
changing or modifying its duties
hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.

     (c) Not later than 1:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer (and, upon request, the Controlling Class Representative) the following reports (or data files relating to reports of the Servicer) with respect to the Mortgage Loan when it is a Specially Serviced Loan and any REO Property, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Loan Periodic Update File; and (iii) a CMSA Financial File. At or before 1:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Servicer the following reports or related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Loan and any REO Property, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Servicer as of such Determination Date: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) an CMSA REO Status Report.

     (d) No later than 2:00 p.m. (New York City time), on each Determination Date commencing in January 2002, the Servicer shall prepare and deliver or cause to be delivered to the Trustee, in electronic format reasonably acceptable to the Trustee, the CMSA Loan Periodic Update File providing the most recent information as of the related Determination Date. Any changes or updates to the Loan Periodic Update File shall be reported by the Servicer to the Trustee as soon as possible but in no event later than 1:00 p.m. (New York City time) on the Business Day immediately following such Determination Date. Not later than 1:00 p.m. (New York City time) on the Business Day immediately prior to the Distribution Date, the Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, in electronic format reasonably acceptable to the Trustee, each of the files and reports comprising the CMSA Reporting Package (excluding any CMSA Collateral Summary File, CMSA Bond Level File and CMSA Loan Set-Up File). The Loan Periodic Update File, together with any written information supplemental thereto that is contemporaneously delivered by the Servicer to the Trustee, shall include such information with respect to the Mortgage Loan that is in the possession of the Servicer and that is required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, Section 4.02, Section 4.05 or any other section of
            ------------  ------------  ------------
this Agreement, as set forth in written specifications or guidelines issued by the Trustee from time to time and reasonably acceptable to the Servicer. Such supplemental information may be delivered by the Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Servicer) provide the Servicer with such information in its possession regarding the Specially Serviced Loan and any REO Property as may be necessary for the Servicer to prepare each report and any supplemental information to be provided by the Servicer to the Trustee.

     (e) The Special Servicer shall deliver to the Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Servicer shall deliver to
         ---------------     ---------------
the Trustee the reports set forth in

Section 3.12(d), in an electronic format reasonably acceptable to the Special
---------------
Servicer, the Servicer and the Trustee. The Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error,
   ---------------     ---------------
conclusively rely on the reports to be provided by the Servicer pursuant to
Section 3.12(d). In the case of information or reports to be furnished by the
---------------
Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such
                                    ---------------
information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c)
                                             ---------------    ---------------
and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Servicer
                             ---------------    ---------------
shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special
                                  ---------------
Servicer's failure to provide timely any information or report required under
Section 3.12(b) or Section 3.12(c) of this Agreement.
---------------    ---------------

     (f) Notwithstanding the foregoing, however, the failure of the Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
                  ------------                                       -------
3.12 to the extent that the Servicer or the Special Servicer so fails because
----
such disclosure, in the reasonable belief of the Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loan or a Mortgaged Property or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     (g) The Servicer hereby acknowledges that the Depositor has provided to the Servicer the initial data (as of the Settlement Date or the most recent earlier date for which such data is available) necessary to complete the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report, the CMSA Property File and the CMSA Comparative Financial Report.

     (h) If the Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Servicer's Internet website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z)
                                                                  ----------
shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents in writing to such delivery. Notwithstanding any provision to the contrary, the Servicer shall not have any obligation (other than to the Trustee) to deliver any statement, notice or report that is then made available on the Servicer's or the Trustee's internet website, provided,
         --------
that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice, to the effect that such statements, notices or reports shall thereafter by made available on such website from time to time.

SECTION 3.13.  Annual Statement as to Compliance.

          Each of the Servicer and the Special Servicer (if the Mortgage Loan has been a Specially Serviced Loan since the preceding December 31) will deliver to the Trustee with a copy to the Depositor and each other, on or before December 31 of each year, beginning December 31, 2002, at its own expense, among others, a statement signed by an officer of the Servicer or the Special Servicer, as the case may be (the "Annual Performance Certification"), to the effect that, to the best knowledge of such officer, the Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Agreement in all material respects throughout the preceding calendar year or portion thereof, during which the Certificates were outstanding.

SECTION 3.14.  Reports by Independent Public Accountants.

          On or before December 31 of each year, beginning December 31, 2002, each of the Servicer and the Special Servicer (if the Mortgage Loan has been a Specially Serviced Loan since the preceding December 31), at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual
                                                                       ------
Accountant's Report") to the Depositor, the Controlling Class Representative,
-------------------
the Rating Agencies and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system over the servicing of the Mortgage Loan during the most recently completed calendar year, and (ii) on the basis of an examination conducted by such firm in accordance with established criteria, that such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate. In rendering such report, the firm may rely, as to matters relating to the direct servicing of commercial mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report with respect to those sub-servicers. If the same entity acts as both Servicer and Special Servicer, the foregoing Annual Accountant's Report may be a single report.

SECTION 3.15.  Access to Certain Information.

          Each of the Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Depositor, the Trustee, the Controlling Class Representative and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loan and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law, except to the extent that (i) such documentation is subject to a claim of privilege under applicable law that has been asserted by the Certificateholders and of which the Servicer or the Special Servicer, as applicable, has received written notice or (ii) the Servicer or the Special Servicer is otherwise prohibited from making such disclosure under applicable law, or may be subject to liability for making such disclosure in the opinion of the counsel for the Servicer or the Special Servicer (which counsel may be a salaried employee of the Servicer or the Special Servicer). Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours (a) at the offices of the Servicer or the Special Servicer, as the case may be, designated by it or (b) alternatively the Servicer or the Special Servicer may send copies by first class mail of the requested information to the address designated in the written request of the requesting party. However, the Servicer and the Special Servicer may charge for any copies requested by said Persons. The Servicer and the Special Servicer shall each be permitted to affix a reasonable disclaimer to any information provided by it pursuant to this Section 3.15.
                 ------------

               Nothing herein shall be deemed to require the Servicer or the Special Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report, including any communication from the Special Servicer (if the Special Servicer is not the same entity as the Servicer) or the Mortgagor.

               The Servicer or the Special Servicer shall produce the reports required of it under this Agreement; provided, however, that the Servicer and
                                     --------  -------
the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to the Mortgage Loan. In the event the Servicer or the Special Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency or the Trustee) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Servicer or the Special Servicer making any report or information available upon request to any Person other than the parties hereto, the Servicer or the Special Servicer may require that the recipient of such information acknowledge that the Servicer or the Special Servicer will contemporaneously provide such information to the Depositor, the Trustee, the Servicer, the Special Servicer, the Initial Purchasers, any Rating Agency, and/or the Certificateholders or Beneficial Owners. Any transmittal of information by the Servicer or the Special Servicer to any Person other than the Trustee, the Servicer, the Special Servicer, the Rating Agencies or the Depositor may be accompanied by a letter from the Servicer or the Special Servicer containing the following provision:

               By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Ventas Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-VENTAS from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Beneficial Owner or prospective purchaser of such Certificates or beneficial interest therein.

         The Servicer may, with the consent of the Depositor, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information that the Servicer is required to provide pursuant to this Agreement.


 SECTION 3.16.  Title to REO Property; REO Account.

     (a) If title to an REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer shall sell such REO Property by the end of the third calendar year following the year (or in the case of a "qualified healthcare property" within the meaning of Section 856(e)(6) of the Code, the second calendar year) in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either: (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by
                                                             -------------
the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year (or in the case of a "qualified healthcare property" within the meaning of Section 856(e)(6) of the Code, the second calendar year) following the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of the REMIC Pool as defined in Section 860F of the Code or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by the REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
----------
Counsel contemplated by clause (ii) of the second preceding sentence, shall be
                        -----------
an Additional Trust Fund Expense.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with an REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of
 -----------
the Certificateholders, for the retention of revenues and other proceeds derived from such REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of such REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of the related REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals
     ------------
from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(e), interest and
                ---------------
investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
            ---------------
Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of an REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. At or before 2:00 p.m. New York City time on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of such REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, that the Special Servicer may
                                    --------
retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of such REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).
                                                  ---------------    ---

SECTION 3.17. Management of REO Properties.

     (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

         (i) none of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be
                          -------
Directly Operated by the Special Servicer as an REO Property;

         (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in
                                                             --------
the reasonable judgment of the Special Servicer, it is commercially reasonable) cause the Trust Fund to acquire such Mortgaged Property as an REO Property and so lease or operate such REO Property; or

          (iii) it would not be commercially reasonable to operate and manage such property as an REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as an REO Property. Such plan shall
 -------------
include potential sources of income, and to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income from such REO Property. After receiving the information described in the preceding sentences from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as an REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

          Subject to Section 3.16(b), the Special Servicer's decision as to how
                     ---------------
an REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Both the Special Servicer and the Tax Administrator may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust in connection with determinations required under this
Section 3.17(a). Neither the Special Servicer nor the Tax Administrator shall be
---------------
liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion or in reasonable and good faith reliance on the advice of knowledgeable counsel while performing their respective responsibilities under this Section 3.17(a) or, to the extent that it relates to federal income tax
     ---------------
consequences for the Trust, Section 3.17(b) below. Nothing in this Section
                            ---------------                        -------
3.17(a) is intended to prevent the sale of an REO Property pursuant to the terms
-------
and subject to the conditions of Section 3.18.
                                 ------------

     (b) If title to an REO Property is acquired by the Trust Fund, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by
                                       ---------------
the REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall
                                  ---------------
not enter into any lease, contract or other agreement that causes the REMIC Pool to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the REMIC Pool to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the

REO Account, to the extent of amounts on deposit therein with respect to the related REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

         (iii) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of the related REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall direct the Servicer to make (and, subject to Section 3.19(a), the Servicer shall
                                             ---------------
so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(h)) the Special
                                                   ----------------
Servicer or the Servicer determines, in its sole discretion exercised in good faith, that such payment would be a Nonrecoverable Servicing Advance.

     (c) The Special Servicer may (and, except as otherwise permitted by Section
                                                                         -------
3.17(a), shall if it would avoid an Adverse REMIC Event) contract with any
-------
Independent Contractor for the operation and management of an REO Property, provided, that:
--------

         (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;


         (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

         (iii) any such contract shall be consistent with the provisions of Treasury Regulations Section 1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from such REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, those listed in Section 3.17(b)
                                                            ---------------
above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

         (iv)  none of the provisions of this Section 3.17(c) relating to any
                                              ---------------
such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

         (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.18. Sale of REO Property.

     (a) The Special Servicer must use efforts consistent with the Servicing Standard to solicit offers for an REO Property at a time and in a manner that is consistent with the Servicing Standard and will be reasonably likely to realize a fair price. Subject to Section 3.18(b), the Special Servicer must accept the
                         ---------------
first (and if multiple offers are received, the highest) cash offer received from any person that constitutes a fair price for such REO Property.

         The Special Servicer shall give the Trustee, not less than ten (10) Business Days' prior written notice of its intention to sell such REO Property pursuant to this Section 3.18(a). No Interested Person shall be obligated to
                 ---------------
submit (but none will be prohibited from submitting) an offer to purchase such REO Property, and notwithstanding anything to the contrary herein, none of the Trustee or Tax Administrator, in each case in its individual capacity, and none of their respective Affiliates and agents, may bid for or purchase or such REO Property pursuant hereto.

     (b) Whether any cash offer constitutes a fair price for an REO Property shall be determined by the Special Servicer or, if such cash offer is from, an Interested Person, by the Trustee. In determining whether any offer received from an Interested Person represents a fair price, the Trustee shall be entitled to rely on (and will be protected in relying solely on) the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is submitting an offer with respect to such REO Property and
(ii) selected by the Servicer (or, if the Servicer or an Affiliate thereof is also submitting an offer, by the Trustee) if either the Special Servicer or any Affiliate thereof is so submitting an offer; provided, that if the Special
                                             --------
Servicer and the Servicer are the same person and such person or an Affiliate thereof is submitting an offer, such appraiser shall be selected by the Trustee. Where any Interested Person is among those submitting an offer with respect to such REO Property, the Special Servicer shall require that all offers be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, shall be submitted by it to the Servicer (or, if the Servicer or an Affiliate thereof is also bidding, to the Trustee)) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount. In determining whether any offer from an Interested Person constitutes a fair price for an REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it may have obtained in accordance with this Agreement within the preceding 12-month period. Notwithstanding the other provisions of this Section 3.18, no cash offer from the Special Servicer or any
                   ------------
Affiliate thereof shall constitute a fair price for an REO Property unless such offer is the highest cash offer received and at least two (2) independent offers (not including the offer of the Special Servicer or any Affiliate) have been received. In the event the offer of the Special Servicer or any Affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers shall be solicited. If an additional offer or offers, as the case may be, are received and the original offer of the Special Servicer or any Affiliate thereof is the highest of all cash offers received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided, that the Trustee has otherwise determined that such
                   --------
offer constitutes a fair price for such REO Property based upon the most recent Appraisal of such REO Property (on which the Trustee may conclusively rely). Any offer by the Special Servicer shall be unconditional; and, if accepted, such REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of real property.

     (c)  Subject to Sections 3.18(a) and 3.18(b) above and any applicable REMIC
                     ----------------     -------
provisions, the Special Servicer shall act on behalf of the Trustee as the mortgagee of record in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of an REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of an REO Property shall be final and without recourse to the Trustee, the Servicer, the Special Servicer or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

     (d)  Any sale of an REO Property shall be for cash only.

     (e)  Notwithstanding any of the foregoing paragraphs of this Section 3.18,
                                                                  ------------
but subject to Section 3.24, the Special Servicer shall not be obligated to
               ------------
accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower offer are more favorable).

SECTION 3.19.    Additional Obligations of Servicer and the Special Servicer.

     (a) Once per calendar month, the Special Servicer shall provide the Servicer with a list of Servicing Advances made by the Special Servicer during the prior month, and the Servicer shall be obligated, out of the Servicer's own funds, to reimburse the Special Servicer for such Servicing Advances (other than Nonrecoverable Servicing Advances), together with interest thereon at the Prime Rate in effect from time to time from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer; provided, that
                                                                  --------
such request shall be accompanied by any information in the Special Servicer's possession reasonably necessary to make a nonrecoverability determination. Upon the Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(a), the Servicer shall for all purposes of this Agreement be
     ---------------
deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same
                                    ----------------     -------
time, in the same manner and to the same extent as the Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

          Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph) to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five (5) Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Servicer may reasonably request; provided, however, that the Special Servicer
                                 --------  -------
shall not be entitled to make such a request (other than for Emergency Advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five (5) Business Days of the Servicer's receipt of such request and such information and documentation regarding the subject Servicing Advance(s) as the Servicer may reasonably request. The Special Servicer shall cooperate with the Servicer's verification process. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Servicer to make (regardless of whether or not the Servicer shall make such Servicing Advance). The Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections
                                                                    --------
3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent
-------     -------
as the Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be entitled to rely conclusively on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specialty Servicer Loan is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to rely conclusively on such determination.

          Notwithstanding the foregoing provisions of this Section 3.19(a), the
                                                           ---------------
Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Servicer determines in its sole discretion exercised in good faith that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to
Section 3.05(a).
---------------

     (b) Following the occurrence of an Appraisal Trigger Event, the Special Servicer shall obtain an Appraisal conducted by a Qualified Appraiser of the Mortgaged Properties within 90 days of the applicable Required Appraisal Date, unless an Appraisal (or an update of an Appraisal) thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the Mortgaged Properties that in the judgment of the Special Servicer would materially affect the value of the properties, and shall deliver a copy of such Appraisal to the Trustee, the Servicer and the Controlling Class Representative. The cost of such Appraisal shall be covered by, and be reimbursable as, a Servicing Advance. As a result of such Appraisal, the Special Servicer shall determine and report to the Servicer and the Trustee the then applicable Appraisal Reduction Amount, if any, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal.

          On the first Distribution Date occurring on or after the required delivery date of such appraisal (or in the case of a delinquency referred to in clause (a) of the definition of Appraisal Trigger Event, within 60 days of such delinquency), the Special Servicer will be required to apply the Appraisal Reduction Amount based on such appraisal and if no such appraisal has been delivered, the Special Servicer will be required to implement an estimated Appraisal Reduction Amount of 25% of the principal balance of the Mortgage Loan until such appraisal has been delivered and the actual Appraisal Reduction Amount determined.

          For so long as the Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of the Mortgage Loan's having become a Required Appraisal Loan, obtain an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee and the Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the Required Appraisal Loan.

          At any time that any Appraisal Reduction Amount exists, the Controlling Class Representative may, at its own expense, obtain from a Qualified Appraiser and deliver to the Trustee, the Servicer and the Special Servicer an Appraisal of the Mortgaged Properties or an REO Property, as the case may be. Upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount based on the Appraisal delivered by the Controlling Class Representative and notify the Trustee, the Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount (if any).

     (c) The Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a (i) confirmation as to the lack of an Adverse Rating Event with respect to any Class of Regular Certificates or (ii) in connection with any other particular matter, unless the Servicer has failed to use efforts in accordance with the Servicing Standard to collect such fees from the Borrower.

     (d) In connection with each prepayment of principal received under the Mortgage Loan, the Servicer shall calculate any applicable Prepayment Consideration payable under the terms of the Mortgage Note or Loan Agreement. Upon written request of any Certificateholder, the Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Consideration.

     (e) The Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by the Trustee, the Seller, the Depositor, each Rating Agency, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder or Certificate Owner, or any Person identified to the Servicer by any Certificateholder or Certificate Owner, as a prospective transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent that such items were prepared by or delivered to the Servicer): (i) the most recent inspection report prepared by the Servicer or the Special Servicer in respect of the Mortgaged Properties pursuant to
Section 3.12(a); (ii) the most recent quarterly and annual operating statement
---------------
and rent roll of each Mortgaged Property and financial statements of the Borrower collected by the Servicer or the Special Servicer pursuant to Section
                                                                       -------
3.12(b); (iii) all files and reports comprising the CMSA Investor Reporting
-------
Package prepared by the Servicer or the Special Servicer since the Settlement Date pursuant to Sections 3.12 and 4.02; and (iv) all of the Servicing File in
                 -------------     ----
its possession; provided, that if the Servicer reasonably determines that any
                --------
item of information contained in such Servicing File is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Servicer pursuant to Section 3.12 and/or Section
                                                     ------------        -------
4.02, and until the Trustee has either disclosed such information to all
----
Certificateholders in such a Trustee Report, the Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Servicer shall not be required to make particular
--------  -------
items of information contained in the Servicing File available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of the Mortgage Loan documents or if such documentation is subject to claim of privilege under applicable law that can be asserted by the Servicer; and provided, further, that, except in the case of the
                              --------  -------
Trustee and Rating Agencies, the Servicer shall be entitled to recover from any Person reviewing the Servicing File pursuant to this Section 3.19(e) its
                                                     ---------------
reasonable "out-of-pocket" expenses incurred in connection with making the Servicing Files available to such Person. Except as set forth in the provisos to the preceding sentence, copies of any and all of the foregoing items are to be made available by the Servicer, to the extent set forth in the preceding sentence, upon request; however, the Servicer shall be permitted to require, except from the Trustee and the Rating Agencies, payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service. The Special Servicer shall, as to the

Mortgage Loan when it is a Specially Serviced Loan and an REO Property, promptly deliver to the Servicer a copy of each document or instrument added to the Servicing File, and the Servicer shall in no way be in default under this
Section 3.19(e) solely by reason of the Special Servicer's failure to do so. The
---------------
Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(e).
          ---------------

          In connection with providing access to or copies of the items described in the preceding paragraph, the Servicer may require, (i) in the case of Certificate Owners designated in the first sentence of the preceding paragraph, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential, and (ii) in the case of a prospective purchaser, written confirmation executed by the requesting Person, in form reasonably satisfactory to the Servicer, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary.

SECTION 3.20.    Modifications, Waivers, Amendments and Consents.

     (a) The Special Servicer may (consistent with the Servicing Standard), but the Servicer may not, agree to extend the date on which the Balloon Payment is scheduled to be paid for a period not to exceed one year after the Maturity Date; provided, that the Special Servicer's right to do so shall be subject to
      --------
Sections 3.08 and 3.24 and, further, to each of the following limitations,
-------------     ----
conditions and restrictions:

          (i)   other than as provided in Sections 3.02 and 3.08, the Special
                                          -------------     ----
Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) unless (A)
                                                     ---------------
the Borrower is in material default in respect of the Mortgage Loan or, in the sole discretion of the Special Servicer, exercised in good faith, a default in respect of payment on the Mortgage Loan is reasonably foreseeable, (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders, as a collective whole, on a present value basis than would liquidation, and (C) the Special Servicer has obtained the consent of the Controlling Class Representative as provided in
Section 3.24.
------------

          (ii) in no event shall the Special Servicer (A) extend the date on which the Balloon Payment is scheduled to be due to a date beyond five (5) years prior to the Rated Final Distribution Date without the consent of the Holders of Certificates representing 100% of the Voting Rights, (B) extend the date on which the Balloon Payment is scheduled to be due by a period of up to one year unless the Special Servicer has obtained an Appraisal of the Mortgaged Properties from a Qualified Appraiser, which Appraisal supports the determination of the Special Servicer described in clause (i)(B) above, and the consent of the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class is obtained or (C) reduce any Component Interest Rate, forgive or delay any payment of interest (other than

Default Interest) or principal, or forbear the enforcement of any material right granted under the Mortgage Loan unless Holders of 66 2/3% of the Voting Rights in the aggregate and 90% of the Voting Rights of each Class affected by such action consent to such reduction;

          (iii) the Special Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, the Mortgage Loan that would result in an
     ---------------
Adverse REMIC Event with respect to the REMIC Pool (it being acknowledged and agreed that the Special Servicer shall not be liable for decisions made under this subsection in accordance with the Servicing Standard; and, unless it would be contrary to the Servicing Standard to do so, the Special Servicer may rely on Opinions of Counsel (at the expense of the Trust Fund to the extent the cost thereof is not paid by the Borrower following reasonable efforts by the Special Servicer to condition any such act on the payment by the Borrower of the cost of such opinion and/or demand payment thereof by the Borrower) in making such decisions);

          (iv) the Special Servicer shall not permit the Borrower to add or substitute any real estate collateral for the Mortgage Loan unless the Special Servicer shall have first (A) determined, in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable Environmental Laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable Environmental Laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of such real estate collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Regular Certificates; and

          (v) the Special Servicer shall not release, including in connection with a substitution contemplated by clause (iv) above, any collateral securing
                                    -----------
the outstanding Mortgage Loan, except as provided in Section 3.09(d), or except
                                                     ---------------
where the Mortgage Loan is satisfied, or except in the case of a release where
(A) either (1) the use of the collateral to be released will not, in the Special Servicer's reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of the Mortgage Loan in an amount equal to at least 125% of the Allocated Loan Amount for the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Properties (together with any substitute collateral) are, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided, that (x) the limitations, conditions and restrictions set forth in
--------
clauses (i) through (v) above shall not apply to any act or event (including,
-----------         ---
without limitation, a release, substitution or addition of collateral) in respect of the Mortgage Loan that either occurs automatically by its terms, or results from the exercise of a unilateral option by the Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of the Mortgage Loan in effect on the Settlement Date, and
(y) notwithstanding clauses (i) through (v) above, the Special Servicer shall
                    -----------         ---
not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower, if in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

          (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater
                ---------------
recovery to Certificateholders (as collective whole) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and the Special Servicer has acted reasonably and complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee.

          (c)  Any payment of interest, which is deferred pursuant to Section
                                                                      -------
3.20(a), shall not, for purposes of calculating monthly distributions and
-------
reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of
             --------  -------
the Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the Borrower under the Mortgage Loan.

          (d) The Special Servicer may, as a condition to its granting any request by a Borrower for consent, assumption, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee for the additional services performed in connection with such request, together with any related processing fee, application fee and costs and expenses incurred by it. All such fees collected by the Special Servicer shall constitute Additional Special Servicing Compensation as provided in Section 3.11.
                                                         ------------

          (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loan pursuant to this Section 3.20 shall be in writing. The Special Servicer shall notify the
        ------------
Servicer, each Rating Agency, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of the Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the
     ------------
related Custodian for deposit in the Mortgage File (with a copy to the Servicer), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer
                                 ---------------
shall deliver to the Servicer, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been
                                                       ---------------
met and
setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(i); provided, that if such modification, waiver or
            ------------------  --------
amendment involves an extension of the maturity of the Mortgage Loan, such Officer's Certificate shall be delivered to the Servicer, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

     (f) In the event that the Servicer receives a request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the request of which would require action on the part of the Special Servicer under this Section 3.20, the Servicer shall promptly notify the Special Servicer, in
     ------------
writing, of such request.

SECTION 3.21. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred, if the Servicer is not also the Special Servicer, the Servicer shall immediately give notice thereof, and shall deliver the Servicing File, to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer and in the possession of the Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Without regard to whether the Servicer and the Special Servicer are the same Person, the Special Servicer shall immediately give notice of a Servicing Transfer Event to the Controlling Class Representative. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, if the Mortgage Loan is a delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.
                                                            ------------

          Upon determining that the Specially Serviced Loan has become a Worked-Out Loan and if the Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the Servicing File within five (5) Business Days, to the Servicer; and, upon giving such notice and returning the Servicing File to the Servicer, the Special Servicer's obligation to service the Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to the Mortgage Loan, shall terminate, and the obligations of the Servicer to service and administer the Mortgage Loan shall resume.

     (b) In servicing the Specially Serviced Loan, the Special Servicer shall provide to the Trustee (or the applicable Custodian appointed by the Trustee) originals of documents contemplated by the definition of "Mortgage File" and generated while the Mortgage Loan is a Specially Serviced Loan, for inclusion in the Mortgage File (with a copy of each such original to the Servicer), and copies of any additional Mortgage Loan information, including correspondence with the Borrower generated while the Mortgage Loan is a Specially Serviced Loan.

     (c) The Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loan and any REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

     (d) In connection with the performance of its obligations hereunder, each of the Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

     (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

SECTION 3.22.    Sub-Servicing Agreements.

     (a)  The Servicer and, subject to Section 3.22(f), the Special Servicer may
                                       ---------------
each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided, that in each case,
                                                    --------
the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and does not subject the Trust to any liability; (ii) expressly or effectively provides that if the Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of a Servicer Termination Event), any successor to the Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume
                                      ------------
all of the rights and, except to the extent that they arose prior to the date of assumption, obligations of the Servicer or the Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d),
                                                          ---------------
terminate such rights and obligations, in either case without payment of any fee; (iii) prohibits the Sub-Servicer from modifying the Mortgage Loan or commencing any foreclosure or similar proceedings with respect to a Mortgaged Property without the consent of the Servicer or the Special Servicer; (iv) in the case of a Sub-Servicing Agreement entered into by the Servicer, expressly or effectively provides (unless the Special Servicer agrees otherwise) that such agreement shall be subject to and shall limit any of the rights or duties of the Special Servicer hereunder; and (v) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to the Specially Serviced Loan or an REO Property and expressly or effectively provides that such agreement shall terminate when the Mortgage Loan becomes a Worked-Out Loan. References in this Agreement to actions taken or to be taken by the Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Servicer or the Special Servicer, as the case may be, out of its own funds. Accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer or the Special Servicer, as the case may be; and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section
                                                                        -------
3.11(g) and/or Section 4.03(c), such interest to be allocable between the
-------        ---------------
Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee, copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which a Mortgaged Property is situated, if and to the extent required by applicable law.

     (c) The Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer or the Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the Mortgage Loan. Subject to the terms of the Sub-Servicing Agreement, the Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     (d) If the Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of a Servicer Termination Event), then the Trustee or other successor Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section
                                                              -------
3.22(a)(ii) hereof. In any event, if a Sub-Servicing Agreement is to be assumed
-----------
by the Trustee or other successor Servicer or Special Servicer, then the Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

     (e) Notwithstanding any Sub-Servicing Agreement, the Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan or an REO Property for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

     (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event.

SECTION 3.23.    Controlling Class Representative.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class whose Certificates represent more than 50% of the related aggregate Certificate Principal Balance shall be entitled in accordance with this Section 3.23 to select a representative (the
                                 ------------
"Controlling Class Representative") having the rights and powers specified in
 --------------------------------
this Agreement (including those specified in Section 3.24) or to replace an
                                             ------------
existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Certificate Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository, at the expense of the Certificateholder or Certificate Owner requesting information with respect to clause (i) and clause
                                                         ----------     ------
(iii) above if the Depository charges a fee for such identification, or the
-----
Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Controlling Class Representative hereunder or otherwise with respect to the Certificates, the Trust Fund and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge the Trustee shall deliver to the Holders or Certificate Owners, as applicable, of the Controlling Class, the Servicer and the Special Servicer the identity of the new Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to rely conclusively on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the
                                    ------------
Certificate Owners) of such Certificates, and the Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the parties to this Agreement of such event.

     (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Certificate Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each
     ------------
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or the Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling
   ------------
Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

SECTION 3.24.    Certain Rights and Powers of the Controlling Class
                 Representative.

     (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), the Special Servicer will
                                      ---------------
not be permitted to take (and to the extent that the

Servicer is prohibited from taking any of the following actions without the consent of the Special Servicer, the Special Servicer, will not be permitted to consent to the Servicer's taking) any of the following actions as to which the Controlling Class Representative has objected in writing within ten (10) Business Days of having been notified thereof in writing and having been provided with information with respect thereto reasonably requested no later than the fifth (5th) Business Day after notice thereof (provided, that if such
                                                        --------
written objection has not been received by the Special Servicer within such ten
(10) Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any commencement of a foreclosure proceeding (whether judicial or non-judicial) or foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of a Mortgaged Property securing the Mortgage Loan when it is a Specially Serviced Loan at any time before the date that is five (5) years before the Rated Final Distribution Date;

          (ii) any modification, amendment or waiver of a monetary term (excluding amounts payable as Servicer compensation) under, or other agreement to forebear from the exercise of any rights or remedies with respect to, the Mortgage Loan;

          (iii)   any proposed sale of an REO Property;

          (iv) any determination to bring an REO Property into compliance with applicable Environmental Laws or to otherwise address Hazardous Materials located at such REO Property;

          (v) any release of collateral, including any release or waiver of any guaranty (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

          (vi) any acceptance of substitute or additional collateral for the Mortgage Loan (other than in accordance with the terms of the Mortgage Loan);

          (vii) any determination to seek a deficiency judgment against the Borrower when the Mortgage Loan is a Specially Serviced Loan or commence any proceeding against any guarantor of the Mortgage Loan or the Borrower's obligations thereunder;

          (viii) the release of any casualty or condemnation award to the Borrower or the application of any such award to the restoration or repair of a Mortgaged Property, except as and to the extent required under the terms of the Mortgage Loan; and

          (ix) any consent to the transfer by the Borrower of a Mortgaged Property (other than in accordance with the terms of the Mortgage Loan).

          If the Controlling Class Representative affirmatively approves or is deemed to have approved in writing such a request, the Special Servicer will implement the action for which approval was sought. If the Controlling Class Representative disapproves of such a request within the ten (10) Business Day period referred to in the preceding paragraph, the Special Servicer must (unless it withdraws the request) revise the request and deliver to the

Controlling Class Representative a revised request promptly and in any event within 30 days after such disapproval. The Special Servicer will be required to implement the action for which approval was most recently requested upon the earlier of (i) the failure of the Controlling Class Representative to disapprove a request within ten (10) Business Days after its receipt thereof and (ii) the passage of 60 days following the Special Servicer's delivery of its initial request to the Controlling Class Representative.

          In addition, subject to Section 3.24(b), the Controlling Class
                                  ---------------
Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided, that such information shall also be provided, in a written
        --------
format, to the Trustee, who shall make it available for review pursuant to
Section 8.12(b) unless making it so available would cause material harm to the
---------------
interests of the Trust.

     (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may
                                                         ---------------
(and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of the Mortgage Loan, any other Section of this Agreement or any provision of the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to the REMIC Pool,
(C) expose the Trust, the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the Special Servicer's responsibilities under this Agreement.

     (c) The Controlling Class Representative will have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not
          --------  -------
be protected against any liability which would otherwise be imposed by reason of willful misfeasance, gross negligence or willful misconduct. Each Certificateholder and Certificate Owner acknowledges and agrees, by its acceptance of its Certificates or interest therein, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders and Certificate Owners of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders and Certificate Owners of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders and Certificate Owners of any

Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor interests of the Holders and Certificate Owners of the Controlling Class over the interests of the Holders and Certificate Owners of one or more other Classes of Certificates, that the Controlling Class Representative will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or willful misconduct by reason of its having acted solely in the interests of the Controlling Class and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

SECTION 3.25.  Application of Default Interest.

     (a) Any and all Default Interest and late payment charges that are actually collected with respect to the Mortgage Loan during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Interest and late payment charges:

                  first, to pay to the Fiscal Agent, the Trustee, the Servicer or the Special Servicer, in that order, any interest due and owing to such party with respect to any outstanding Advance made by such party with respect to the Mortgage Loan reimbursed in the same Collection Period in which the Default Interest is collected;

                  second, to deposit into the Distribution Account an amount equal to (a) any amounts withdrawn by the Servicer prior to such date pursuant to Section 3.05(a)(iv)(B), minus (b) any amounts previously deposited into the Distribution Account pursuant to this Section; and

                  third, to pay any remaining portion of such Default Interest and late payment charges as Additional Servicing Compensation to the Servicer or as Additional Special Servicing Compensation to the Special Servicer, as applicable, in accordance with Section 3.11.
                                                              ------------

     (b) Default Interest and late payment charges applied to pay outstanding interest on Advances to any particular party pursuant to clause first of Section
                                                         ------------    -------
3.25(a) shall be applied to pay such party such interest on Advances such that
-------
the interest that accrued first and has been outstanding the longest shall be paid first.

                                  ARTICLE IV.

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.  Distributions.

     (a) On each Distribution Date the Trustee shall allocate the Available Distribution Amount (other than any Prepayment Consideration) for such Distribution Date among the

Classes of Certificates and make distributions to the Holders of record of the Certificates as of the related Record Dates as follows:

                  First, to the Holders of the Class A Certificates, in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates;

                  Second, to the Holders of the Class A Certificates, in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Certificate Principal Balance of the Class A Certificates and (b) the Principal Distribution Amount for such Distribution Date;

                  Third, to the Holders of the Class B Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest (not including Uncapped Interest Amounts) in respect of the Class B Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates;

                  Fourth, after the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, to the Holders of the Class B Certificates in respect of principal, up to an amount equal to the lesser of (a) the then Certificate Principal Balance of the Class B Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over any amounts distributed on such Distribution Date in reduction of the Certificate Principal Balance of the Class A Certificates pursuant to clause second above;

                  Fifth, to the Holders of the Class C Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest (not including Uncapped Interest Amounts) in respect of the Class C Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates;

                  Sixth,, after the aggregate Certificate Principal Balance of the Class A and Class B Certificates has been reduced to zero, to the Holders of the Class C Certificates in respect of principal, up to an amount equal to the lesser of (a) the then Certificate Principal Balance of the Class C Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over any amounts distributed on such Distribution Date in reduction of the Certificate Principal Balance of the Class A and/or Class B Certificates pursuant to clauses second and fourth above;

                  Seventh, to the Holders of the Class D Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest (not including Uncapped Interest Amounts) in respect of such Class of Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates;

                  Eighth, after the aggregate Certificate Principal Balance of the Class A, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Certificate Principal Balance of the Class D Certificates and
         (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over any amounts distributed on such Distribution Date in reduction of the Certificate Principal Balances of the Class A, Class B and/or Class C Certificates pursuant to clauses second, fourth and sixth above;

                  Ninth, to the Holders of the Class E Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest (not including Uncapped Interest Amounts) for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates;

                  Tenth, after the aggregate Certificate Principal Balance of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates in respect of principal, up to an aggregate amount equal to the lesser of (a) the then aggregate of the Certificate Principal Balance of the Class E Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over any amounts distributed on such Distribution Date in reduction of the Certificate Principal Balances of the Class A, Class B, Class C and/or Class D Certificates pursuant to clauses second, fourth, sixth and eighth above;

                  Eleventh, to the Holders of the Class F Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest (not including Uncapped Interest Amounts) in respect of such Class of Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates.

                  Twelfth, after the Certificate Principal Balance of the Class A, Class B, Class C, Class D and Class E Certificates has been reduced to zero, to the Holders of the Class F Certificates in respect of principal, up to an amount equal to the lesser of (a) the then Certificate Principal Balance of the Class F Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over any amounts distributed on such Distribution Date in retirement of the Class A, Class B, Class C, Class D and/or Class E Certificates pursuant to clauses second, fourth, sixth, eighth and tenth above;

                  Thirteenth, to the Holders of the Regular Certificates, in sequential order, the Uncapped Interest Amount until all Uncapped Interest Amounts in respect of each Class of Regular Certificates have been paid in full; and

                  Fourteenth, to make distributions to the Holders of the Class R Certificates in an amount equal to the remaining available funds.

     (b) If a Prepayment Consideration is collected with respect to the Mortgage Loan during any particular Collection Period occurring prior to the first anniversary of the first Monthly Payment Date, then the Trustee shall, on the Distribution Date corresponding to such Collection Period, withdraw from the Distribution Account and distribute the amount of such Prepayment Consideration in proportion to the amount of principal prepayment received by each of such Classes to which such Prepayment Consideration relates as follows: The Holders of the Class (or Classes) of Regular Certificates then entitled to distributions of principal on such Distribution Date (as set forth in Section 4.01(a)) shall
                                                        ---------------
be entitled to an aggregate amount (allocable among such Classes, if more than one, pro rata in accordance with the relative amounts of such distributions of principal) equal to the amount of such Prepayment Consideration.

     (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letters of Representations is attached hereto as Exhibit C-1.
                      -----------

     (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

     (f) Except as otherwise provided in Section 9.01, whenever the Trustee
                                         ------------
receives written notice that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, as promptly as possible after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for
                       ---------------
cancellation within six (6) months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(g), shall not have been surrendered
                                ---------------
for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Holders of all Residual Certificates all unclaimed funds.

     (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

SECTION 4.02.  Statements to Certificateholders; Certain Other Reports.

     (a) On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Initial Purchasers, the Depositor, the

Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representative, each Certificateholder, to any Certificate Owner requesting the same, (and so long as any Class of Certificates is listed on the Luxembourg Stock Exchange, to the Luxembourg Paying and Transfer Agent, and with respect to the items indicated in Exhibit E hereto, the Luxembourg Paying and Transfer
                       ---------
Agent with instructions to provide same to the Luxembourg Stock Exchange) a statement prepared by the Trustee, in respect of the distributions made on such Distribution Date, substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the
              ---------              --------------
distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loan and the Mortgaged Properties; provided, that the Trustee need not deliver (unless
                      --------
requested in writing) any Trustee Report that has been made available via the Trustee's Internet Website as provided below; and provided, further, that the
                                                  --------  -------
Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06.
                ------------

               The Servicer will be required to provide the Trustee with the information required for the Trustee's preparation of the Trustee Report to the extent such information is in the possession of the Servicer; provided, however,
                                                              --------  -------
the Servicer shall provide the CMSA Investor Reporting Package to the Trustee at least four (4) Business Days prior to each LIBOR Determination Date. To the extent that the information required to be furnished by the Servicer is based on information required to be provided by the Borrower or the Special Servicer (if a different entity from the Servicer), the Servicer's obligation to furnish such information to the Paying Agent or the Trustee will be contingent on its receipt of such information from the Borrower or the Special Servicer. The Servicer will be entitled to rely on information supplied by the Borrower or the Special Servicer (if a different entity from the Servicer) in any case without independent verification. The Trustee will be entitled to rely on information supplied to it by the Servicer without independent verification.

               The Servicer will be required to forward to the Trustee, each Rating Agency, the Seller, the Depositor, the Initial Purchasers, and the Trustee, upon written request, will be required to forward to each requesting Certificate Holder or requesting Certificate Owner a copy of the financial statements (by electronic means or otherwise) and other reports (by electronic means or otherwise) required to be furnished by the Facility Operator to the Borrower under the Mortgage Loan Documents.

               The Trustee shall make available at its Corporate Trust Offices, upon reasonable advance notice and during normal business hours, for review by any Certificateholder, any Certificate Owner, or other person designated as a prospective purchaser of Certificates or interests therein by a Certificateholder or by such Certificate Owner to the Trustee, originals or copies of, among other things, the following items, to the extent in the possession of the Trustee (unless not permitted by applicable law or under any of the Mortgage Loan Documents), (i) this Agreement and any amendments thereto;
(ii) all Trustee Reports delivered to Certificateholders since the Settlement Date; (iii) all annual officer's certificates and accountant's reports required to be delivered by the Servicer to the Trustee since the Settlement Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of the Mortgaged Properties; (v) the most recent operating statements, if any, collected by or on behalf of the Servicer or the Special Servicer with respect to the Mortgaged Properties; (vi) the Mortgage Loan Documents and any and all modifications, waivers, or amendments of the terms of any of the Mortgage Loan Documents entered into by the Servicer or the Special Servicer; and (vii) any and all officer's certificates and other evidence delivered to the Trustee to support the determination of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, that any Advance was, or if made would be, a Nonrecoverable Advance.

               Copies of any and all of the foregoing items will be available from the Trustee upon written request, however, the Trustee will be permitted to require payment of a sum sufficient to cover reasonable costs and expenses of providing such copies. On each Distribution Date, the Trustee will make the Trustee Report and the CMSA Investor Reporting Package available each month to Certificateholders, Certificate Owners and prospective investors that provide the confirmation attached hereto as Exhibit L-2, each Rating Agency, the Initial
                                    -----------
Purchasers, the Depositor, the Trustee, the Servicer and the Special Servicer via the Trustee's internet website or such other system as the Trustee and the Depositor may agree. At least three (3) Business Days prior to each LIBOR Determination Date, based on the information received from the Servicer, the Trustee will make the information containing the distributions to be made on the next succeeding Distribution Date available via the Trustee's Internet Website to the same persons eligible to access the Trustee Report. Such information will be preliminary and subject to change and the parties should refer to the Trustee Report for final information for the related Distribution Date. The Trustee's Internet Website will initially be located at "www.eTrustee.net".
                                               ----------------

               In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for dissemination of information in accordance with the Trust and Servicing Agreement.

        (b)    Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information with respect to principal payments, interest payments, prepayments and realized losses for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided or made available by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loan and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Servicer and the Special Servicer shall promptly provide to the Depositor, the Tax Administrator and the Trustee such information regarding the Mortgage Loan and the Mortgaged Properties as such party may reasonably request, and that has been furnished to, or may otherwise be in the possession of, the Servicer or the Special Servicer, as the case may be.

     (c) The Servicer shall have no obligation to provide information or reports required pursuant to this Agreement with respect to Specially Serviced Loan and any REO Property until it has received the requisite information or reports from the Special Servicer, and the Servicer shall not be in default hereunder due to a delay in providing such information or reports caused by the Special Servicer's failure to deliver the requisite information or reports.

SECTION 4.03.   P&I Advances.

     (a) If the Mortgage Loan is delinquent at the end of any Collection Period, the Servicer will be required to make an advance (each a "P&I Advance") not
                                                          -----------
later than 1:00 p.m. on the Servicer Remittance Date for the related Distribution Date. The P&I Advance will be an amount equal to the shortfall between (i) the Monthly Payment Amount due during such Collection Period or, if the Balloon Payment is delinquent on the Mortgaged Properties or if a Mortgage Property has become an REO Property following default and foreclosure, the Assumed Monthly Payment Amount allocable to such REO Property deemed to be due during such Collection Period (in either case, net of any Uncapped Interest except in respect of the Class A Certificates, to which the Maturity Cap Rate does not apply) and (ii) the amount of the collections received on or in respect of the Mortgage Loan, as applicable. If a late payment of such Monthly Payment Amount is received by 3:00 p.m. New York time on, or prior to, the Servicer Remittance Date, the Servicer shall immediately set-off such late payment against such Advance and shall promptly notify the Trustee. No advance will be made of Default Interest, the Balloon Payment or any Uncapped Interest. To the extent that the Servicer fails to make any P&I Advance required hereunder, the Trustee by 12:00 p.m. New York time on such Distribution Date, and to the extent it fails to do so, the Fiscal Agent by 1:00 p.m. New York time on such Distribution Date, shall make such P&I Advance pursuant to the terms of this Agreement, in each case subject to a determination of recoverability.

     (b) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance (including interest thereon) would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Servicer (or the Trustee or Fiscal Agent, as applicable) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its sole discretion exercised in good faith and shall be evidenced by an Officer's Certificate delivered to the Trustee (in the case of the Servicer) and the Depositor (on or before the related Servicer Remittance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, if available, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination, the cost of which reports or Appraisal shall be a Servicing Advance. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any nonrecoverability determination made by the Servicer or the Special Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Loan and the related REO Property as such party required to make P&I Advances may reasonably request.

     (c) The Servicer, the Special Servicer, the Fiscal Agent and the Trustee shall each be entitled to receive interest at the Prime Rate (except as set forth in Section 4.03(f)) in effect from time to time, accrued on the amount of
         ----------------
each P&I Advance (other than a deemed Advance made pursuant to Section 4.03(f))
                                                               ----------------
made thereby (with its own funds), on an actual/360 basis for so long as such P&I Advance is outstanding. Such interest with respect to any P&I Advance shall be payable: (i) from Default Interest and late payment fees as and to the extent provided in Section 3.25; or (ii) but only if and to the extent that such
            ------------
Default Interest and late payment fees are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loan and any REO Property on deposit in the Collection Account as and to the extent provided in Section
                                                                      -------
3.05(a). As and to the extent provided in Section 3.05(a), the Servicer shall
-------                                   ---------------
reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(c) on any P&I
                                                    ---------------
Advance as to which the corresponding Late Collection was received as of 3:00 p.m. on the related Servicer Remittance Date.


     (d) Notwithstanding anything herein to the contrary, if it is determined that an Appraisal Reduction Amount exists with respect to the Mortgage Loan, then with respect to the Distribution Date immediately following the date of such determination, and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the interest portion of each P&I Advance, if any, required to be made in respect of the Mortgage Loan during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to an amount equal to the product of (i) the amount of the interest portion of the subject P&I Advance that would otherwise be required in respect of the Mortgage Loan without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the principal balance of the Mortgage Loan, net of the Appraisal Reduction Amount as of the related Determination Date, and the denominator of which is equal to the principal balance of the Mortgage Loan.


     (e) If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of amounts due on the Mortgage Loan or a prepayment of principal on the Mortgage Loan scheduled or permitted to be made on such Distribution Date, and the Borrower fails to make such payments at such time, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date but there can be no assurance that DTC can do so. The Trustee, the Servicer, the Special Servicer and the Fiscal Agent will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a Borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute "Additional Trust Fund Expenses."

     (f) No later than 12:00 p.m. on any Servicer Remittance Date occurring after the Maturity Date, the Trustee shall report to the Servicer, the Special Servicer (if the Mortgage Loan is a Specially Serviced Mortgage Loan) and the Fiscal Agent the amount of any Uncapped Interest with respect to the related Distribution Date.

SECTION 4.04.  [Reserved]

SECTION 4.05.  Allocation of Prepayment Interest Shortfalls.

     (a) The aggregate of the Prepayment Interest Shortfalls, if any, for any Distribution Date shall be allocated among the Classes of Regular Certificates, pro rata, based on their respective amounts of Accrued Certificate Interest for the related Interest Accrual Period.

SECTION 4.06.  Calculations.

          The Trustee shall, provided it receives the necessary information from the Servicer and/or Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01 and the preparation of the Trustee Reports
                    ------------
pursuant to Section 4.02(a). The Trustee shall calculate the Available
            ---------------
Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Servicer. The calculations by the Trustee contemplated by this Section 4.06
                                                               ------------
shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V.

                                THE CERTIFICATES

SECTION 5.01.  The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-7; provided, however, that any of the
                   ------------         ---  --------  -------
Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
                                     --------  -------
Section 5.03 beneficial ownership interests in the Class A, Class B, Class C,
------------
Class D, and Class E Certificates shall initially be held and transferred through the book-entry facilities of the Depository. Each Class of Regular Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Each Class of Residual Certificates will be issued only in Percentage Interests in the related Class of not less than 10%.

     (b) The Certificates shall be executed by manual or facsimile signature by an authorized officer of the Certificate Registrar on behalf of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 5.02.  Registration of Transfer and Exchange of Certificates.

     (a) The Trustee may, at its own expense, appoint any Person with appropriate experience as a securities registrar to act as Certificate Registrar hereunder; provided, that in the absence of any other Person appointed in
           --------
accordance herewith acting as Certificate Registrar, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Certificate Registrar shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Certificate Registrar. The Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b),
                               -------------  ----  ----  ----  -------
8.05(c), 8.05(d) and 8.05(e) shall apply to the Certificate Registrar to the
-------  -------     -------
same extent that they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at
                        ---------------
least 30 days' advance written notice of resignation to the Trustee, the Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Certificate Registrar appointed in accordance with this Section 5.02(a) by giving written notice of termination to such Certificate
     ---------------
Registrar, with a copy to the Trustee, the Servicer, the Special Servicer and the Depositor.

          At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Depositor, the Servicer, the Special Servicer, the Trustee and the Tax Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If any Certificateholder makes written request to the Certificate Registrar, and such request states that such Certificateholders desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Certificateholder proposes to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford the requesting Certificateholder access during normal business hours to, or deliver to the requesting Certificateholder a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Certificate Registrar's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

     (b) No transfer, sale, pledge or other disposition of any Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a transfer of any Certificate that constitutes a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Certificate by the Depositor or an Affiliate of the Depositor or a transfer of a Book-Entry Certificate to a successor Depository as contemplated by Section 5.03(c)), then the Certificate Registrar shall refuse to register
   ----------------
such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1 and a
                                                      -----------
certificate from the prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel
                 ------------       ------------
satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a transfer of any interest in a Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Certificates or a transfer of any interest therein by the Depositor or any Affiliate thereof), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C hereto or as Exhibit F-2D
                                      ------------              ------------
hereto, or (ii) an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), to the effect that such transfer may be made without registration under the Securities Act. Notwithstanding the preceding two sentences, any interest in a Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in the second preceding sentence) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as such Rule 144A Certificate upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to approve a transfer from the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate to the account of a Depository Participant by a denomination of interests in the related Regulation S Global Certificate that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the related Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          In connection with initial transfers of beneficial interests in any Regulation S Global Certificate, the Depositor shall be required to obtain from each prospective Transferee thereof a certificate substantially in the form of Exhibit F-3 hereto. Beneficial interests in a Regulation S Global Certificate
-----------
may be held through Euroclear, Clearstream or any other direct account holder at DTC.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     (c) No transfer of any Plan Eligible Certificate or interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds, insurance company separate accounts and certain insurance company general accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly acquiring such Certificate or such interest therein on behalf of, as fiduciary of, as trustee of, or with assets of a Plan, if the acquisition and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in a civil penalty under ERISA or in the imposition of an excise tax under Section 4975 of the Code. No transfer of any Class R Certificate shall be made to any Plan (which for purposes of this sentence shall include any employee benefit plan or other retirement arrangement subject to any federal, state or local law which is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code) or to any person who is directly or indirectly acquiring such Certificate on behalf of, as fiduciary of, as trustee of, or with the assets of a Plan, except in each such case, in accordance with the following provisions of this Section 5.02(c). Any attempted or purported transfer of a Class R Certificate in violation of this Section 5.02(c) will be null and void and vest no rights in any purported Transferee.

               Except in connection with the initial issuance of the Certificates or any transfer of a Certificate or interest therein by the Depositor or an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Depositor or any transfer of a Certificate as contemplated by
Section 5.03(c), the Certificate Registrar shall refuse to register the transfer
---------------
of a Certificate that constitutes a Definitive Certificate, unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly acquiring such Certificate on behalf of, as fiduciary of, as trustee of, or with assets of a Plan (which, in the case of a Class R Certificate, shall include for purposes of this clause (i) any employee benefit plan or other retirement arrangement subject to any federal, state, or local law which is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code); or (ii) in the case only of a Plan Eligible Certificate that is being acquired by or on behalf of a Plan in reliance on PTE 90-29 or PTE 90-24 (each as amended by PTE 2000-58), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Tax Administrator, the Fiscal Agent, the Depositor, the Seller, the Servicer, the Special Servicer, the Initial Purchasers, the Cap Counterparty, any Sub-Servicer or the Borrower or by any "Affiliate" (as defined in Section III of PTE 2000-58) of any of the foregoing Persons, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written agreement that
                  -------     -------
such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); or (iii) a certification of
                              -------     -------

facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which establish that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in a civil penalty under ERISA or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is
                                                               -----------
acceptable for purposes of clause (ii) of the preceding sentence and the form of certification attached hereto as Exhibit G-3 is acceptable for purposes of
                                 -----------
clause (i) of the preceding sentence.

               Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Certificate by the Depositor or an Affiliate of the Depositor or any transfer of a Book-Entry Certificate to a successor Depository as contemplated by Section 5.03(a), the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Certificate shall obtain from its prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly acquiring such interest in such Certificate on behalf of, as fiduciary of, as trustee of, or with assets of a Plan (which, in the case of a Class R Certificate, shall include for purposes of this clause (i) any employee benefit plan or other retirement arrangement subject to any federal, state or local law which is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code); or (ii) in the case only of a Plan Eligible Certificate that is being acquired by or on behalf of a Plan in reliance on PTE 90-29 or PTE 90-24 (each as amended by PTE 2000-58), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the

Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Tax Administrator, the Fiscal Agent, the Depositor, the Seller, the Servicer, the Special Servicer, the Initial Purchasers, the Cap Counterparty, any Sub-Servicer or the Borrower or by any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any of the foregoing Persons, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written
                                  -------     -------
agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y); or (iii)
                                                  -------     -------
a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in a civil penalty under ERISA or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the
                                 -----------
preceding sentence.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver or
                                              --------------
cause the delivery of payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the
                                         --------------
terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the
               -----------     --------------------------------
               proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
               Section 5.02(d) and agrees to be bound by them. However, if the
               ---------------
               Transferor wishes, it may waive Item 7 of the Transfer Affidavit and Agreement.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a
                                                         ----------
                Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating
                                                             -----------
                that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

          (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

          (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d),
                                                            ---------------
then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the
                                       ---------------
extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making
                                                  ---------------
any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section
                                                                     -------
                5.02(d), then, to the extent that retroactive restoration of the
                -------
                rights of the preceding Holder of such Residual Certificate as described in clause (ii) (A) above shall be invalid, illegal or
                             ---------------
                unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Residual Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

          (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of the Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing such information.

          (iv)  The provisions of this Section 5.02(d) set forth prior to this
                                       ---------------
clause (iv) may be modified, added to or eliminated, provided, that there shall
-----------                                          --------
have been delivered to the Trustee and the Tax Administrator the following:

          (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Regular Certificates; and

          (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause the REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

     (e) If a Person is acquiring a Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c), (d) and/or (e), as appropriate, of this Section 5.02.
   ---------------  ---  ---        ---                          ------------

     (f) Subject to the preceding provisions of this Section 5.02, upon
                                                     ------------
surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

     (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

     (k) The Certificate Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

SECTION 5.03. Book-Entry Certificates.

     (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be
                      ---------------
registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Sections 5.02(b) and 5.02(c), transfer their respective Ownership
           ----------------     -------
Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be
                                      ---------------
entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. Certificates of each Class of Regular Certificates initially sold in reliance on Rule 144A shall be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Certificates of each Class of Regular Certificates initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) The Depositor, the Servicer, the Special Servicer, the Trustee, the Tax Administrator, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.05. Persons Deemed Owners.

               Prior to due presentment for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Depositor,
------------
the Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.06. Certification by Certificate Owners.

     (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).
                         ---------------

     (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit L-1 hereto (or such other
                                            -----------
form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided,
                                                               --------
however, that none of the Trustee or the Certificate Registrar shall knowingly
-------
recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a
                ---------------
Certificate Owner is in direct conflict with information known by, or made known to, the Trustee or the Certificate Registrar, with respect to the identity of a Certificate Owner. The Trustee and the Certificate

Registrar shall each exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing
                         ---------------
information with respect to its Certificate Ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee or the Certificate Registrar, as the case may be. If any request would require the Trustee to determine the beneficial owner of any Certificate, the Trustee may condition its making such a determination on the payment by the applicable Person of any and all costs and expenses incurred or reasonably anticipated to be incurred by the Trustee in connection with such request or determination.

                                  ARTICLE VI.

                           THE DEPOSITOR, THE SERVICER
                            AND THE SPECIAL SERVICER

SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

               The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer.

SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Servicer
              or the Special Servicer.

               Subject to the following paragraph, each of the Depositor, the Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or the Mortgage Loan and to perform its respective duties under this Agreement.

               Each of the Depositor, the Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person (which, with respect to the Servicer or the Special Servicer, means its commercial mortgage servicing business), in which case, any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no
                                                 --------  -------
successor or surviving Person shall succeed to the rights of the Servicer or the Special Servicer unless such succession will not result in an Adverse Rating Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee by each Rating Agency).

SECTION 6.03. Limitation on Liability of the Depositor, the Servicer, and the Special Servicer.

         None of the Depositor, the Servicer, the Special Servicer or any director, manager, member, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
                    --------  -------
Depositor, the Servicer, the Special Servicer or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability or reasonable out-of-pocket expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any such loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof, including Section 10.01(f);
                                                            ----------------
(ii) that constitutes a Servicing Advance and is otherwise reimbursable pursuant to this Agreement (provided, that this clause (ii) is not intended to limit the
                   --------
Servicer's or Special Servicer's right of recovery of liabilities and expenses incurred as a result of being the defendant, or participating in a proceeding to which another indemnified party under this Section 6.03 is a defendant, in legal
                                           ------------
action relating to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, or (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties. None of the Depositor, the Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any
                       ------------
ultimate expense or liability; provided, however, that the Depositor, the
                               --------  -------
Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Collection Account as provided in
Section 3.05(a).
---------------

         The Servicer or Special Servicer may consult with counsel, and any written advice or Opinion of Counsel, provided, that such counsel is selected in
                                      --------
accordance with the standard of care set forth in this Section 6.03 shall be
                                                       ------------
full and complete authorization and
protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

SECTION 6.04.  Servicer and Special Servicer Not to Resign.

         The Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided, that if no successor Servicer or
------------    ------------         --------
Special Servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Servicer or Special Servicer, as applicable.

         In addition, the Servicer and the Special Servicer shall each have the right to resign or assign its servicing rights at any other time provided, that
                                                                 --------
(i) a willing successor thereto (proposed by the resigning party) has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Regular Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation or assignment.

         Neither the Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.
                                            ------------

         Consistent with the foregoing, none of the Servicer or the Special Servicer shall (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer
                            ------------        -------------
any of its rights, benefits or privileges hereunder to any other Person. If, pursuant to any provision hereof, the duties of the Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Servicer and the Special Servicer.

         Upon reasonable request, the Servicer and the Special Servicer shall each furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided, that none of the Depositor or the Trustee may disclose the
           --------
contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Servicer and the Special Servicer may each affix to any such information described in this Section 6.05
                                                                  ------------
provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer or the Special Servicer hereunder or exercise the rights of the Servicer or the Special Servicer hereunder; provided, however, that none of the
                                            --------  -------
Servicer or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

SECTION 6.06.  Designation of Special Servicer by the Controlling Class.

         The Holder or Holders (or in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Certificate Principal Balance of the Controlling Class may at any time and from time to time designate a Person (other than the Trustee) to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor Special Servicer by the delivery to the Trustee, the Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. The designated Person shall become the Special
                   -----------
Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Regular Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and
                        -----------
(iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06, (B) the
                                                     ------------
designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided,
                                                                       --------
that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Certificate Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the resigning or terminated Special Servicer shall be entitled to any Workout Fees thereafter received on the Mortgage Loan if it was a Worked-Out Loan at the time of the termination (but only if and to the extent permitted by Section 3.11(c)), and
                                                        ----------------
(iii) such Special Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such resignation or termination; and provided,
------------                                                           --------
further, that the terminated Special Servicer shall continue to be obligated to
-------
pay and entitled to receive all other amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or to the Impositions and Insurance Reserve Sub-Account or any Reserve Account or should have been delivered to the Servicer or that are thereafter received by or on behalf of it with respect to the Mortgage Loan or an REO Property. The reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree. If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in this
Section 6.06 with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding Certificate Ownership of Certificates representing more than 50% of the Certificate Principal Balance of the Controlling Class.

SECTION 6.07.  Servicer or Special Servicer as Owner of a Certificate.

         The Servicer or an Affiliate of the Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Servicer or the Special Servicer, as the case may be, or an Affiliate thereof. If, at any time during which the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Servicer's or the Special

Servicer's reasonable judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Servicer's or the Special Servicer's reasonable judgment, be considered by other Persons to violate the Servicing Standard, then the Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b)
                                                      ------------
identifies the Percentage Interest in each Class of Certificates beneficially owned by the Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

SECTION 6.08. Depositor to Provide Documents to Luxembourg Paying and Transfer Agent.

          Within five (5) Business Days after the Closing Date, the Depositor shall provide a copy of its organizational documents, this Agreement, the Loan Agreement, the Master Lease, the Mortgage Loan Purchase Agreement, the Cap Agreement, the Appraisal, any engineer's reports to the Luxembourg Paying and Transfer Agent. Within five (5) Business Days after they are available, the Depositor shall provide copies of its financial statements, if any, to the Luxembourg Paying and Transfer Agent.

                                  ARTICLE VII.

                                    DEFAULT

SECTION 7.01.  Servicer Termination Events.

     (a) "Servicer Termination Events", wherever used herein, means any one of
          ---------------------------
the following events:

          (i) any failure by the Servicer or the Special Servicer to deposit or to remit to the appropriate party for deposit into the Collection Account or the REO Account, as applicable, any amount required to be so deposited under this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was first required to be made; or

         (ii) any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account any amount to be so remitted (including any P&I Advance) by 10:00 a.m. (New York City time) on the related Distribution Date; or

         (iii) any failure by the Servicer to make timely any Servicing Advance required to be made by it hereunder, which failure continues unremedied for fifteen (15) days following the date on which written notice has been given to the Servicer by the Trustee (or such shorter period, without application of any notice requirement, as would prevent a lapse in insurance or a delinquent payment of real estate taxes, unless the Servicer cures such default by reinstating such insurance or paying all tax penalties resulting from such delinquent payment, as applicable); provided, that the Servicer shall not be in
                                    --------
default for failing to make such a Servicing Advance prior to the date that it had, or should have had, if it had acted in accordance with the Servicing Standards, notice of the related nonpayment; or

         (iv) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights; provided, that the Servicer or the Special Servicer, as applicable, will have an additional 30 days if the Servicer or the Special Servicer, as applicable, provides the Trustee with an officer's certificate that the Servicer or the Special Servicer, as applicable, is diligently pursuing a remedy to such breach; or

         (v) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in this Agreement made by the Servicer or the Special Servicer, as the case may be, were incorrect at the time made, in any respect that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights; provided, that the Servicer or the Special Servicer, as applicable, will have an additional 30 days if the Servicer or the Special Servicer, as applicable, provides the Trustee with an officer's certificate that the Servicer or the Special Servicer, as applicable, is diligently pursuing a remedy to such breach; or

         (vi) the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the Servicer or the Special Servicer and such decree or order remains in force undischarged, undismissed or unstayed for a period of 60 days; or

         (vii) the Servicer or the Special Servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

         (viii) the Servicer or the Special Servicer admits in writing its inability to pay its debts generally as they become due; or

         (ix) Moody's places the ratings of any Class of Regular Certificates on "watchlist status" for possible downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates) citing servicing concerns with respect to the Servicer or the Special Servicer as the sole or contributing factor in such ratings action; or

         (x) the Trustee receives written notice from Moody's to the effect that the Servicer's or Special Servicer's acting in that capacity in and on itself has resulted in a downgrade or withdrawal of any rating then assigned by Moody's to any Class of Regular Certificates; or

         (xi) the Servicer or the Special Servicer is no longer on S&P's list of approved servicers or special servicers, as the case may be.

         In the event that, on a Servicer Remittance Date, all or a portion of the Servicer Remittance Amount or P&I Advances required to be transferred to the Trustee for deposit into the Distribution Account by the Servicer on such Servicer Remittance Date pursuant to Section 3.05(a)(x) or Section 4.03(a) is
                                     ------------------    ---------------
not remitted to the Trustee by the Servicer, the Servicer shall in addition remit to the Trustee interest accrued on the portion of such Servicer Remittance Amount or P&I Advances not remitted at the federal funds rate in effect from time to time for the period from and including the Servicer Remittance Date to but excluding the Distribution Date.

     (b) If a Servicer Termination Event relating to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting
                                               ---------------       ----------
Party") shall occur and be continuing, then, and in each and every such case, so
-----
long as the Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates evidencing in the aggregate not less than 25% of the Voting Rights of all of the Regular Certificates, or upon the occurrence of a Servicer Termination Event described in Section 7.01(a)(x) and (xi) the Trustee shall (subject to applicable
   ------------------     ----
bankruptcy or insolvency law in the case of clauses (v) through (vii) of Section
                                            -----------         -----    -------
7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy
--------
of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loan or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loan and related documents, or otherwise. Each of the Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event
                            ---------------
no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or its designee with all documents and records requested thereby to enable the Trustee to assume the Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two (2) Business Days to the Trustee or its designee for administration by it of all cash amounts that at the time are or should have been credited by the Servicer to the Collection Account, the Distribution Account, the Impositions and Insurance Reserve Sub-Account or any Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account, the Impositions and Insurance Reserve Sub-Account or any Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to the Mortgage Loan or any REO Property (provided, however, that the
                                                  --------  -------
Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be obligated to pay and entitled to receive all
---------------
amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs
                   ------------
or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Servicer or the Special Servicer pursuant to this paragraph shall be borne by the Servicer or the Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

        Notwithstanding the foregoing, if the Servicer is terminated solely due to a Servicer Termination Event under Section 7.01(a)(ix), (x) or (xi), and if
                                      -------------------  ---    ----
the terminated Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after such termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Servicer) solicit good faith bids for the rights to service the Mortgage Loan under this Agreement from at least three (3) Persons qualified to act as Servicer hereunder in accordance with Sections 6.02
                                                                  -------------
and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3)
    ----                                   ----------------
Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, that at the Trustee's request,
                                     --------
the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be
                               --------  -------
responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loan under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Servicer. The Trustee shall select the Qualified Bidder with the highest cash bid (the "Successful
                                                                  ----------
Bidder") to act as successor Servicer hereunder. The Trustee shall direct the
------
Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof no later than 45 days after the termination of the Servicer.

                Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of "out of pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

                If the Successful Bidder has not entered into this Agreement as successor Servicer within 45 days after the Trustee was appointed as successor Servicer or no Successful Bidder was identified within such 45-day period, the terminated Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section
                                                                     -------
7.01(b). The Trustee thereafter may act or may select a successor to act as
-------
Servicer hereunder in accordance with Section 7.02.
                                      ------------
SECTION 7.02.  Trustee to Act; Appointment of Successor.

                On and after the time the Servicer or the Special Servicer resigns pursuant to the first paragraph of Section 6.04 or receives a notice of
                                           ------------
termination pursuant to Section 7.01, the Trustee shall (unless a successor is
                        ------------
identified by the Servicer or the Special Servicer pursuant to Section 6.04),
                                                               -------------
subject to Sections 6.06 and 7.01(b), be the successor in all respects to the
           -------------     -------
Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all of the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Servicer is the resigning or terminated party, the Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or
              --------  -------
responsibilities caused by the Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. Neither
------------
the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06
                                                                 ------------
hereunder nor shall the Trustee nor any other successor be required to purchase the Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable Servicer or Special Servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing), the Trustee shall, subject to Sections 6.06, 6.04 and 7.01(b) (if applicable), promptly
                  -------------  ----     -------
appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution with a net worth of at least $10 million as the successor to the Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an
           --------  -------
Adverse Rating Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loan or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

SECTION 7.03.   Notification to Certificateholders.

     (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer
   ------------
pursuant to Section 7.01, any appointment of a successor to the Servicer or the
            ------------
Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of
                             ------------  ----    ----
any designation of a new Special Servicer pursuant to Section 6.06, the Trustee
                                                      ------------
shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Termination Event and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

SECTION 7.04.   Waiver of Servicer Termination Events.

         The Holders of Certificates representing in the aggregate not less than a majority of the Voting Rights allocated to each Class of Regular Certificates affected by any Servicer Termination Event hereunder may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (i),
                   --------                                          ----------
clause (ii), clause (iii), clause (xi) or clause (xii) of Section 7.01(a) may be
-----------  ------------  -----------    ------------    ---------------
waived only by all of the Certificateholders; and provided, further, that if the
                                                  --------  -------
Trustee was required to expend any monies in connection with any Servicer Termination Event, then such Servicer Termination Event may not be waived unless and until those monies have been reimbursed to the Trustee with interest, by the Defaulting Party. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Servicer Termination Event or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Servicer Termination Event pursuant to this Section 7.04, Certificates registered in the name of the
                       ------------
Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

SECTION 7.05.   Additional Remedies of Trustee Upon Servicer Termination Event.

                During the continuance of any Servicer Termination Event, so long as such Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section
             ------------                                               -------
8.01(a)), in its own name and as trustee of an express trust, to take all
--------
actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event.

                                  ARTICLE VIII.
                   THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND
                                TAX ADMINISTRATOR

SECTION 8.01.     Duties of Trustee and the Tax Administrator.

     (a) The Trustee, prior to the occurrence of a Servicer Termination Event and after the curing or waiver of all Servicer Termination Event which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Termination Event occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee and the Tax Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee and the Tax Administrator.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Tax Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage File, the review of which is specifically governed by the terms of Article II),
                                                                   -----------
the Trustee and the Tax Administrator, as applicable, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on their face to the requirements of this Agreement in a material manner, the Trustee or the Tax Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee or the Tax Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer, the Special Servicer, the Cap Counterparty, any actual or prospective Certificateholder or Certificate Owner or any Rating Agency, and accepted by the Trustee and the Tax Administrator in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                                      --------  -------

        (i) Prior to the occurrence of a Servicer Termination Event, and after the curing or waiver of all Servicer Termination Event which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee.

        (ii) In the absence of bad faith on the part of the Trustee and the Tax Administrator, the Trustee and the Tax Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Tax Administrator, as applicable, and conforming to the requirements of this Agreement.

        (iii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

        (iv) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

        (v) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Servicer Termination Event or the Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, or the Tax Administrator, when required pursuant to this Agreement unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Servicer Termination Event.

        (vi) Subject to the other provisions of this Agreement, and without limiting the generality of this Section 8.01, none of the Trustee or the Tax
                                ------------
Administrator shall have any duty, except, in the case of the Trustee, as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as
                      ---------------    ---------------
successor Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Servicer, the Special Servicer, the Cap Counterparty, any actual or prospective or any Certificateholder or Certificate Owner or any Rating Agency, delivered to the Trustee and the Tax Administrator pursuant to this Agreement reasonably believed by the Trustee or the Tax Administrator, as applicable, to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to Section 10.01(f), to see to the payment or discharge of
                        ----------------
any tax levied against any part of the

Trust Fund other than from funds available in the Collection Account or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or Distribution Account (provided, that such
                                                             --------
assessment, charge, lien or encumbrance did not arise out of the Trustee's or the Tax Administrator's, as applicable, willful misfeasance, bad faith or negligence).

         (vii) For as long as the Person that serves as the Trustee or the Tax Administrator hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee or Tax Administrator, as applicable, hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

         (viii) If the same Person is acting in two or more of the following capacities--Trustee, Tax Administrator, Custodian or Certificate Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

SECTION 8.02.  Certain Matters Affecting the Trustee and the Tax Administrator.

         Except as otherwise provided in Section 8.01:
                                         ------------

         (i) the Trustee and the Tax Administrator, may each rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

         (ii) the Trustee and the Tax Administrator may each consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

         (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee, in its reasonable discretion; none of the Trustee or the Tax Administrator shall be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein
                              --------  -------
shall relieve the Trustee of the obligation, upon the occurrence of a Servicer Termination Event which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) none of the Trustee, the Fiscal Agent appointed thereby or the Tax Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (v) prior to the occurrence of a Servicer Termination Event and after the waiver or curing of all Servicer Termination Event which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the
                                               --------  -------
payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

         (vi)   except as contemplated by Section 8.06 and, with respect to the
                                          ------------
Trustee alone, Section 8.13, none of the Trustee or the Tax Administrator shall
               ------------
be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

         (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement and the Tax Administrator may perform any its duties hereunder, either directly or by or through agents or attorneys-in-fact; provided, that the use of agents or attorneys-in-fact shall not be deemed to
--------
relieve the Trustee or the Tax Administrator, as applicable, of any of its duties and obligations hereunder (except as expressly set forth herein);

         (viii) none of the Trustee, the Fiscal Agent appointed thereby or the Tax Administrator shall be responsible for any act or omission of the Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting as Servicer or Special Servicer, as the case may be) or of the Depositor; and

         (ix) the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any
      ---------
transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

SECTION 8.03. The Trustee, the Fiscal Agent and the Tax Administrator Not Liable for Validity or Sufficiency of Certificates or Mortgage Loan.

           The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee, the Fiscal Agent and/or the Tax Administrator in Article II, and the
                                                          ----------
signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee, the Fiscal Agent or the Tax Administrator, and none of the Trustee, the Fiscal Agent or the Tax Administrator assumes any responsibility for their correctness. None of the Trustee, the Fiscal Agent or the Tax Administrator makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of the Mortgage Loan or any related document. None of the Trustee, the Fiscal Agent or the Tax Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loan to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting in such capacity). None of the Trustee, the Fiscal Agent or the Tax Administrator shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee, such Fiscal Agent or the Tax Administrator, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section
                                                                         -------
2.01(c) and Section 2.01(e) or to the extent that the Trustee is acting as
-------     --------------
Servicer or Special Servicer and the Servicer or the Special Servicer, as the case may be, would be so responsible hereunder. None of the Trustee and the Tax Administrator shall be required to record this Agreement.


SECTION 8.04.   Trustee, Fiscal Agent and Tax Administrator May Own
                Certificates.

           The Trustee (in its individual or any other capacity), the Fiscal Agent or the Tax Administrator or any of their respective Affiliates may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or the Tax Administrator or one of their Affiliates, as the case may be.

SECTION 8.05. Fees and Expenses of Trustee and the Tax Administrator; Indemnification of and by Trustee, the Tax Administrator and Fiscal Agent.

     (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, out of general collections on the Mortgage Loan and any REO Property on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all Trustee's Fees earned in respect of the Mortgage Loan through the end of the then most recently ended calendar month as compensation for all services rendered by the Trustee, respectively, hereunder. The Trustee's Fee shall accrue during each calendar month (commencing with December 2001) at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of the Mortgage Loan at the beginning of the related Collection Period. The Trustee's Fee shall be calculated on an Actual/360 Basis. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the sole compensation of the Trustee for such services to be rendered by it.

     (b) The Trustee and the Tax Administrator and any of their respective directors, officers, employees or agents are entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loan (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee or the Tax Administrator relating to the exercise and performance of any of the rights and duties of the Trustee or the Tax Administrator hereunder; provided, however, that none of the Trustee or the Tax
                         --------  -------
Administrator or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead,
                                 ---------------
such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any cost or expense that could reasonably be expected to be incurred by the Trustee or the Tax Administrator in connection with the performance of its normal duties, (3) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee or the Tax Administrator of any of their respective representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's or the Tax Administrator's obligations and duties hereunder.

     (c) Each of the Servicer and the Special Servicer shall indemnify the Trustee, the Tax Administrator and the Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Servicer's or the Special Servicer's, as the case may be, material breaches of its representations and warranties made in Article II hereof or negligent acts or omissions in connection with this Agreement, including the negligent use by the Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof; provided, however, that, if the Trustee or the Tax Administrator has been
--------  -------
reimbursed for such loss, liability, claim or expense pursuant to Section
                                                                  -------
8.05(b), or the Fiscal Agent has been reimbursed for such loss, liability, claim
-------
or expense pursuant to Section 8.13, then the indemnity in favor of such Person
                       ------------
provided for in this Section 8.05(c) with respect to such loss, liability, claim
                     ---------------
or expense shall be for the benefit of the Trust.

     (d) Each of the Trustee, the Tax Administrator and the Fiscal Agent shall indemnify the Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, the Tax Administrator's or such Fiscal Agent's, as the case may be, material breaches of its representations and warranties made in Article II hereof or negligent acts or omissions in connection with this Agreement; provided, however, that if the
                                                --------  -------
Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such
                             ------------
Person provided for in this Section 8.05(d) with respect to such loss,
                            ---------------
liability, claim or expense shall be for the benefit of the Trust.

     (e)   This Section 8.05 shall survive the termination of this Agreement or
                ------------
the resignation or removal of the Trustee, the Tax Administrator, the Fiscal Agent, the Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

SECTION 8.06.     Eligibility Requirements for Trustee and Tax Administrator.

           The Trustee and the Tax Administrator hereunder each shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia and, in the case of the Trustee, authorized under such laws to exercise trust powers; (ii) has a combined capital and surplus of at least $100,000,000; and (iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) the Trustee may not have any affiliations or act in any other capacity with respect to the transactions contemplated hereby that would cause PTE (as amended by PTE 2000-58) to be unavailable with respect to any Class of Certificates that it would otherwise be available in respect of. Furthermore, the Trustee and the Tax Administrator shall at all times maintain a long-term unsecured debt rating of no less than "Aa2" from Moody's and "AA" from S&P (or having a Fiscal Agent with such ratings, and if any replacement trustee does not have an eligible fiscal agent, such replacement trustee's long term unsecured debt rating issued must be at least "Aa2" by Moody's and "AA" by S&P)). The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section
                                                                         -------
7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE
----
2000-58) of the Servicer, the Special Servicer, any sub-servicer, the Initial Purchasers, the Depositor, the Sponsor, the Seller, the Borrower or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such persons.

SECTION 8.07.     Resignation and Removal of Trustee and Tax Administrator.

     (a) The Trustee and the Tax Administrator each may at any time resign and be discharged from their respective obligations created hereunder by giving written notice thereof to the other such parties, the Depositor, the Servicer, the Special Servicer and all of the

Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or tax administrator, as the case may be, meeting the eligibility requirements of Section 8.06 by written instrument,
                                            ------------
in duplicate, which instrument shall be delivered to the resigning Trustee or Tax Administrator, as the case may be, and to the successor trustee or tax administrator, as the case may be. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee, certificate administrator or tax administrator, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Tax Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee or the Tax Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to
                                              ------------
resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee or the Tax Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Tax Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Tax Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's or Tax Administrator's continuing to act in such capacity would (as confirmed in writing to the Depositor by any Rating Agency) result in an Adverse Rating Event with respect to any Class of Regular Certificates, then the Depositor may remove the Trustee or the Tax Administrator, as the case may be, and appoint a successor trustee or tax administrator, as the case may be, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Tax Administrator, as the case may be, so removed and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to the other parties hereto and the Certificateholders by the Depositor.

     (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or Tax Administrator and appoint a successor trustee or tax administrator, as the case may be, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or Tax Administrator, as the case may be, so removed, and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgage Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c) shall be
                                              ---------------
reimbursed to the removed Trustee within 30 days of demand therefore, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and the remaining Certificateholders by the successor so appointed.

     (d) The Trustee may terminate the Tax Administrator if it believes such action to be in the best interests of the Certificateholders.

     (e) Any resignation or removal of the Trustee or the Tax Administrator and appointment of a successor trustee or tax administrator, as the case may be, pursuant to any of the provisions of this Section 8.07 shall not become
                                          ------------
effective until (i) acceptance of appointment
by the successor trustee or tax administrator, as the case may be, as provided in Section 8.08 and (ii) if none of the successor trustee or tax administrator,
   ------------
as the case may be, has a long-term unsecured debt rating of at least "Aa3" from Moody's, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee or tax administrator, as the case may be, shall not result in an Adverse Rating Event with respect to any Class of Regular Certificates. Any resignation or removal of the Trustee shall automatically result in the termination of the Fiscal Agent.


SECTION 8.08.     Successor Trustee and Tax Administrator.

     (a)   Any successor trustee or tax administrator appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the
------------
Servicer, the Special Servicer and its predecessor trustee or tax administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or tax administrator, as the case may be, shall become effective and such successor trustee or tax administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all of the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or tax administrator herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all Mortgage File and related documents and statements held by it hereunder (other than any Mortgage File documents at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee or tax administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such
                 ------------
successor trustee or tax administrator, as the case may be, shall be eligible under the provisions of Section 8.06.
                        ------------

     (c) Upon acceptance of appointment by a successor trustee or tax administrator as provided in this Section 8.08, such successor trustee or tax
                                  ------------
administrator, as the case may be, shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

SECTION 8.09.     Merger or Consolidation of Trustee or Tax Administrator.

           Any entity into which the Trustee or Tax Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or Tax Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee or Tax Administrator, shall be the successor of the Trustee or Tax Administrator, as the case may be, hereunder, provided, such
                                                             --------
entity shall be eligible under the provisions of Section 8.06, without the
                                                 ------------
execution or filing of
any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations,
                                ------------
rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders
                                         ------------
of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.
                  ------------

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations
                 ------------
conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Servicer, Special Servicer or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance
        ------------
of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e)   The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities
------------
hereunder.

SECTION 8.11.     Appointment of Custodians.

           The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage File as agent for the Trustee; provided, that the Trustee shall inform the other parties hereto of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds the Mortgage File, shall not be the Depositor, the Seller or any Affiliate of the Depositor or the Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of the Mortgage File directly by the Trustee, and the provisions of Sections 8.01, 8.02, 8.03,
                                                    -------------  ----  ----
8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the Custodian to the
----  -------  -------  -------     -------
same extent as such Sections apply to the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

SECTION 8.12.     Access to Certain Information.

     (a) The Trustee shall afford to the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loan or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     (b) The Trustee shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent that such items were prepared by or delivered to the Trustee): (i) the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Settlement Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since
                                                           ---------------
the Settlement Date; (iv) all Annual Performance Certifications delivered by the Servicer and the Special Servicer, respectively, to the Trustee since the Settlement Date; (v) all Annual Accountants' Reports caused to be delivered by the Servicer and the Special Servicer, respectively, to the Trustee since the

Settlement Date; (vi) the most recent inspection report prepared by the Servicer or the Special Servicer and delivered to the Trustee in respect of the Mortgaged Properties pursuant to Section 3.12(a); (vii) any and all notices and reports
                       ---------------
delivered to the Trustee with respect to the Mortgaged Properties as to which the environmental testing contemplated by Section 3.09(c) revealed that neither
                                          ---------------
of the conditions set forth in clauses (i) and (ii) of the first sentence
                               -----------     ----
thereof was satisfied; (viii) the Mortgage File, including any and all modifications, waivers and amendments of the terms of the Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee or any Custodian pursuant to Section 3.27 and any updated lists of exceptions to the
                      ------------
Mortgage File as contemplated by Section 2.02; (ix) any and all Officer's
                                 ------------
Certificates and other evidence delivered to or by the Trustee to support its, the Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (x) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide, or cause to be provided, copies of any and all of the foregoing items to the Luxembourg Paying and Transfer Agent and, upon written request, of any of the parties set forth in the previous sentence; provided,
                                                                   --------
however, that except in the case of the Rating Agencies and the Luxembourg
-------
Paying and Transfer Agent, the Trustee or any Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this
Section 8.12(b), the Trustee shall require: (a) in the case of Certificate
---------------
Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably
               -----------
acceptable to the Trustee ) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided, that such other
                                                 --------
Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2
                                                               -----------
hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide any such information obtained by it to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided, that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)).

     (c) The Trustee shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

SECTION 8.13. Appointment of Fiscal Agent.

     (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own
                ------------
expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa2" from Moody's and "AA" from S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)).

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.13 or
                                                               ------------
otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

     (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee,
                       ----------------     --------
except that all fees and expenses of the Fiscal Agent (other than interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Servicer or the Special Servicer.

     (d) The obligations of the Fiscal Agent set forth in this Section 8.13 or
                                                               ------------
otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder and the Fiscal Agent shall automatically be removed in the event of the resignation or removal of the Trustee. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided, that the
                                           ------------  --------
Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.13(d) shall belong to the successor Trustee insofar as such
---------------
appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).
                -------------

     (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of the Fiscal Agent.

     (f) The parties hereto hereby agree that ABN AMRO shall be the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent in this Agreement. The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

                                   ARTICLE IX.
                                   TERMINATION

SECTION 9.01.  Termination Upon Liquidation of the Mortgage Loan.

         Subject to Section 9.02, the Trust and the respective obligations and
                    ------------
responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the final payment or other liquidation (or any advance with respect thereto) of the Mortgage Loan or any REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the
      --------  -------
expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed during the month of such final distribution on or before the Servicer Remittance Date in such month, in any event specifying
(i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the parties hereto at the time such notice is given to Certificateholders.

         Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01.
                                  ------------

         Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been
                                       ------------
surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such

Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the date that is two and one-half years following the Final Distribution Date, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Residual Certificateholders all unclaimed funds and other assets which remain subject hereto.

SECTION 9.02.  Additional Termination Requirements.

     (a) If the Trust terminates or a plan of liquidation is adopted as provided in Section 9.01, the Trust and the REMIC created hereunder shall be terminated
   ------------
in accordance with the following additional requirements:

         (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for the REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party); and

         (ii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all remaining cash on hand (other than cash retained to meet claims), and the REMIC Pool shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders hereby authorize the Tax Administrator to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of the REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X.
                            ADDITIONAL TAX PROVISIONS

SECTION 10.01. Tax Administration.

     (a) The Tax Administrator shall elect to treat the REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The Plurality Residual Certificateholder is hereby designated as the Tax Matters Person of the REMIC Pool and, in such capacity, shall be responsible to act on behalf of the REMIC Pool in relation to any tax matter or controversy, to represent the REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of the REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to the REMIC Pool, to extend any statute of limitations relating to any tax item of the REMIC Pool and otherwise to act on behalf of the REMIC Pool in relation to any tax matter or controversy involving the REMIC Pool; provided, that the Tax
                                                        --------
Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for the REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for the REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section
                                                                      -------
10.01(b) and any liability resulting therefrom shall be expenses, costs and
--------
liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are
                       ---------------
incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

     (c) The Tax Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of the REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

     (d) The Tax Administrator shall perform on behalf of the REMIC Pool all reporting and other tax compliance duties that are the responsibility of the REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of the REMIC Pool.

     (e) The Tax Administrator shall take such action and shall cause the REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Tax Administrator), to the extent that the Tax Administrator has actual knowledge that any particular action is required; provided, that the Tax Administrator shall be
                               --------
deemed to have knowledge of relevant tax laws. Except as contemplated by Section
                                                                         -------
3.17(a), the Tax Administrator shall not knowingly take or fail to take any
-------
action, or cause the REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of the REMIC Pool, unless the Tax Administrator has received an Opinion of Counsel (at the expense of the person requesting such action or non-action) to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event. Except as contemplated by Section 3.17(a), none of the other parties hereto
                          ---------------
shall take or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC Pool or the assets thereof, or causing the REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause the REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

     (f) If any tax is imposed on the REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses
   ----------------
(including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
                                            ----------  ------------
Article X (which breach constitutes negligence, bad faith or willful
---------
misconduct); (ii) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article
                                                                       -------
IV, Article VIII or this Article X (which breach constitutes negligence, bad
--  ------------         ---------
faith or willful misconduct); (iii) the Fiscal Agent, if such tax arises out of or results from a breach by such Fiscal Agent of any of its obligations under
Article IV or this Article X (which breach constitutes negligence, bad faith or
----------         ---------
willful misconduct); (iv) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or
                                                              -----------
this Article X (which breach constitutes negligence, bad faith or willful
     ---------
misconduct); (v) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or
                                                                 -----------
this Article X (which breach constitutes negligence, bad faith or willful
     ---------
misconduct); or (vi) the Trust, out of the Trust Fund, in all other instances. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the Tax Administrator out of amounts on deposit in the Distribution Account.

     (g) The Tax Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to the REMIC Pool on a calendar year and an accrual basis.

     (h) Following the Startup Day for the REMIC Pool, the Trustee shall not (except as contemplated by Section 3.06) accept any contributions of assets to
                           -------------
the REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in the REMIC Pool will not result in an Adverse REMIC Event in respect of the REMIC Pool.

     (i) None of the Tax Administrator, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall consent to or, to the extent that it is within the control of such Person, permit: (i) the sale or disposition of the Mortgage Loan (except in connection with (A) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of any Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (B) the bankruptcy of the REMIC Pool, or (C) the termination of the Trust pursuant to Article IX of
                                                                ----------
this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than any Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of the Mortgage Loan following default, other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of the REMIC Pool.

     (j) Except as otherwise permitted by Section 3.17(a), none of the Tax
                                          ---------------
Administrator, the Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which the REMIC Pool will receive a fee or other compensation for services or, to the extent that it is within the control of such Person, permit the REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent that it is within its control) shall ensure that substantially all of the assets of the REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to the REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations."

     (l) On or before April 15 of each calendar year, commencing April 15, 2002, unless the Tax Administrator and the Trustee are the same Person, the Tax Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the Tax Administrator confirming the Tax Administrator's compliance with its obligations under this Agreement during the prior calendar year.

         SECTION 10.02. Depositor, Servicer, Special Servicer, Trustee and
                        Fiscal Agent to Cooperate with Tax Administrator.

     (a) The Depositor shall provide or cause to be provided to the Tax Administrator, on or before the Settlement Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (b) Each of the Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties hereunder.

                                  ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

SECTION 11.01.  Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the already existing provisions hereof,
(iv) as evidenced by an Opinion of Counsel delivered to the Trustee and the Tax Administrator, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to the REMIC Pool at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the REMIC Pool, (v) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the
            -------------------
provisions of Section 5.02(d)(i), (ii) or (iii), (vi) to add to, modify or
              -----------------   ----    -----
supplement any provision to comply with any conditions to the listing of the Regular Certificates on the Luxembourg Stock Exchange, including the appointment of a Luxembourg Paying Agent and a Luxembourg Transfer Agent or (vii) to otherwise modify or delete existing provisions of this Agreement; provided, that
                                                                  --------
such amendment (other than any amendment for any of the specific purposes described in clauses (iv) and (v) above) shall not adversely affect in any
             ------------     ---
material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel delivered to the Trustee to such effect; provided, further,
                                                            --------  -------
that with respect an amendment for the purposes described in clause (iii) above,
                                                             ------------
the party seeking such amendment shall have obtained, at its sole cost and expense, a written confirmation from each Rating Agency that such amendment will not will not result in a downgrade, withdrawal or qualification of any of the ratings of such Rating Agency then in effect for any Class of Certificates.

     (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 66 2/3% of the Voting Rights of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall
                                --------  -------
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loan and/or any REO Property which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of
   ----------
such Class, (iii) modify the provisions of this Section 11.01 without the
                                                -------------
consent of
the Holders of all Certificates then outstanding, (iv) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make an Advance or modify the definition of "Servicing Standard" without the consent of the Holders of all Certificates then outstanding, (v) reduce the aforesaid percentages of Voting Rights of the Regular Certificates, the Holders of
which are required to consent to any such amendment without the consent of each and every Regular Certificateholder, or alter the rights of the Holders of the Residual Certificates to vote on any matter without their consent, or (vi) amend any provision thereof relating to the administration of the REMIC as a REMIC, without the consent of all the Holders of the Residual Certificates. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates
                                                   -------------
registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

     (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Tax Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party requesting the amendment in the event that such amendment is required by the Trustee pursuant to Section 11.01(a)(iv) by the Trust Fund) to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to the REMIC Pool. In addition, prior to the execution of any amendment to this Agreement, the Trustee shall have received and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

     (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but
     -------------
it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities
                 -------------
under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section
                                                                        -------
11.01(a) or (c) shall be borne by the Person seeking the related amendment,
--------    ---
except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the
                      ----------------    ---
Distribution Account.

SECTION 11.02.  Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgage are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03.  Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates (except as expressly permitted by this Agreement), or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the
                   -------------
Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.  Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

SECTION 11.05.  Notices.

          Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Ventas Specialty I, LLC, 4360 Brownsboro Road, Suite 115, Louisville, KY 40207-1642,
Attention: T. Richard Riney, General Counsel, telecopy number: (502) 357-9029;
(ii) in the case of the Servicer and Special Servicer, First Union National Bank, NC 1075, 8739 Research Drive - URP4, Charlotte, North Carolina, 28262-1075, Attention: Portfolio Management Group, Ventas Trust, Series 2001-VENTAS, telecopy number: (704) 593-7731; (iii) in the case of the Trustee and the Tax Administrator, LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Ventas Trust, Series 2001-VENTAS, telecopy number: (312) 904-2084; (iv) in the case of the Fiscal Agent, ABN AMRO Bank N.V., c/o LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Ventas Trust, Series 2001-VENTAS, telecopy number: (312) 904-2084; (v) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300, and (B) Standard & Poors, a Division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Group, telecopy number: (212) 438-2662; (v) in the case of the Seller, the address for notices to it under the Mortgage Loan Purchase Agreement; (vi) in the case of the Cap Counterparty, the address for notices to it under the Cap Agreement; and (vii) in the case of the Luxembourg Paying and Transfer Agent, Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal L-2955, Luxembourg; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

SECTION 11.06.   Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.   Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Initial Purchasers and the non-parties referred to in Sections 6.03 and 8.05, and all
                                              -------------     ----
such provisions shall inure to the benefit of the Certificateholders. No other person, including the Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

SECTION 11.08.   Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 11.09.   Notices to and from the Rating Agencies and the Depositor.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i)    any material change or amendment to this Agreement;

          (ii) the occurrence of any Servicer Termination Event that has not been cured;

          (iii) the resignation, termination, merger or consolidation of the Servicer, the Special Servicer or the Tax Administrator and the appointment of a successor;

          (iv)   the appointment, resignation or removal of a Fiscal Agent;

          (v)    any change in the location of the Distribution Account; and

          (vi)   the final payment to any Class of Certificateholders.

     (b) The Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee and the appointment of a successor; and

          (ii)   any change in the location of the Collection Account.

     (c) Each of the Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loan as such Rating Agency shall reasonably request and which the Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the Mortgage Loan documents. In any event, the Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any change in the lien priority of the Mortgage securing the Mortgage Loan;

          (ii) any assumption of, or release or substitution of collateral for, the Mortgage Loan;

          (iii) any defeasance of or material damage to any Mortgaged Property; and

          (iv)   the occurrence of an Event of Default under the Mortgage Loan.

     (d) Each of the Servicer and the Special Servicer, as the case may be, shall promptly furnish to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

          (i)    each of its Annual Performance Certifications;

          (ii)   each of its Annual Accountants' Reports; and

          (iii) upon request, to the extent not already delivered, through hard copy format or electronic format, each report prepared pursuant to Section
                                                                   -------
3.09(e).
-------

     (e) The Trustee shall promptly deliver to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website for Moody's) and the Initial Purchasers a copy of each Trustee Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Trustee Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

     (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

SECTION 11.10.   Notices to Controlling Class Representative.

          Upon request, including a one-time standby request, the Trustee, the Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the
   -------------

Rating Agencies. The Controlling Class Representative must compensate such Person for any costs involved in such delivery to the Controlling Class Representative.

SECTION 11.11.   Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the
              -------------
parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                        VENTAS SPECIALTY I, LLC
                                         as Depositor

                                        By: /s/ John C. Thompson
                                           -------------------------------------
                                        Name:  John C. Thompson
                                        Title: Vice President

                                        FIRST UNION NATIONAL BANK
                                         as Servicer

                                        By: /s/ Scott Rossraett
                                           -------------------------------------
                                        Name:  Scott Rossraett
                                        Title: Assistant Vice President

                                        FIRST UNION NATIONAL BANK
                                          as Special Servicer

                                        By: /s/ Dennis L. McCloskey
                                           -------------------------------------
                                        Name:  Dennis L. McCloskey
                                        Title: Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION
                                         Solely in its capacity as Trustee and
                                         Tax Administrator

                                        By: /s/ Brian D. Ames
                                           -------------------------------------
                                        Name:  Brian D. Ames
                                        Title: Vice President

                                        ABN AMRO BANK N.V.
                                         as Fiscal Agent

                                        By: /s/ Cynthia Reis
                                           -------------------------------------
                                        Name:  Cynthia Reis
                                        Title: First Vice President

                                        By: /s/ Brian D. Ames
                                           -------------------------------------
                                        Name:  Brian D. Ames
                                        Title: Vice President

STATE OF ILLINOIS)
                 )SS.
COUNTY OF COOK   )

On the ___ day of December, 2001, before me, Kristina Ibarra, a notary public in and for said State, personally appeared Brian D. Ames, Vice President, and Cynthia Reis, First Vice President, of ABN AMRO BANK N.V., one of the corporations that executed the within statement, and also known to me to be the persons who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                /s/ Kristina Ibarra
                                                --------------------------------
                                                Kristina Ibarra, NOTARY PUBLIC


                                                My commission expires 2/20/2005



[Notorial Seal]

State of Illinois       )
                        )SS.
County of Cook          )

On this ___ day of December, 2001, before me, Kristina Ibarra, a notary public in and for said State, personally appeared Brian D. Ames, known to me to be a Vice President of LaSalle Bank National Association, one of the corporations that executed the within statement, and also known to me to be the persons who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 /s/ Kristina Ibarra
                                                 ------------------------------
                                                 Kristina Ibarra, NOTARY PUBLIC

                                                 My commission expires 2/20/2005


[Notorial Seal]